Exhibit 10.6

MASTER PROFESSIONAL SERVICES AGREEMENT

BY AND BETWEEN

MACRO*WORLD RESEARCH CORPORATION

AND

GENPACT INTERNATIONAL

DATED:  NOVEMBER 30, 2005

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27.21	Remarketing	105

27.22	Acknowledgment	105

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Table of Schedules and Exhibits

A             Definitions
B             Form of Statement of Work
C             Transition Methodology
D             Technology Infrastructure and Services
E              Disclosure Statement
F              Wachovia Security Standards and Requirements
G             Wachovia Rules and Wachovia Code of Ethics
H             Satisfaction Survey
I               Stranded Costs
J              Initial List of Key Employees
K             Governance
L              Change Control Procedures
M            [RESERVED]
N             [RESERVED]
O             Pricing Methodology
P              List of Approved Benchmarkers

Exhibit 1:  Form of Non-Disclosure Agreement
Exhibit 2:  [RESERVED]
Exhibit 3:  Form of Genpact Personnel Agreement

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MASTER PROFESSIONAL SERVICES AGREEMENT

This Master Professional Services Agreement (this “Agreement”) is entered into effective November 30, 2005 (the “Effective Date”) by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 S. College Street, Charlotte, NC 28288 (“Wachovia”), and Genpact International, a Luxembourg entity having a principal place of business at 65, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg (“Genpact”).

WHEREAS, Wachovia and Genpact have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement;

WHEREAS, Wachovia desires to procure from Genpact, and Genpact desires to provide to Wachovia and the Eligible Recipients, certain business process services and products described in Statements of Work entered into under this Agreement, on the terms and conditions specified herein;

WHEREAS, the parties acknowledge and agree that the services to be performed by Genpact under this Agreement shall be performed by Genpact acting through its Hungarian Branch from and after the date of the registration of the Hungarian Branch in Hungary;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, Wachovia and Genpact (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1.                                      BACKGROUND AND OBJECTIVES

1.1                               Performance and Management by Genpact.

Wachovia desires that certain business process services presently performed and managed by or for Wachovia and the Eligible Recipients, as described in Statements of Work entered into under this Agreement, be performed and managed by Genpact.

1.2                               Master Agreement.

This Agreement is a master agreement, the terms of which shall be incorporated by reference into all Statements of Work.

1.3                               Goals and Objectives.

The Parties acknowledge and agree that the general goals and objectives of the Parties in entering into this Agreement are to:

(a)                                  Continue the provision of leading edge processes and systems to Wachovia and provide integrated, efficient and effective delivery of in-scope business process services to the Wachovia lines of business;

(b)                                 Offer a highly-integrated delivery mechanism for in-scope business process services;

(c)                                  Maintain and improve high levels of service delivery to the Wachovia lines of business, including high levels of service delivery for in-scope business process services delivered to Wachovia;

(d)                                 Maintain the ability to react quickly and effectively to the changing needs of Wachovia;

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(e)                                  Foster a high level of cooperation and maintain the confidence and trust of Wachovia;

(f)                                    Reduce the cost of service delivery to Wachovia without compromising the quality or efficacy of the Services;

(g)                                 Maintain a well-understood, consistent mechanism for understanding the cost of back-office and mid-office services, for both standard and non-standard services, thereby enhancing Wachovia’s ability to accurately establish cost-benefit models and customization;

(h)                                 Establish a mutually beneficial relationship between Wachovia and Genpact, which focuses on ensuring high levels of customer satisfaction and on continuous improvement in that satisfaction;

(i)                                     Develop a relationship whereby Genpact proactively identifies opportunities to enhance the quality and level of Services provided to Wachovia;

(j)                                     Develop a relationship whereby Genpact provides strategic consultation related to back-office and mid-office management;

(k)                                  Establish strong relationships with existing and future third party suppliers;

(l)                                     Provide opportunities for Wachovia to leverage relationships that Genpact has with other third parties to the mutual advantage of the Parties; and

(m)                               Manage operational risk and comply with applicable Laws.

1.4                               Interpretation.

The provisions of this Article 1 are intended to be a general introduction to this Agreement and are not intended to (a) expand the scope of the Parties’ obligations, (b) alter the plain meaning of this Agreement’s terms and conditions, as set forth hereinafter, or (c) impose obligations on either Party that are not otherwise described in this Agreement or any of the Statements of Work.  However, to the extent the terms and conditions of this Agreement or any of the Statements of Work are unclear or unambiguous, such terms and conditions shall be construed so as to be consistent with the background and objectives set forth in this Article 1.

2.                                      DEFINITIONS AND DOCUMENTS

2.1                               Definitions.

Except as otherwise expressly provided in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in Schedule A and in the other Schedules or Exhibits to this Agreement.

2.2                               Other Terms.

The terms defined in Schedule A, in the Schedules or Exhibits to this Agreement or in Statements of Work entered into under this Agreement include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  Article, Section, Schedule and Exhibit references refer to articles and sections of, and attachments to, this Agreement.  The words “include” and “including” shall not be construed as terms of limitation.  Unless expressly stated otherwise, the words “day,” “month,” and “year” mean, respectively,

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calendar day, calendar month and calendar year.  As stated in Section 27.3, the word “notice” and “notification” and their derivatives shall mean notice or notification in writing.

2.3                               Associated Contract Documents.

This Agreement includes (a) each Statement of Work executed by the Parties pursuant to Section 4.2 and (b) each of the Schedules and Exhibits listed in the Table of Schedules and Exhibits and attached to this Agreement, all of which are incorporated into this Agreement by this reference.

3.                                      TERM

3.1                               Initial Term.

The initial term of this Agreement shall commence as of 12:00:01 a.m., Eastern Time, on the Effective Date and, unless this Agreement is earlier terminated as provided herein, shall continue until 11:59:59 p.m., Eastern Time, on the seventh anniversary of the Effective Date (the “Initial Term”) or the date to which this Agreement is extended pursuant to Section 3.2.

3.2                               Renewal.

Genpact shall give Wachovia notice of the expiration of the Initial Term at least seven (7) months prior to the expiration date of the Initial Term.  By giving notice to Genpact no less than six (6) months prior to the expiration date of the Initial Term, Wachovia shall have the right to extend the Term for one (1) renewal period of two (2) years (the “Renewal Term”), on the terms and conditions set forth in this Agreement.  As used in this Agreement, “Term” means the Initial Term and, if extended pursuant to this Section 3.2, the Renewal Term.  If Wachovia does not give such notice to Genpact, the Term will expire at the end of the Initial Term.

3.3                               SOW Term.

(a)                                  SOW Initial Term.  Each Statement of Work shall commence on the applicable SOW Commencement Date as of 12:00:01 a.m., Eastern Time, on such date and, unless such Statement of Work or this Agreement is earlier terminated as provided herein, shall continue until 11:59:59 p.m., Eastern Time, on the expiration date set forth in such Statement of Work (the “SOW Initial Term”) unless such Statement of Work is extended as provided in Section 3.3(b); provided, however, that except for project-based Statements of Work each Statement of Work entered into (i) during the second, third and fourth Contract Years and, if Wachovia extends the Initial Term of this Agreement for the Renewal Term pursuant to Section 3.2, during the fifth and sixth Contract Years, shall have a SOW Initial Term of at least three (3) years and (ii) if Wachovia does not extend the Initial Term of this Agreement for the Renewal Term pursuant to Section 3.2, during the fifth and sixth Contract Years, shall have a SOW Initial Term through the remainder of such Initial Term.

(b)                                 SOW Renewal Term.  Genpact shall give Wachovia notice of the expiration of each SOW Initial Term at least one hundred twenty (120) days prior to the expiration date of such SOW Initial Term.  At least ninety (90) days prior to the expiration of the SOW Initial Term, Wachovia may extend the SOW Initial Term for one (1) extension period of up to two (2) years (the “SOW Renewal Term”), on the terms and conditions set forth in the applicable Statement of Work.  As used in this Agreement, “SOW Term” means the SOW Initial Term and, if extended pursuant to this Section 3.3(b), the SOW Renewal Term.  If Wachovia does not give such notice to Genpact, the SOW Term will expire at the end of the SOW Initial Term.

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(c)                                  Coterminous.  Although the SOW Term may be shorter than the Term of this Agreement, in no event will the term of a Statement of Work extend beyond the Term of this Agreement.

3.4                               No Stranded Costs or Termination Charge on Expiration.

Genpact shall not be entitled to recover any Stranded Costs or Termination Charge in connection with the expiration of this Agreement or any Statement of Work.

4.                                      SERVICES

4.1                               Overview.

(a)                                  Services.  Genpact shall pursuant to this Agreement and Statements of Work provide the Services to Wachovia and, upon Wachovia’s request, to the Eligible Recipients designated by Wachovia.  Wachovia shall remain liable for all obligations of such Eligible Recipients, including any payment obligations under this Agreement and under Statements of Work.  The Services shall consist of the following, as they may evolve during the Term or be supplemented, enhanced, modified or replaced, in each case, in accordance with the terms of this Agreement:

(i)                                     The applicable services, functions and responsibilities described in this Agreement and Statements of Work;

(ii)                                  To the extent applicable, the services, functions and responsibilities performed by Wachovia personnel who were displaced or whose functions were displaced as a result of a Statement of Work, even if the service, function, or responsibility is not specifically described in such Statement of Work, that are identified during the first Contract Year of such Statement of Work; and

(iii)                               If a Wachovia Base Case has been prepared in connection with a Statement of Work and has been incorporated by reference in such Statement of Work, the related services, functions, responsibilities and tasks reflected in those categories of the Wachovia Base Case which Genpact is assuming pursuant to such Statement of Work;

(collectively, the “Services”).

(b)                                 Included Services.  If any services, functions or responsibilities not specifically described in a Statement of Work are an inherent or necessary part of the Services or are required for proper performance or provision of the Services in accordance with this Agreement and such Statement of Work, they shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in such Statement of Work.

(c)                                  Required Resources.  Except as otherwise expressly provided in this Agreement or the applicable Statement of Work, Genpact shall be responsible for providing the facilities, personnel, Equipment, Software, technical knowledge, expertise, telecommunications lines and other resources necessary to provide the Services.

4.2                               Statements of Work.

(a)                                  Statements of Work.  The process to be followed with respect to new Statements of Work and amendments to existing Statements of Work requested by Wachovia is described below.  The Parties intend that Statements of Work shall be used as a means to bring work under this Agreement and to further describe the Services to be provided by Genpact in accordance with this

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Agreement and the Schedules.  Statements of Work are not intended, and shall not be used by Genpact or Wachovia, to re-negotiate or otherwise change terms and conditions that have been negotiated and set forth in this Agreement and the Schedules, except in very limited or special circumstances where facts exist that are not specifically addressed in this Agreement or the Schedules or where this Agreement has expressly reserved such matters to the Statement of Work.

(b)                                 Statement of Work/Pricing.  The pricing methodology, including FTE rates for personnel performing Services, for Statements of Work is specified in Schedule O.  Genpact may propose lower FTE rates in respect of any Statement of Work.  Genpact may also propose transactional pricing or fixed pricing for new Statements of Work or amendments to Statements of Work.  At Wachovia’s request at any time from or after twelve (12) months (or, if specified in the applicable Statement of Work, eighteen (18) months) after the Full Production Date, Genpact shall propose transactional pricing in respect of any Statement of Work.  In all such instances, the transaction pricing or fixed price proposed by Genpact shall be no less favorable to Wachovia than the price obtained by applying the pricing methodology specified in Schedule O to such Statement of Work.  Wachovia also may request Services using the FTE rates specified in Schedule O for ad hoc time and materials projects from time to time.  Each such ad hoc project shall be set forth in a Statement of Work.

(c)                                  Statement of Work Proposals.  Genpact shall scope, price and perform Services under a Statement of Work in accordance with the following Statement of Work formation process and implementation methodology.  Before beginning work under any Statement of Work, the Parties must follow the Statement of Work formation process set forth in this Section 4.2(c).  Services performed without a Statement of Work signed by the Parties shall be at Genpact’s sole expense. The Statement of Work formation process (including formation of amendments to existing Statements of Work) shall be as follows:

(i)                                     Due Diligence.  Wachovia shall reasonably cooperate with Genpact’s requests for relevant information and access in connection with Genpact’s reasonable due diligence activities relating to each Statement of Work.  To the extent such due diligence requests are granted by Wachovia, Genpact shall carefully review Wachovia’s requirements and perform all due diligence it deems necessary prior to execution of each Statement of Work.

(ii)                                  Joint Activity.  Formation of Statements of Work shall be a joint activity, led by the Wachovia manager responsible for the process or service that is the subject of the proposed Statement of Work.

(iii)                               Content.  Each Statement of Work shall be substantially in the form set forth in Schedule B (except to the extent any elements of Schedule B are excluded from the scope of that Statement of Work) and shall include a Transition Plan if applicable.

(iv)                              Statement of Work and Transition Plan.  Genpact shall develop a draft Statement of Work (or an amendment to an existing Statement of Work), including, if applicable, a Transition Plan, for Wachovia’s review, as soon as possible after Wachovia’s request therefor.  Genpact shall make any amendments requested by Wachovia and agreed to by the Parties.  The Statement of Work or amendment to existing Statement of Work shall become effective only when signed by the Parties.

(v)                                 Performance.  After the Statement of Work or amendment has been signed by the Parties, Genpact shall begin to perform the Services in accordance with the Statement of Work or amended Statement of Work on the SOW Commencement Date.

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(d)                                 Statement of Work Proposal Costs.  The hours expended by Genpact in performing the due diligence contemplated by Section 4.2(c)(i) and preparing Statements of Work, Statement of Work amendments, or other proposals or plans or reporting on the status of the development of such Statements of Work shall not be charged to Wachovia unless otherwise agreed by the Parties.

(e)                                  Additional Work or Reprioritization.

(i)                                     In addition to the foregoing, the Wachovia Project Executive or his or her designee may identify new or additional work activities to be performed by Genpact Personnel or reprioritize or reset the schedule for existing work activities to be performed by Genpact Personnel.  Unless otherwise agreed, Wachovia shall incur no additional charges for the performance of such work activities performed by Genpact Personnel to the extent such work activities can be performed with the same level of FTE support as set forth in the applicable Statement of Work.  If and to the extent such work activities cannot be performed with the same level of FTE support as set forth in the applicable Statement of Work, Genpact shall notify Wachovia thereof and Wachovia may either (A) forego such new or additional work activities or (B) address the cost of the additional FTE support required.

(ii)                                  Genpact shall use commercially reasonable efforts to perform such work activities without impacting (A) the established schedule for other tasks or (B) the performance of the Services in accordance with the Service Levels.  If any such request is likely to have any such impact, Genpact shall notify Wachovia of the anticipated impact and obtain its consent prior to proceeding with such work activities.  If Genpact so notifies Wachovia of such impact, Wachovia may, in its sole discretion, either (1) forgo or delay such new or additional work activities or (2) adjust the work to be performed by Genpact, the schedules associated therewith or the Service Levels in order to permit Genpact to perform such new or additional work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels.  Genpact shall not make changes to any such Statement of Work that may affect the projected cost to Wachovia or the schedule for completion of the activities and deliverables under such Statement of Work without obtaining Wachovia’s prior approval.

4.3                               [RESERVED].

4.4                               Transition Services.

(a)                                  Methodology.  Except to the extent otherwise agreed in any Statement of Work, the Parties shall use Genpact’s transition methodology described in Schedule C, supplemented by Wachovia’s then-current Corporate Readiness Assessment Program, for Transition Services required under a Statement of Work and the Charges for Transition Services shall conform to the pricing methodology for Transition Services set forth in Schedule O.  In the event that the Parties agree in a Statement of Work that Genpact’s transition methodology shall not be used for Transition Services under such Statement of Work, the Parties shall still use Wachovia’s then-current Corporate Readiness Assessment Program for such Transition Services.

(b)                                 Transition.  During the Transition Period set forth in any Statement of Work, Genpact shall perform the Transition Services and provide the deliverables described in the Transition Plan set forth in such Statement of Work.  During the Transition Period, Wachovia shall perform those tasks which are designated to be Wachovia’s responsibility in the Transition Plan.  Unless otherwise agreed, Wachovia shall not incur any charges, fees or expenses payable to Genpact or third parties in connection with the Transition Services, other than those charges, fees and expenses specified in this Agreement, Schedule O or the applicable Statement of Work and those

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incurred by Wachovia in connection with its performance of tasks designated in the Transition Plan as Wachovia’s responsibility.

(c)                                  Performance.  Genpact shall perform the Transition Services described in the Transition Plan pursuant to a Statement of Work in accordance with the schedule and Transition Milestones set forth therein.  Genpact shall provide all cooperation and assistance reasonably required or requested by Wachovia in connection with Wachovia’s evaluation or testing of the deliverables set forth in the Transition Plan.  Genpact shall perform the Transition Services in a manner that will not, except as may be otherwise provided in the Transition Plan, materially (i) disrupt or have an adverse impact on the business or operations of Wachovia or the Eligible Recipients, (ii) degrade the Services then being received by Wachovia or the Eligible Recipients, or (iii) interfere with the ability of Wachovia or the Eligible Recipients to obtain the full benefit of the Services.  Prior to performing any Transition Services, Genpact shall discuss with Wachovia all known process-specific material risks and shall not proceed with such activity until Wachovia is reasonably satisfied with the plans with regard to such risks.  Genpact shall identify and resolve, with Wachovia’s reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Genpact’s responsibility or in Genpact’s control and shall use commercially reasonable efforts to assist Wachovia with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that is Wachovia’s responsibility or in Wachovia’s control.

(d)                                 Reports.  Genpact shall meet at least weekly (or at such other intervals as may be set forth in a Statement of Work) with Wachovia to report on its progress in performing its responsibilities and meeting the timetable set forth in the Transition Plan for the applicable Statement of Work.  Genpact also shall provide written reports to Wachovia at least weekly (or at such other intervals as may be set forth in a Statement of Work) regarding such matters, and shall provide oral reports more frequently if reasonably requested by Wachovia.  Genpact shall promptly notify Wachovia of material delays affecting the timetable set forth in the Transition Plan and shall identify for Wachovia’s consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(e)                                  Suspension or Delay of Transition Activities.  Wachovia reserves the right, in its sole discretion and subject to Change Control Procedures (except that the cost shall be allocated as set forth in this Section 4.4(e)), to suspend or delay the performance of any Transition Services.  If Wachovia elects to exercise this right and Wachovia’s decision is based, at least in material part, on reasonable concerns about Genpact’s ability to perform the Services under the applicable Statement of Work or Genpact’s failure to perform its obligations under this Agreement, Wachovia shall not incur any additional Charges or reimbursable expenses in connection with such decision.  If Wachovia’s decision is not based in material part on reasonable concerns about Genpact’s ability to perform the Services under the applicable Statement of Work or Genpact’s failure to perform its obligations under this Agreement, Wachovia shall reimburse Genpact for any additional costs reasonably incurred by Genpact as a result of such decision, but only to the extent Genpact notifies Wachovia in advance of such costs that are reasonably foreseeable, obtains Wachovia’s approval prior to incurring any additional costs and uses commercially reasonable efforts to minimize such costs.

(f)                                    Failure to Meet Transition Milestones.

(i)                                     The Parties acknowledge and agree that each Transition Plan shall specify various Transition Milestones by which material transition activities and/or deliverables must be completed.  If Genpact fails to meet a Transition Milestone, which failure is not excused as described in Section 7.1(e)(ii), Genpact shall pay Wachovia the Deliverable Credit(s), if any, specified in the Transition Plan for such Transition Milestone.

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(ii)                                  Neither the Transition Services nor the activities and deliverables associated with individual Transition Milestones shall be deemed complete until Wachovia’s acceptance of such activities and deliverables in accordance with the acceptance criteria set forth in the Transition Plan.

(iii)                               In addition to any Deliverable Credit provided pursuant to this Section 4.4(f), if Genpact fails to meet the date specified for any Transition Milestone (subject to Section 7.1(e)(ii), Genpact shall not be entitled to any incremental compensation for work associated with such Transition Milestone beyond that which Genpact would have received if it had met such date.

4.5                               Eligible Recipient Services.

(a)                                  Eligible Recipients.  Genpact shall provide the Services to Eligible Recipients designated by Wachovia.  To the extent a designated Eligible Recipient will receive less than all of the Services, Wachovia shall identify the categories of Services to be provided by Genpact to such Eligible Recipient in the applicable Statement of Work.

(b)                                 New Eligible Recipients.  From time to time Wachovia may request that Genpact provide Services to Eligible Recipients not previously receiving such Services under a Statement of Work.  Such Services shall be performed in accordance with the terms, conditions and prices (excluding any non-recurring transition or start-up activities specific to such Eligible Recipients) then applicable to the provision of the same Services to existing Eligible Recipients under the applicable Statement of Work.  The Parties shall agree upon the cost of any such non-recurring transition or start-up activities pursuant to the Change Control Procedures.

(c)                                  Merger or Acquisition.  If Wachovia signs a definitive agreement to execute a merger or acquisition, Genpact shall provide commercially reasonable support for such merger or acquisition subject to and in accordance with the following provisions:

(i)                                     Wachovia shall give Genpact notice of a merger or acquisition for which Wachovia desires support from Genpact as soon as practicable after the announcement of such merger or acquisition.

(ii)                                  If Wachovia requests Genpact’s support for a merger or acquisition, Genpact shall comply with the requirements of Wachovia’s merger and acquisitions project management office, including the timeline for all merger and acquisition related activities and projects.

In the event that Wachovia or a Wachovia Affiliate merges with or acquires an Entity that has an existing agreement with Genpact or a Genpact Affiliate, Wachovia may, at its option upon notice to Genpact, require Genpact to (A) continue to provide the services then being provided to such Entity under such existing agreement under the terms and conditions of such existing agreement or (B) provide such services under the terms and conditions of this Agreement.  In addition, Wachovia may designate such Entity as a Eligible Recipient under this Agreement for other Services.  If Wachovia requires Genpact to provide the services then being provided to such Entity under such existing agreement under the terms and conditions of this Agreement and such existing agreement contemplates the payment of costs or fees in connection with an early termination of such existing agreement, then Wachovia shall pay Genpact all actual, unrecoverable Stranded Costs under such existing agreement (as such term is defined in such agreement) plus all actual transition costs incurred by Genpact in connection with the transition of the services being performed under such existing services to this Agreement and Genpact shall waive any portion of termination fees payable under such existing agreement relating to lost profits.  In addition, in no

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event shall the term of any executory statement of work under the existing contract be reduced as a result of such transition and the Executive Committee shall resolve any issues concerning any pricing differential between such existing agreement and this Agreement.

(d)                                 Divestiture.  In the event Wachovia divests an Eligible Recipient, Wachovia may elect, on behalf of the Eligible Recipient in question, that for a period (i) no greater than twelve (12) months, such Eligible Recipient shall continue to obtain the Services, or a portion of the Services specified by Wachovia, subject to and in accordance with the terms and conditions of this Agreement and the applicable Statement of Work or (ii) to be agreed upon by Genpact and the Entity executing such separate agreement, such Eligible Recipient shall obtain some or all of the Services under a separate agreement between Genpact and an Entity containing substantially similar terms and conditions as this Agreement.  Alternatively, Wachovia may remove such Eligible Recipient from the Eligible Recipients receiving Services under the applicable Statement of Work as of a date specified by Wachovia and, at Wachovia’s option, request Termination Assistance Services pursuant to Section 26.1 for such Eligible Recipient.  If the Services are provided under a separate agreement, the Entity executing such agreement shall be financially responsible for Charges for such Services if on the date of execution such Entity would be deemed “creditworthy” under the Genpact rating system for new customers as consistently applied and Wachovia shall have no obligation to pay any fees in relation to the Services provided to such Entity.  If the Entity would not be deemed creditworthy under such rating system and Wachovia is unwilling to remain financially responsible for Charges for Services to be provided under a separate agreement, Genpact may decline to enter into such an agreement with such Entity.  Services provided under such separate agreement shall be included in the calculation of Service volumes, if any, under this Agreement, but shall be excluded when determining any Termination Charges that may be payable under this Agreement as a result of termination for convenience of the applicable Statement of Work.

4.6                               Use of Third Parties.

(a)                                  Right of Use.

(i)                                     As of the Effective Date Wachovia intends to largely use Genpact for its offshore business process outsourcing during the Term.  However, nothing in this Agreement shall be construed as a requirements or “take-or-pay” contract, and Wachovia makes [[[***]]] under this Agreement.  During the Term, Wachovia shall provide Genpact an opportunity to bid on any business processes considered by Wachovia for offshore outsourcing after the Effective Date.

(ii)                                  Nothing in this Agreement shall be construed or interpreted as limiting Wachovia’s right or ability to add or delete Eligible Recipients or to increase or decrease its demand for Services.  Notwithstanding anything to the contrary contained herein, but subject to Section 25.3, this Agreement shall not be interpreted to prevent Wachovia or any Eligible Recipient from obtaining from third parties (“Wachovia Third Party Contractors”), or providing to itself, any or all of the Services described in this Agreement or any Statement of Work or any other services.  To the extent Wachovia or an Eligible Recipient obtains from Wachovia Third Party Contractors, or provides to itself, any of the Services, the amount to be paid to Genpact by Wachovia shall be equitably adjusted downward based on the resource Charges set forth in Schedule O and in the applicable Statement of Work.  Similarly, to the extent Wachovia adds or deletes Eligible Recipients or increases or decreases its demand for Services, the amount to be paid to Genpact by Wachovia shall be adjusted in accordance with Schedule O and the rates specified therein.

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(b)                                 Genpact Cooperation.  Genpact shall fully cooperate with and work in good faith with Wachovia or Wachovia Third Party Contractors as requested by Wachovia.  In connection with such cooperation, (i) Wachovia personnel and Wachovia Third Party Contractors shall comply with Genpact’s reasonable security requirements and (ii) Wachovia shall cause any Wachovia Third Party Competitor who will have access to Proprietary Information of Genpact to sign a confidentiality agreement in the form contained in Exhibit 1.  Genpact shall not be required to disclose Genpact’s Proprietary Information to any Wachovia Third Party Contractor that is a Genpact Competitor but only if Genpact proposes, in a timely manner, an alternative arrangement (at no cost to Wachovia or such Wachovia Third Party Contractor) that will not disrupt the provision of Services to Wachovia or the provision of services by such Wachovia Third Party Contractor to Wachovia (such as by replacing a proprietary Genpact tool with a third party tool, at no charge to Wachovia or such Wachovia Third Party Contractor).

4.7                               Notice of Adverse Impact.

(a)                                  Genpact Failures.  If Genpact becomes aware of any situation (including any act or omission of Genpact, Wachovia, the Eligible Recipients or Wachovia Third Party Contractors) (i) that has negatively impacted or reasonably could negatively impact the maintenance of Wachovia’s or any Eligible Recipient’s financial integrity or internal controls, the accuracy of Wachovia’s or any Eligible Recipient’s financial, accounting, production quality or human resources records and reports or compliance with Wachovia Rules, Wachovia Standards or applicable Laws, or (ii) that has had or reasonably could have any other material adverse impact on the Services, then Genpact shall promptly notify Wachovia of such situation and the impact or expected impact and, if appropriate, Genpact and Wachovia shall meet to formulate and implement an action plan to minimize or eliminate the impact of such situation.

(b)                                 Wachovia Failures.  If Wachovia or any Eligible Recipient becomes aware of any act or omission of Wachovia, the Eligible Recipients or Wachovia Third Party Contractors that (i) that has negatively impacted or reasonably could negatively impact Genpact’s ability to perform the Services, or (ii) that has had or reasonably could have any other material adverse impact on Genpact’s ability to perform the Services, then Wachovia shall promptly notify Genpact of such act or omission.

4.8                               Key Wachovia Competitors.

During the Term, Genpact shall not provide any services to any Key Wachovia Competitor unless approved by Wachovia in advance in its sole discretion.  The foregoing sentence shall not apply to finance and accounting services, human resource outsourcing services, information technology or software services, or collection services or any data analysis associated with such services, in each case provided by Genpact on a shared service basis during the Term.  Genpact represents to Wachovia that as of the Effective Date Genpact does not provide any services to any Key Wachovia Competitor other than as permitted by the second sentence of this Section 4.8.

5.                                      CONSENTS

5.1                               Genpact Consents.

Genpact shall, at its own expense, (a) obtain and maintain the Genpact Consents and (b) comply with the Wachovia Consents, the terms of which Wachovia has given Genpact notice.

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5.2                               Wachovia Consents.

Wachovia shall, at its own expense, (a) obtain and maintain the Wachovia Consents and (b) comply with the Genpact Consents, the terms of which Genpact has given Wachovia notice of in connection with the negotiation or amendment of the applicable Statement of Work.

5.3                               Contingent Arrangements.

(a)                                  Wachovia-licensed Third Party Software.  If, despite using commercially reasonable efforts, Wachovia is unable to obtain a Wachovia Consent with respect to Wachovia-licensed Third Party Software, the Parties shall, at Wachovia’s option and expense and with Wachovia’s consent, (i) replace the Wachovia license for such Third Party Software with a Genpact license, (ii) replace such Third Party Software with other Software offering equivalent features and functionality, or (iii) secure the right for Genpact to manage the Wachovia-licensed Third Party Software on behalf of Wachovia.

(b)                                 Other Third Party Contracts of Wachovia.  If, despite using commercially reasonable efforts, Wachovia is unable to obtain a Wachovia Consent with respect to any other Third Party Contract of Wachovia, then, unless and until such Wachovia Consent is obtained and subject to any restrictions in such Third Party Contract, Genpact shall manage such Third Party Contract on Wachovia’s behalf and at Wachovia’s expense and perform all obligations and enforce all rights under such Third Party Contract as if Genpact were a party to such Third Party Contract in Wachovia’s place.  If, despite using commercially reasonable efforts, management of such Third Party Contract is not legally or contractually possible, the Parties shall use commercially reasonable efforts to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such Wachovia Consent.  If such alternative approaches are required for a period longer than sixty (60) days following the applicable SOW Commencement Date and no reasonable workaround is available, the Parties shall equitably adjust the applicable terms in the applicable Statement of Work accordingly.

(c)                                  Other Consents.  If, despite using commercially reasonable efforts, either Party is unable to obtain any other Consent for which it is responsible (other than those described in Sections 5.3(a) and (b)), the Parties shall use commercially reasonable efforts to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such Consent.  If such alternative approaches are required for a period longer than sixty (60) days following the applicable SOW Commencement Date and no reasonable workaround is available, the Parties will equitably adjust the applicable terms, including the Charges, in the applicable Statement of Work accordingly.

(d)                                 Genpact Consents.  In addition, if Genpact fails to obtain any Genpact Consent within sixty (60) days after the SOW Commencement Date and such failure has a material adverse impact on the use of the Services by Wachovia or the Eligible Recipients, and no reasonable workaround is available, then within six (6) months after the SOW Commencement Date Wachovia may terminate, pursuant to Section 25.2(a)(ii), any affected portions of the relevant Statement of Work without payment of any Stranded Costs or Termination Charges.

(e)                                  Genpact Obligation to Perform.  Except as otherwise expressly provided herein, the failure to obtain any Genpact Consent shall not relieve Genpact of its obligations under this Agreement and Genpact shall not be entitled to any additional compensation or reimbursement amounts in connection with obtaining or failing to obtain any Genpact Consent or implementing any alternative approach.

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6.                                      INFRASTRUCTURE FOR THE PROVISION OF THE SERVICES

6.1                               Service Facilities.

Genpact and its Subcontractors shall provide the Services at or from (a) the Wachovia Sites or the Wachovia Facilities described in the applicable Statement of Work, (b) the Genpact Facilities described in the applicable Statement of Work, or (c) any other service location agreed upon by the Parties.  Genpact shall obtain Wachovia’s prior approval for any proposed relocation by Genpact or its Subcontractors of the performance of the Services or any part thereof to a new or different Genpact Facility or among Genpact Facilities.  Genpact shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any Genpact-initiated relocation to a new or different Genpact Facility, including any costs or expenses incurred or experienced by Wachovia or any Eligible Recipient as a result of such relocation unless the Parties agree that Wachovia shall have an identified benefit due to such relocation that offsets such costs and expenses.

6.2                               Physically Segregated Facilities.

Genpact shall provide Services to Wachovia either from dedicated, access-controlled floors, or dedicated, access-controlled areas of a floor, of a Genpact Facility or from one or more separate buildings dedicated to Wachovia, except in the event of a force majeure event implementation of the applicable Genpact Internal Enabling Functions Plan or Disaster Recovery Plan requires Services to be provided from non-dedicated facilities approved by Wachovia in advance.

(a)                                  First Dedicated Genpact Facilities.  Genpact shall provide Services to Wachovia from a separate building dedicated to Wachovia by the point in time that there are five hundred (500) FTEs on the Wachovia account.  Pending due diligence and review by the Parties, the Parties intend that such building shall be located either in Gurgaon, India or in Hyderabad, India.

(b)                                 Second Dedicated Genpact Facility.  By the point in time that there are one thousand (1,000) FTEs on the Wachovia account, Genpact shall provide Services to Wachovia from a second separate building dedicated to Wachovia.  The site of the second dedicated building will be mutually agreed upon by the Parties.

6.3                               Wachovia Infrastructure Standards.

All Genpact Facilities, and the technology in such Genpact Facilities and security at such Genpact Facilities, shall comply with Wachovia Standards in accordance with the following provisions:

(a)                                  Shared Genpact Facilities.  To the extent that Genpact provides Services from a Genpact Facility from which it provides services to other customers or which it shares with a third party, Genpact shall engineer premises individual floors or access-controlled areas of a floor dedicated for the provision of Services to Wachovia that meet Wachovia Standards (but not including structural engineering changes to the existing building).  The technology in, and the security applicable to, such dedicated premises floors or areas of a floor within such shared Genpact Facility shall comply with Wachovia Standards and Wachovia shall bear the actual, documented and approved incremental expenses for such compliance.

(b)                                 Newly Constructed Genpact Facilities.  In the event Genpact builds any newly-constructed Genpact Facility that will be dedicated for the provision of Services to Wachovia, such Genpact Facility shall be built in accordance with Wachovia Standards or, if higher, applicable Law.  If Genpact believes that compliance to Wachovia Standards will result in incremental costs above those that Genpact would incur using Genpact’s normal standards or, if higher than Genpact’s normal standards, applicable Law, then prior to incurring such costs Genpact shall notify Wachovia and document and report to Wachovia the incremental costs above the higher of Genpact’s normal standards or applicable Law.  For each such incremental cost, Wachovia shall either waive the requirement for Genpact to comply with Wachovia Standards or instruct Genpact

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to comply with Wachovia Standards and Wachovia shall bear the actual, documented and approved incremental expenses for such compliance.

6.4                               Equipment.

(a)                                  Allocation of Responsibility.  Exhibit C to Schedule D sets forth the allocation of responsibility (including financial responsibility) for the design, ownership, installation, maintenance, oversight, monitoring and management of all Equipment used to provide Services.  Wachovia retains the right to change the allocation of responsibility set forth in Exhibit C to Schedule D.  In the event Wachovia exercises such right, the Parties shall make appropriate adjustments to Exhibit C to Schedule D and the applicable Genpact Internal Enabling Functions Plan and Disaster Recovery Plans and, unless such modifications are required by applicable Law, the Parties shall agree upon the cost of any such changes pursuant to the Change Control Procedures.

(b)                                 Compliance with Wachovia Standards.

(i)                                     Genpact shall use Wachovia’s then-current “Common Operating Environment Image” for all Equipment used by Genpact to provide Services hereunder.

(ii)                                  Any Equipment (and all Software installed thereon) provided or used by Genpact or Genpact Personnel (including Equipment connected directly to the network(s) of Wachovia or any Eligible Recipient or to transport Services to Wachovia or any Eligible Recipient) shall be (A) subject to review and approval in advance by Wachovia (Genpact shall cooperate with Wachovia in the testing, evaluation and approval of such Equipment), (B) in compliance with Wachovia’s security policies, architectures, standards, rules and procedures (including the security requirements set forth in Schedule F) in effect as of the applicable SOW Commencement Date and as modified by Wachovia thereafter and (C) in compliance with Wachovia’s hardware and software specifications in effect as of the applicable SOW Commencement Date and as modified by Wachovia thereafter.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact complying with such modifications in accordance with the Change Control Procedures.  Genpact shall not install or permit the installation of any other Software on such Equipment without Wachovia’s prior approval.

(c)                                  Equipment Implementation, Maintenance and Refresh.  Genpact shall implement Equipment located at Genpact Facilities required to support Services under each new Statement of Work.  Genpact shall maintain Equipment located at Genpact Facilities in good operating condition, subject to normal wear and tear.  Genpact shall refresh all Equipment located at Genpact Facilities as set forth in Exhibit B to Schedule D.

(d)                                 Acquired Assets.  If a Statement of Work contemplates that Wachovia shall convey to Genpact, and Genpact shall accept Wachovia’s conveyance of, Acquired Assets, the Parties shall include the terms and conditions of such conveyance or assignment or both, as applicable, in such Statement of Work.

(e)                                  Wachovia Provided Equipment.  If and to the extent contemplated by this Agreement or the applicable Statement of Work, Wachovia shall provide Genpact with the use of the Wachovia owned and/or leased Equipment (collectively, the “Wachovia Provided Equipment”) for the periods specified in such Statement of Work solely for, and in connection with, the provision of the Services.  Wachovia shall be responsible for the fees or expenses associated with such Wachovia Provided Equipment unless and to the extent otherwise set forth in such Statement of Work.  Upon the expiration of the period specified in the applicable Statement of Work, for each item of Wachovia Provided Equipment (or when such Wachovia Provided Equipment is no longer

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required by Genpact for the performance of the Services), Genpact shall promptly return such Wachovia Provided Equipment to Wachovia in substantially the same condition (as it may have been modified or improved by Genpact as required by the applicable Statement of Work or with Wachovia’s approval) as when such Wachovia Provided Equipment was first provided to Genpact, subject to reasonable wear and tear.

6.5                               Network and Telephony Solution.

(a)                                  Network.  Exhibit A to Schedule D sets forth the high-level architecture of the networks that Genpact will use to provide Services to Wachovia.  Wachovia retains the right to change the architecture of the networks that Genpact will use to provide the Services.  In the event Wachovia exercises such right, the Parties shall make appropriate adjustments to Exhibit A to Schedule D and the applicable Genpact Internal Enabling Functions Plan and Disaster Recovery Plans and, subject to Section 19.5, the Parties shall agree upon the cost of any such changes pursuant to the Change Control Procedures.

(b)                                 Telephony Solution.  Genpact shall provide telephony solutions in compliance with Wachovia’s business and security requirements.  Genpact shall enable proper options for controlling call logging as approved by Wachovia.

(c)                                  Security Breaches.  Genpact shall promptly investigate any security breach of Wachovia’s networks or Systems associated with Genpact Personnel or the performance of the Services.  Genpact shall notify Wachovia and permit Wachovia to participate in any audit or investigation of any such security breach.  Genpact shall promptly report the findings of any such audit or investigation to Wachovia and shall provide Wachovia with a copy of any written report prepared in connection therewith.

6.6                               Software.

(a)                                  Software Implementation and Refresh.  Genpact shall implement new or changed Software, tools and methodologies on Equipment located at Genpact Facilities as required to support Services under each new Statement of Work.  Genpact shall refresh such Software as set forth in Exhibit C to Schedule D.

(b)                                 Currency of Genpact Owned Software.  Subject to, and in accordance with Sections 6.6(d), 9.5 and 9.6, Genpact shall maintain reasonable currency for Genpact Owned Software and shall provide maintenance and support for new releases and versions of such Software.  At Wachovia’s direction, Genpact shall operate multiple releases or versions of Genpact Owned Software and shall continue to maintain and support each such release or version and the Parties shall address any incremental costs incurred by Genpact complying with such direction in accordance with the Change Control Procedures.  For purposes of this Section 6.6(b), “reasonable currency” shall mean that, unless otherwise directed by Wachovia, (i) Genpact shall maintain Genpact Owned Software within one Major Release of the then current Major Release, and (ii) Genpact shall install Minor Releases promptly.

(c)                                  Currency of Third Party Software.  Subject to and in accordance with Sections 6.6(d), 9.5 and 9.6, Genpact shall maintain reasonable currency for Third Party Software for which it is financially responsible under this Agreement and provide maintenance and support for new releases and versions of Third Party Software for which it is operationally responsible.  At Wachovia’s direction, Genpact shall operate multiple releases or versions of Third Party Software and the Parties shall address any incremental costs incurred by Genpact complying with such direction in accordance with the Change Control Procedures.  In addition, unless otherwise directed by Wachovia, Genpact shall keep Third Party Software within release levels supported by

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the appropriate third party vendor.  For purposes of this Section 6.6(c), “reasonable currency” shall mean that, unless otherwise directed by Wachovia, (i) Genpact shall maintain Third Party Software within one Major Release of the then current Major Release, and (ii) Genpact shall install Minor Releases promptly. and the Parties shall address any incremental costs incurred by Genpact complying with such direction in accordance with the Change Control Procedures.  To the extent Third Party Software for which Genpact is operationally responsible under any Statement of Work is no longer supported by the applicable licensor or manufacturer, Genpact shall use commercially reasonable efforts to perform maintenance for such Software as required.

(d)                                 Evaluation and Testing.  Prior to implementing any new Software or installing a new Major Release or Minor Release, Genpact shall evaluate and test such Software or release to verify that it will perform in accordance with this Agreement, the Wachovia Standards and Strategic Plans and the applicable Statement of Work and that it will not (i) increase Wachovia’s total cost of receiving the Services, (ii) have an adverse impact on the Services, or (iii) violate or be inconsistent with Wachovia Standards, Strategic Plans, the applicable Technology and Business Process Plan or applicable Laws.  The evaluation and testing performed by Genpact shall be at least consistent with the reasonable and accepted industry norms applicable to the performance of such Services and shall be at least as rigorous and comprehensive as the evaluation and testing usually performed by highly-qualified service providers under such circumstances.

(e)                                  Approval by Wachovia.  Notwithstanding Section 6.6(b) or (c), Genpact shall confer with Wachovia prior to implementing any new Software or installing any Major Release or Minor Release, shall provide Wachovia with the results of its testing and evaluation of such Release and a detailed implementation plan and shall not install such Release if directed not to do so by Wachovia.  Where specified by Wachovia, Genpact shall not implement any new Software, install any Software releases or make other Software changes until Wachovia has completed and provided formal signoff on successful user acceptance testing.  Genpact shall not implement new Software, install new Software releases or make other Software changes if doing so would require Wachovia or the Eligible Recipients to implement new Software or install new releases of, replace, or make other changes to Applications Software or other Software for which Wachovia is financially responsible unless Wachovia consents to such change.

(f)                                    Updates by Wachovia.  Wachovia and the Eligible Recipients shall have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which Wachovia is financially responsible under this Agreement and the Parties shall address any incremental costs incurred by Genpact complying with such direction in accordance with the Change Control Procedures.

6.7                               Wachovia Processes.

In connection with the management of the infrastructure used by Genpact to provide the Services and problem analysis pursuant to Section 7.3, Genpact shall adopt, comply with and support (a) the Wachovia Change Management policies, (b) the Wachovia Problem Management policies, (c) the Wachovia Incident Management policies, (d) the Wachovia Service Level Management policy and (e) the Wachovia Corporate Information Standards, as modified from time to time by Wachovia’s IT Standards Board and provided to Genpact.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact complying with changes in such processes and standards after the applicable SOW Commencement Date direction in accordance with the Change Control Procedures.

6.8                               Use of Genpact Facilities.

(a)                                  Access.  For the conduct of Wachovia’s business in connection with the Services, Genpact shall provide to Wachovia at no charge (i) reasonable access to and use of Genpact Facilities and (ii)

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access to reasonable work/conference space at Genpact Facilities.  At Wachovia’s request and subject to Genpact’s reasonable security requirements and, in respect of Wachovia Third Party Contractors, Genpact’s reasonable confidentiality requirements, Genpact shall provide reasonable access to and use of such Genpact Facilities by Wachovia or Wachovia Third Party Contractors to install and manage third party software and equipment in connection with the Services.

(b)                                 Co-location of Wachovia Employees.  Subject to Genpact’s reasonable security requirements, Wachovia shall have the right to co-locate employees of Wachovia or a Wachovia Affiliate at any Genpact Facility used in connection with the Services; provided that the Parties shall agree on any facility charge in connection with such location.  Genpact shall provide all country- and site-specific administrative services to support such co-located employees.  If requested by Wachovia, Genpact shall provide dedicated space to such employees performing Wachovia-managed processes.

6.9                               Use of Wachovia Facilities.

If a Statement of Work contemplates that employees of Wachovia shall provide Genpact with the use of and access to the Wachovia Facilities, Wachovia’s then-standard terms and conditions for third party supplier use of such facilities shall apply.  When using the Wachovia Facilities and when at other Wachovia Sites, Genpact shall observe and comply with all Wachovia policies, rules, and regulations applicable to such Wachovia Sites that have been communicated to Genpact or Genpact Personnel in advance by such means as are generally used by Wachovia to disseminate such information to its employees or contractors, including those set forth on Schedule G and those applicable to specific Wachovia Sites (collectively, “Wachovia Rules”), including those with respect to safety, health, security, and the environment.

6.10                        Assignment of Licenses, Leases and Related Agreements.

If a Statement of Work contemplates that Wachovia shall assign to Genpact, and Genpact shall assume assignment of, particular Software licenses, Equipment leases or Third Party Contracts, or both, the Parties shall include the terms and conditions of such conveyance or assignment or both, as applicable, in such Statement of Work.

6.11                        Notice of Defaults.

Wachovia and Genpact shall promptly notify the other Party of any breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

6.12                        Wachovia-Specific Policies and Other Requirements.

The obligation of Genpact to adhere to, or otherwise comply with, the policies, procedures, standards, plans and other specific requirements of Wachovia or any Eligible Recipient set forth in Sections 4.4(a), 6.4(b), 6.5(b), 6.6(d), 6.7, 9.1(c), (d) and (e), 9.4(a), 9.5(b), 9.9(a), 9.10(a), 10.1(b), 13.1(b), 15.2(a) and (c), and 15.3(a) or in any Statement of Work, shall be contingent on the timely receipt of such information including any training, updates or modifications.  Except to the extent that the applicable Section provides a specific time, Genpact shall adhere to, or otherwise comply with, such policies, procedures, standards, plans or other specific requirements within a reasonable time after receipt of such information.

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7.                                      SERVICE LEVELS

7.1                               General.

(a)                                  General Performance Standards.  Beginning on the SOW Commencement Date (or, if later, the date on which Genpact assumes responsibility for the Services in question in accordance with the applicable Transition Plan), Genpact shall perform each Service under a Statement of Work [[[***]]]  In each case, Genpact shall do so subject to, and as and to the extent permitted by, the limitations of the agreed upon service delivery solution.  To the extent the Parties have established a Service Level for a specific Service in the applicable Statement of Work, the obligations described in this Section 7.1(a) shall not be construed to alter, expand or supersede such Service Level.

(b)                                 Service Level Performance Standards.  Beginning on the SOW Commencement Date (or, if later, the date on which Genpact assumes responsibility for the Services in question in accordance with the applicable Transition Plan), Genpact shall perform the Services so as to meet or exceed the Service Levels set forth in Exhibit F to Schedule B (Service Levels Matrix) of the applicable Statement of Work.  Unless otherwise set forth in Exhibit F to Schedule B to the applicable Statement of Work, each Service Level shall consist of an expected level (an “Expected Service Level”) and a minimum level (a “Minimum Service Level”).  The Parties agree that the expected level for each Service Level [[[***]]]  If such levels are not documented and other suitable metrics (such as accepted industry standards of leading providers of such business process outsourcing services) do not exist and the Parties cannot agree on such metrics, the Parties shall utilize a mutually agreeable service level determination methodology to establish such metrics, during which period of time no Service Level Credits shall apply.  Each Service Level shall be either a Service Level for which Service Level Credits are specified (a “Critical Service Level”) or a Service Level for which no Service Level Credits are specified (a “Key Measurement”).

(c)                                  Weighting and At Risk Amount.

(i)                                     Service Level Credits will be allocated among the Critical Service Levels using a multiplier of the At Risk Amount of [[[***]]] (“Pool Percentage Available for Allocation”).  Wachovia may from time to time, but no more frequently than twice in any Contract Year, reallocate the Service Level Credit percentages assigned to the Critical Service Levels by giving Genpact at least sixty (60) days’ notice of such reallocation.

(ii)                                  The aggregate monthly amount payable for Service Level Credits under any Statement of Work will not exceed [[[***]]] of the monthly Charges payable to Genpact for that month (“At Risk Amount”) and no individual Critical Service Level shall be weighted such that more than [[[***]]] of such monthly Charges.

(d)                                 Service Level Default.  Any failure to meet the minimum specified level of any Service Level shall be a Service Level Default.  In addition, a number of failures (specified in the applicable Statement of Work or, if not specified in such Statement of Work, specified in the definition of Expected Service Level Default) to meet any Expected Service Level shall be considered a Service Level Default.

(e)                                  Responsibility.

(i)                                     Genpact shall be responsible for meeting or exceeding the applicable Service Levels even where doing so is dependent on the provision of Services by Subcontractors or Managed Third Parties, except as otherwise provided in the applicable Statement of Work.

(ii)                                  Genpact acknowledges and agrees that (A) the circumstances described in Section 11.2(b) or (B) a force majeure event are the only circumstances in which its

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failure to perform its responsibilities under this Agreement or any Statement of Work or to meet the Service Levels will be excused.

7.2                               Service Level Credits, Earnback and Deliverable Credits.

(a)                                  Service Level Credits.  Genpact recognizes that Wachovia is paying Genpact to deliver the Services at specified Service Levels.  For each Service Level Default, in addition to other remedies available to Wachovia, Genpact shall pay or credit to Wachovia the performance credits specified in the applicable Statement of Work (“Service Level Credits”) in recognition of the diminished value of the Services resulting from Genpact’s failure to meet the agreed upon level of performance, and not as a penalty, calculated as follows:

(i)                                     Exhibit F to Schedule B to each Statement of Work sets forth the information required to calculate the Service Level Credits Genpact shall pay to Wachovia (or apply against the Charges) in the event of a Service Level Default.  For each Service Level Default, Genpact shall pay to Wachovia a Service Level Credit that will be computed in accordance with the following formula:

[[[***]]]

(ii)                                  If more than one Service Level Default has occurred in a single month, the sum of the corresponding Service Level Credits shall be credited to Wachovia.

(iii)                               In no event shall the aggregate amount of Service Level Credits credited to Wachovia with respect to all Service Level Defaults occurring in a single month exceed, in total, the At Risk Amount for such month.

(iv)                              Genpact shall notify Wachovia if Wachovia becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Key Measurements and shall describe the Service Level Defaults for the month that is the subject of the monthly Critical Service Level report.  The monthly reports shall also describe any failure to meet Key Measurements for the month being reported on.

(v)                                 The total amount of Service Level Credits that Genpact will be obligated to pay to Wachovia with respect to Service Level Defaults occurring each month (subject to Genpact’s earnback rights), shall be reflected on an invoice and credited to Wachovia in accordance with this Agreement.

Under no circumstances shall the imposition of Service Level Credits be construed as Wachovia’s sole or exclusive remedy for any failure to meet the Service Levels.  However, if Wachovia recovers monetary damages from Genpact as a result of Genpact’s failure to meet a Service Level, Genpact shall be entitled to set-off against such damages any Service Level Credits paid for the failure giving rise to such recovery.  The express acknowledgment that a certain amount of Service Level Credits or number of Service Level defaults constitutes grounds for termination under Section 25.1(a) or 25.2(a) does not imply that a lesser amount or number cannot constitute a material breach of this Agreement and therefore grounds for termination under other subsections.

(b)                                 Earnback.  Genpact shall have Earnback opportunities with respect to each Service Level Credit as follows:

(i)                                     Within thirty (30) days after the end of each Contract Year, Genpact shall provide a report to Wachovia that will include, with respect to each Critical Service Level for

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which there was a Service Level Default during the preceding Contract Year, the following:

(A)                            Statistics on Genpact’s average monthly performance in that Critical Service Level during the preceding Contract Year.

(B)                              The total amount of Service Level Credits imposed for Service Level Defaults in that Critical Service Level.

(ii)                                  If, during the preceding Contract Year, Genpact achieved a Yearly Performance Average in a Critical Service Level that was equal to or greater than the Expected Service Level in effect for such Critical Service Level during the preceding year, Genpact shall be entitled to receive an earnback credit (“Earnback Credit”) equal to all Service Level Credits assessed during the preceding Contract Year for such Critical Service Level.  In no event will:

(A)                            the total amount of Earnback Credits for any Contract Year exceed the total amount of Service Level Credits assessed for Service Level Defaults in the applicable Critical Service Levels for that Contract Year; or

(B)                              any Earnback Credit carry forward to subsequent Contract Years or back to previous Contract Years.

(iii)                               If the Critical Service Level was in effect for less than the entire Contract Year, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Critical Service Level was in effect.  If the Agreement (or any portion thereof) is terminated prior to the end of the Term, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Agreement (or applicable portion thereof) was in effect.

(iv)                              The provision for Earnback shall only affect Genpact’s right to receive return of Service Level Credits provided to Wachovia and shall have no effect on any other rights or remedies of Wachovia under the Agreement, including rights of termination.

(c)                                  Single Incident/Multiple Defaults.  If a single incident results in the failure of Genpact to meet more than one Minimum Service Level, Wachovia shall have the right to select any one of such multiple Minimum Service Level Defaults for which it will be entitled to receive a Service Level Credit. Wachovia shall not be entitled to a Service Level Credit for each of such Minimum Service Level Defaults.

(d)                                 Presumptive Service Levels.

(i)                                     Certain Service Levels may be identified on Exhibit F to Schedule B to each Statement of Work as Presumptive Service Levels.  Genpact shall begin measuring its performance against such Presumptive Service Levels on the SOW Commencement Date (or, if later, the date on which Genpact assumes responsibility for the Services in question in accordance with the Transition Plan).  Genpact shall continue such service measurements for six (6) months.  Genpact shall use commercially reasonable efforts to meet the Presumptive Service Levels during the measurement period, but Service Level Credits shall not be assessed for any failure to meet such Presumptive Service Levels during such period.

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(ii)                                  Notwithstanding the foregoing, if, prior to the SOW Commencement Date (or, if later, the date on which Genpact assumes responsibility for the Services in question in accordance with the Transition Plan), Wachovia provides Genpact with historical measurement data sufficient to verify a requested Service Level, such Service Level shall be final and shall no longer be treated as a Presumptive Service Level.

(iii)                               After the level of service has been measured for the specified number of months, Wachovia and Genpact shall review the measurement trends and the levels of service quality that were attained or demonstrated to be attainable during the measurement period and shall set the final Service Level as follows:

(A)                            If the service measurements demonstrate that Genpact has consistently met or is capable of consistently meeting a particular Presumptive Service Level, such Presumptive Service Level shall be established as the final Service Level for such Service.

(B)                              If the service measurements demonstrate that Genpact has consistently exceeded or is capable of consistently exceeding a particular Presumptive Service Level, the Parties shall increase the Service Level accordingly in establishing the final Service Level for such Service.

(C)                              If the service measurements demonstrate that Genpact has consistently and materially failed to meet a particular Presumptive Service Level, the Parties shall review any available service measurements for the twelve (12) months preceding the SOW Commencement Date. If service measurements exist for at least six (6) consecutive months and the available service measurements confirm that Wachovia met or exceeded the Presumptive Service Level, such Presumptive Service Level shall be established as the final Service Level for such Service.   Genpact shall then expeditiously take all remedial action necessary to begin meeting the final Service Level.

(D)                             In all other circumstances, if the service measurements demonstrate that Genpact has consistently and materially failed to meet a particular Presumptive Service Level, Genpact shall conduct an analysis to determine: (1) the cause(s) of Genpact’s failure to meet the Presumptive Service Levels; (2) whether it is possible for Genpact, using commercially reasonable efforts, to meet the Presumptive Service Level without making material changes in the Agreement; (3) the Service Level Genpact could meet using commercially reasonable efforts, but without making material changes in the Agreement; and (4) the changes that would have to be made to permit Genpact to meet the higher Presumptive Service Level. If the Parties agree that the analysis demonstrates that the Presumptive Service Level is capable of being met, that Presumptive Service Level shall be established as the final Service Level for such Service. Genpact shall then expeditiously take any remedial action necessary to begin meeting the final Service Level. If the Parties agree that the analysis demonstrates that the failure to meet the Presumptive Service Level is not attributable to Genpact’s failure to competently perform its obligations under the Agreement and that it is not possible for Genpact using commercially reasonable efforts, to meet such Presumptive Service Level, Wachovia may, at its option, (aa) set the applicable Service Level for such Service at the highest level the Parties agree that Genpact could meet using commercially reasonable efforts, or (bb) authorize Genpact to make some or all of the changes identified as necessary to meet a higher Service Level.

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(e)                                  Deliverable Credits.  Genpact recognizes that Wachovia is paying Genpact to provide certain Critical Deliverables by the time and in the manner agreed by the Parties.  If Genpact fails to meet its obligations with respect to such Critical Deliverables, then, in addition to other remedies available to Wachovia, Genpact shall pay or credit to Wachovia the amounts (the “Deliverable Credits”) specified in the applicable Statement of Work or established by Wachovia as part of the project approval process on a case by case basis in recognition of the diminished value of the Services resulting from Genpact’s failure to meet the agreed upon level of performance, and not as penalty.  If Wachovia recovers monetary damages from Genpact as a result of Genpact’s failure to meet its obligations with respect to one (1) or more Critical Deliverables, Genpact shall be entitled to set-off against such damages any Deliverable Credits paid for the failures giving rise to such recovery.

7.3                               Problem Analysis.

If Genpact fails to provide Services in accordance with the Service Levels and this Agreement, Genpact shall (after restoring service or otherwise resolving any immediate problem) (a) (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure; (iii) correct the problem as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Genpact does not have responsibility for the cause of the problem; and (iv) advise Wachovia of the status of remedial efforts being undertaken with respect to such problem; and (b) if Genpact does have responsibility for the cause of the problem, (i) demonstrate to Wachovia’s reasonable satisfaction that the causes of such problem have been or will be corrected on a permanent basis, and (ii) take commercially reasonable actions to prevent any recurrence of such problem.  Genpact shall use commercially reasonable efforts to complete the Root Cause Analysis within thirty (30) days after the occurrence of the failure; provided that, if it is not capable of being completed within thirty (30) days using reasonable diligence, Genpact shall complete such Root Cause Analysis as quickly as possible and shall notify Wachovia prior to the end of the initial thirty (30) day period as to the status of the Root Cause Analysis and the estimated completion date. Genpact shall implement a process to execute Root Cause Analysis as specified in this Section 7.3.  Genpact shall submit a description of such process to Wachovia for Wachovia’s approval.  Genpact shall modify such process as requested by Wachovia.

7.4                               Continuous Improvement Reviews.

The Parties agree to the concept of continuous improvement in Service Levels and that the Critical Service Levels and Key Measurements should be modified during the Term to reflect continuous improvement.  To accomplish this, Critical Service Levels and Key Measurements will be modified at the end of each Contract Year as described below and such modifications shall be documented pursuant to the Change Control Procedures:

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7.5                               Measurement and Monitoring.

On or before the SOW Commencement Date, or such other date set forth in the Transition Plan for the applicable Statement of Work, Genpact shall implement measurement and monitoring tools and metrics as well as standard reporting procedures, all acceptable to Wachovia, to measure and report Genpact’s performance of the Services at a level of detail sufficient to verify Genpact’s compliance with the applicable Service Levels.  If and to the extent that Wachovia makes any of its existing tools available to Genpact for such purpose, Genpact shall use such tools unless otherwise approved or directed by Wachovia in writing.  Wachovia or its designee (other than a Genpact Competitor) shall have the right to audit all such measurement and reporting tools, performance metrics and reporting procedures.  Genpact shall provide Wachovia with on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries.  Genpact also shall provide Wachovia with

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access to the data used by Genpact to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Genpact to generate such data for purposes of audit and verification.  Wachovia shall not be required to pay any amount in addition to the Charges for such measurement and monitoring tools or the resource utilization associated with their use.

7.6                               Satisfaction Surveys.

(a)                                  Genpact Conducted Surveys.  Genpact (and/or independent third parties engaged by Genpact) shall conduct satisfaction surveys of the applicable management of Wachovia and the Eligible Recipients in accordance with the survey protocols and procedures specified in Schedule H and the applicable Statement of Work.  Satisfaction as measured by such surveys shall be either a Critical Service Level or a Key Measurement as specified in the applicable Statement of Work.  If Genpact engages an independent third party to perform all or any part of any satisfaction survey, such third party shall be approved in advance by Wachovia.  Genpact shall be responsible for the cost of all such surveys conducted pursuant to this Section 7.6(a), Schedule H or a Statement of Work.

(b)                                 Wachovia Conducted Surveys.  In addition to the satisfaction surveys to be conducted pursuant to Section 7.6(a), Wachovia may survey satisfaction with Genpact’s performance in connection with, and as part of, broader satisfaction surveys periodically conducted by Wachovia.  At Wachovia’s request, Genpact shall cooperate and assist Wachovia with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys.  If Wachovia engages an independent third party to perform all or any part of any satisfaction survey, Wachovia shall be responsible for the cost of all such surveys conducted pursuant to this Section 7.6(b).

(c)                                  Survey Follow-up.  If the results of any satisfaction survey conducted pursuant to Section 7.6(a) or (b) indicate that the level of satisfaction with Genpact’s performance of the Services is less than the target level specified in the applicable Statement of Work, Genpact shall promptly (consistent with the severity and materiality of the problem): (i) conduct a Root Cause Analysis as to the cause of such dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction, including the specific measures to be taken by Genpact; (iii) present such plan to Wachovia for its review, comment and approval; and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction.  Within thirty (30) days after the completion of the measures described in such action plan, Genpact shall conduct follow-up surveys with the affected management to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved.  Genpact shall pay to Wachovia any Deliverable Credit(s) specified in the approved action plan for Genpact’s failure to attain the prescribed satisfaction levels or to take the actions set forth in such action plan by the agreed dates.

8.                                      GENPACT PERSONNEL

8.1                               Genpact Personnel Are Not Wachovia Employees.

Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making Wachovia (or the Eligible Recipients) and Genpact partners, joint venturers, principals, joint employers, agents or employees of or with the other.  No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Genpact to perform work on Wachovia’s behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of Wachovia or the Eligible Recipients for any purpose.  Genpact, not Wachovia or the Eligible Recipients, has the right, power, authority and duty to supervise and direct the activities of the Genpact Personnel and to compensate such Genpact Personnel for any work performed by them on the behalf of Wachovia or the Eligible Recipients pursuant to this

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Agreement.  Genpact, and not Wachovia or the Eligible Recipients, shall be responsible and therefore solely liable for all acts and omissions of Genpact Personnel, including acts and omissions constituting negligence, gross negligence, willful misconduct and/or fraud.

8.2                               Global Operations Leader.

Genpact shall designate a “Global Operations Leader” for the Wachovia engagement.  The Parties agree that the initial Global Operations Leader shall be Anju Talwar.  The Global Operations Leader shall (a) be one of the Key Employees; (b) be a full-time employee of Genpact; (c) devote his or her full time and effort to managing the Services; (d) remain in this position for a minimum period of three (3) years from the initial assignment (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death); (e) serve as the single point of accountability for the Services; (f) be the single point of contact to whom all Wachovia communications concerning the Services under this Agreement may be addressed; (g) have authority to act on behalf of Genpact in all day-to-day matters pertaining to this Agreement; and (h) have overall responsibility for overseeing the provision of the Services, billing and relationship management.

8.3                               Key Employees.

(a)                                  Selection of Key Employees.

(i)                                     Genpact shall actively involve Wachovia in the selection process for Key Employees.  Key Employees shall be chosen from the top performers among Genpact’s employees based on the last full year’s performance review, unless Wachovia approves the hiring of a new employee for a Key Employee’s position in order to obtain an individual with specific skill sets and experience required in connection with the Services.  Without limiting the generality of the foregoing two sentences, before assigning an individual to act as one of the Key Employees whether as an initial assignment or a subsequent assignment and whether under this Agreement or any Statement of Work, Genpact shall discuss the proposed assignment with Wachovia, introduce the individual to appropriate Wachovia representatives (including by telephone), provide a reasonable opportunity for Wachovia representatives to interview the individual, and provide Wachovia with a resume and such other information about the individual as may be reasonably requested by Wachovia.  Genpact shall only assign an individual to a Key Employees position who has been approved by Wachovia.

(ii)                                  The Global Operations Leader and his or her direct reports (the “Executive Management Team”) shall be Key Employees.  The Key Employees on the Executive Management Team that have been selected and approved as of the Effective Date are listed in Schedule J.

(iii)                               Genpact shall identify and obtain Wachovia’s approval of all Key Employees under a Statement of Work prior to the completion of any Transition Services as set forth in a Statement of Work or, if no Transition Services are specified, then prior to the SOW Commencement Date.  Unless the Parties agree otherwise, there shall be at least one (1) individual designated as a Key Employee for each Statement of Work.

(iv)                              Wachovia may from time to time change the positions designated as Key Employees under this Agreement or any Statement of Work with Genpact’s approval.

(b)                                 Continuity of Key Employees.  Genpact shall cause each of the Key Employees to devote full time and effort for at least two (2) years from the date he or she assumes the position in question to the provision of Services under this Agreement. Genpact shall not transfer, reassign or remove

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any of the Key Employees (except as a result of voluntary resignation, involuntary termination for cause, illness, disability or death) or announce its intention to do so during such period without the prior approval of both the Executive Committee and Wachovia.  In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of one of its Key Employees during or after the specified period, Genpact shall (i) give Wachovia as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Wachovia’s approval of a suitable replacement.  In addition, even after the period specified above, Genpact shall transfer, reassign to another account or remove any of its Key Employees only after (i) giving Wachovia at least forty-five (45) days’ prior notice of such action, (ii) identifying and obtaining Wachovia’s approval of a suitable replacement at least thirty (30) days prior to the effective date of such transfer, reassignment or removal, and (iii) completing any and all necessary knowledge transfer between the departing Key Employees and his or her Wachovia-approved replacement.  Under no circumstances shall Genpact transfer, assign, reassign to another account or remove more than twenty percent (20%) of the Key Employees in any six (6) month period except as may result from a voluntary resignation, involuntary termination for cause, illness, disability or death of any Key Employee.

(c)                                  Incentive Compensation.  To the extent permitted by Law, Genpact shall consult Wachovia on the performance reviews for the Global Operations Leader and the other Key Employees and shall provide Wachovia a meaningful opportunity to provide information to Genpact with respect to Wachovia’s evaluation of such Genpact Personnel’s performance.  Such information shall be considered and accorded substantial weight by Genpact in its evaluation of, and in establishing compensation for, such Genpact Personnel.  Such input may be based upon (i) the level of customer satisfaction reflected in the periodic customer satisfaction surveys and (ii) the extent to which Genpact has met or exceeded the Service Levels and Genpact’s other responsibilities and obligations under this Agreement.

(d)                                 Retention and Succession.  Genpact shall implement and maintain a retention strategy designed to retain Key Employees on the Wachovia account for the prescribed period.  Genpact shall also maintain active succession plans for each of the Key Employees positions.

(e)                                  Visas.  All Key Employees shall have a valid visa for travel to the United States at any time while he or she is designated as a Key Employee.

8.4                               Selection, Qualifications, Retention and Replacement of Genpact Personnel.

(a)                                  Sufficiency and Suitability of Genpact Personnel.  Genpact shall assign (or cause to be assigned) sufficient Genpact Personnel possessing suitable competence, ability, training and qualifications to provide the Services in accordance with this Agreement.

(b)                                 Screening and Disqualification of Genpact Personnel.

(i)                                     Genpact shall use commercially reasonable efforts to ensure that Genpact Personnel have not been convicted of a felony, do not use illegal drugs and are not otherwise disqualified from performing the assigned work under applicable Laws.

(ii)                                  To the extent allowed by applicable Laws, Genpact shall perform a background check and a Wachovia-approved drug test on, and at Wachovia’s request, fingerprint, each individual prior to his or her assignment as Genpact Personnel.

(iii)                               Genpact shall implement any additional requirements imposed on Wachovia for screening of Genpact Personnel at Wachovia’s expense.

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(iv)                              Individuals who do not meet criteria acceptable to Wachovia shall not be assigned as Genpact Personnel.

(c)                                  Authority to Work.  Genpact shall ensure that each member of the Genpact Personnel is authorized to work in the country in which he or she is assigned to perform Services (including holding valid passports and/or visas, as applicable).

(d)                                 Passports.  Within nine (9) months after his or her assignment to the Genpact Personnel, each member of the Genpact Personnel shall have a valid passport issued by his or her country of origin.  If any member of the Genpact Personnel is not able to obtain a passport within such period for reasons other than procedural issues, Genpact shall remove such individual from the Genpact Personnel unless otherwise approved by Wachovia.

(e)                                  Training and Orientation.  Genpact shall provide new-hire orientation and generic, non-business process specific training to Genpact Personnel.  Genpact shall not invoice Wachovia any Charges for newly-hired Genpact Personnel for the period of time after hiring during which Genpact provides such orientation and training.  Such generic orientation and training shall include training on Wachovia Rules and Wachovia Standards (except process-specific Wachovia Standards).  Genpact shall also provide process-specific training (including training on process-specific Wachovia Standards) for each Statement of Work as set forth in such Statement of Work.  Genpact’s costs for process-specific training for such newly-hired Genpact Personnel shall be reimbursed by Wachovia.

(f)                                    Resource Pool.  Genpact shall maintain a resource pool of Genpact Personnel in addition to those Genpact Personnel dedicated to performing Services and shall train such resource pool in Wachovia Rules, Wachovia Standards and the tools, methodologies and other necessary areas to provide support to Wachovia.  Where appropriate, resources in such resource pool may perform productive work (i.e., job-shadowing) for Wachovia.  The size of such resource pool shall be determined by the Operating Council from time to time based on Wachovia’s three-month forecast of projected needs under Statements of Work and then-current attrition rates, including the anticipated higher attrition rate during the initial sixty (60) day period for each in-scope business process.

(g)                                 Selection of Supervisory and Management Personnel.  Genpact shall actively involve Wachovia in the selection process for Genpact Personnel in supervisory and/or management positions.  Without limiting the generality of the foregoing sentence, before assigning an individual to a supervisory and/or management position, whether as an initial assignment or a subsequent assignment and whether under this Agreement or any Statement of Work, Genpact shall discuss the proposed assignment with Wachovia, introduce the individual to appropriate Wachovia representatives (including by telephone), and provide Wachovia with a resume and such other information about the individual as may be reasonably requested by Wachovia.

(h)                                 Performance Reviews of Supervisory and Management Personnel.  To the extent permitted by Law, Genpact shall consult Wachovia on the performance reviews for Genpact Personnel in supervisory and/or management positions and shall provide Wachovia a meaningful opportunity to provide information to Genpact with respect to Wachovia’s evaluation of such Genpact Personnel’s performance.  Such information shall be considered and accorded substantial weight by Genpact in its evaluation of, and in establishing compensation for, such Genpact Personnel.  Such input may be based upon (i) the level of customer satisfaction reflected in the periodic customer satisfaction surveys and (ii) the extent to which Genpact has met or exceeded the Service Levels and Genpact’s other responsibilities and obligations under this Agreement.

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(i)                                     Bonus Pool.  Genpact Personnel shall be eligible at all times to participate in Genpact’s standard annual bonus pool as part of their compensation.  Genpact shall consult Wachovia during the establishment of its standard bonus pool program on an annual basis and shall provide Wachovia a meaningful opportunity to provide input to Genpact with respect to Wachovia’s evaluation of the Genpact Personnel’s performance.  Such input shall be considered and accorded substantial weight by Genpact in its evaluation of Genpact Personnel and their participation in the annual bonus pool.  If after the annual bonus pool program has been established Wachovia desires to increase such bonus pool for the Genpact Personnel, Genpact shall accommodate Wachovia’s request and Wachovia shall reimburse Genpact for any incremental amounts paid to the Genpact Personnel as a result of such request.

(j)                                     Continuity of Genpact Personnel.  Genpact shall cause each of the Genpact Personnel (other than Key Employees) to devote full time and effort for at least two (2) years from the date he or she assumes the position in question to the provision of Services under this Agreement.  Genpact shall not transfer, reassign or remove any of the Genpact Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability or death) during such period without the prior approval of Wachovia.

(k)                                  Requested Replacement.  In the event that Wachovia determines that the continued assignment to Wachovia of any individual Genpact Personnel (including Key Employees) is not in the best interests of Wachovia or the Eligible Recipients, then Wachovia shall give Genpact notice to that effect requesting that such Genpact Personnel be replaced.  Genpact shall (i) within four weeks after such notice (or within a reasonable period of time in respect of the removal of Key Employees so that the Parties may comply with Section 8.3(a)), remove such Genpact Personnel and (ii) as soon as practical after such notice, replace such Genpact Personnel with an individual of suitable ability and qualifications, without cost to Wachovia.  If Wachovia requires the immediate removal or replacement of any individual Genpact Personnel (other than for breach of confidentiality or security obligations under this Agreement or a Statement of Work, violation of Wachovia Rules, or pursuant to Section 8.6(a)), Genpact shall remove and replace such Genpact Personnel immediately and Wachovia shall pay Genpact an amount equal to the compensation of such Genpact Personnel for four (4) weeks.  However, Genpact shall immediately remove such Genpact Personnel if Wachovia’s request is based upon breach of confidentiality or security obligations under this Agreement or a Statement of Work, violation of Wachovia Rules or pursuant to Section 8.6(a) without cost to Wachovia and shall replace such Genpact Personnel as soon as practicable.  Nothing in this provision shall operate or be construed to limit Genpact’s responsibility for the acts or omission of the Genpact Personnel, or be construed as joint employment.

8.5                               Turnover Rate and Data.

(a)                                  Genpact acknowledges that Wachovia desires to keep the turnover rate of Genpact Personnel as low as possible in order, among other things, to maintain the continuity of management and key skills.  Wachovia shall consider in good faith paying premium billing rates for members of the Genpact Personnel after they have been in their position for [[[***]]] and, for select employees, prior to the end of such period as approved by Wachovia.

(b)                                 Genpact shall monitor and provide a report to Wachovia on the turnover rate within the Genpact Personnel on a monthly basis.  Genpact shall take commercially reasonable necessary steps to keep the turnover rate of Genpact Personnel to a level reasonably satisfactory to Wachovia.

(c)                                  In connection with entering into a Statement of Work, Wachovia and Genpact shall jointly establish a monthly “expected” level of turnover and a “maximum acceptable” level of turnover based upon the requirements of the business process covered by such Statement of Work and the

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Service Levels set forth in such Statement of Work.  Such levels shall take into account transaction volume fluctuations.  The Parties shall reconsider these levels of turnover at the beginning of each Contract Year of the SOW Term and make any mutually agreeable adjustment.

(i)                                     If during any month the turnover rate is above the “expected” level but below the “maximum acceptable” level, then Genpact shall prepare, and the Parties shall discuss and jointly agree upon, an action plan to reduce such turnover rate and Genpact shall implement the agreed-upon plan.

(ii)                                  If during any month the turnover rate is above the “maximum acceptable” level, then the Operating Council shall act immediately to reduce, and Genpact shall invest [[[***]]] of the monthly Charges paid under the affected Statement(s) of Work into measures to reduce, the turnover rate below the “maximum acceptable” level and Genpact shall continue to do so until the turnover rate falls below such level.

(d)                                 Notwithstanding any turnover of Genpact Personnel, Genpact shall remain obligated to perform the Services without degradation and in accordance with the Service Levels.

8.6          Conduct of Genpact Personnel.

(a)           Conduct and Compliance.  While at Wachovia Sites or Wachovia Facilities, Genpact Personnel shall, in addition to the requirements under Section 6.9, (i) comply with requests of Wachovia or the Eligible Recipients pertaining to personal and professional conduct, (ii) attend workplace training offered by Wachovia and/or the Eligible Recipients at Wachovia’s request, and (iii) otherwise conduct themselves in a businesslike manner.

(b)           Identification of Genpact Personnel.  Except as expressly authorized by Wachovia, all Genpact Personnel shall clearly identify themselves as Genpact Personnel and not as employees of Wachovia and/or the Eligible Recipients.  This shall include any and all communications, whether oral, written or electronic.  Each Genpact Personnel shall wear a badge indicating that he or she is a “contractor” when at a Wachovia Facility or Wachovia Site.

(c)           Restriction on Marketing Activity.  Except for marketing representatives designated in writing by Genpact to Wachovia, none of the Genpact Personnel shall conduct any marketing activities to Wachovia or Eligible Recipient employees at Wachovia Facilities or Wachovia Sites, other than reporting potential marketing opportunities to Genpact’s designated marketing representatives.

8.7          Substance Abuse.

(a)           Removal.  To the extent permitted by applicable Laws, Genpact shall immediately remove (or cause to be removed) any Genpact Personnel who is known to be or reasonably suspected of engaging in substance abuse while at a Wachovia Facility or Wachovia Site, in a Wachovia vehicle or while performing the Services.  In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation.  Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol, or the misuse of prescription or non-prescription drugs.

(b)           Substance Abuse Policy.  Genpact maintains, and during the Term shall maintain, substance abuse policies, in each case in conformance with applicable Laws, and Genpact Personnel will be subject to such policies.  Genpact shall require its Affiliate Subcontractors, and shall use commercially reasonable efforts to causes its Non-affiliate Subcontractors providing Services, to have and maintain such policies in conformance with applicable Law and to adhere to this provision.

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8.8          Wachovia Employees.

(a)           Placement of Wachovia Employees in Genpact’s Operation.  Wachovia shall have the right to assign Wachovia employees to positions within Genpact’s operations providing Services to Wachovia (including Wachovia subject matter experts with process knowledge) during the transition and start-up phases under a Statement of Work.

(b)           Offers to Genpact Personnel.  Notwithstanding Section 27.17, Wachovia may, at its option and upon at least two (2) weeks’ prior notice to Genpact, offer employment to high-performing Genpact Personnel interested in relocating to the United States, subject to applicable Law.

9.             GENPACT RESPONSIBILITIES

9.1          Procedures Manuals.

(a)           Management Procedures Manual.  As part of the Services, and at no additional cost to Wachovia, Genpact shall deliver to Wachovia for its review, comment and approval (i) a reasonably complete draft of a Management Procedures Manual within sixty (60) days after the Effective Date and (ii) a final draft of the Management Procedures Manual within ninety (90) days after the Effective Date.

(b)           Policy and Procedures Manuals.  As part of the Services, and at no additional cost to Wachovia, Genpact shall deliver to Wachovia for its review, comment and approval, a Policy and Procedures Manual for each Statement of Work in accordance with Schedule K (each, a “Policy and Procedures Manual”).  At a minimum, each Policy and Procedures Manual shall include the following:

(i)            a detailed description of the Services and the manner in which each will be performed by Genpact, including (A) the Equipment, Software, and Systems to be procured, operated, supported or used to provide the Services; (B) documentation (including operations manuals, user guides, specifications, policies and procedures and disaster recovery and business continuity plans) provider further details regarding such Services; (C) the specific activities to be undertaken by Genpact in connection with each Service, including, where appropriate, monitoring, staffing, reporting, planning and oversight activities to be performed by Genpact under the applicable Statement of Work; (D) the checkpoint reviews, testing, acceptance, controls and other procedures to be implemented and used to assure service quality; and (E) the processes, methodologies and controls to be implemented and used by Genpact to ensure compliance with Genpact Laws and, subject to Article 19, Wachovia Laws under such Statement of Work; and

(ii)           the procedures for Wachovia and Genpact interaction and communication, including (A) call lists; (B) procedures for and limits on direct communication by Genpact with Wachovia personnel; (C) problem management and escalation procedures; (D) priority and project procedures; (E) Acceptance procedures; (F) Acceptance testing; (G) Quality Assurance procedures, internal controls and checkpoint reviews; and (H) interaction and communication regarding annual and quarterly financial objectives, budgets, and performance goals.

Genpact shall incorporate Wachovia’s then current policies and procedures by reference into the Policy and Procedures Manual to the extent it is directed to do so by Wachovia.

(c)           Revision and Maintenance.  Genpact shall incorporate any comments or suggestions of Wachovia into the Policy and Procedures Manual and shall deliver a final revised version to

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Wachovia within thirty (30) days after its receipt of such comments and suggestions for Wachovia’s approval.  The Policy and Procedures Manual will be delivered and maintained by Genpact in hard copy and electronic formats and will be accessible electronically to Wachovia management via a secure web site in a manner consistent with Wachovia’s security policies.

(d)           Compliance.  Genpact shall perform the Services under a Statement of Work in accordance with applicable Laws and Wachovia’s then-current policies and procedures until the Policy and Procedures Manual is finalized and agreed upon by the Parties.  Thereafter, Genpact shall perform the Services under such Statement of Work in accordance with the provisions of the Policies and Procedures Manual and this Agreement.  In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control.

(e)           Modification and Updating.  Genpact shall promptly modify and update the Policy and Procedures Manual quarterly to reflect changes in the operations or procedures described therein and to comply with Wachovia Standards and Strategic Plans as described in Section 9.5.  Genpact shall provide the proposed changes in the manual to Wachovia for review, comment and approval.  To the extent any such change could (i) increase Wachovia’s total costs of receiving the Services; (ii) have an adverse impact or require changes described in Section 9.6; or (iii) violate or be inconsistent with the Wachovia Standards or Strategic Plans, Genpact shall not implement such change without first obtaining Wachovia’s approval, which Wachovia may withhold in its sole discretion.

(f)            Annual Review.  In addition to the foregoing, the Parties shall meet to perform a formal annual review of the Policy and Procedures Manual on each anniversary of the applicable SOW Commencement Date.

9.2          Reports.

(a)           Reports.  Genpact shall provide Wachovia with reports (“Reports”) pertaining to the performance of the Services sufficient to permit Wachovia to monitor and manage Genpact’s performance of the Services.  The Reports shall include those described in Schedule B or as determined by the Operating Council in the format and at the frequencies provided therein, and those set forth in any Statement of Work.  In addition, from time to time, Wachovia may request additional Reports, including, to the extent consistent with industry standards, Reports on Genpact’s compliance with other obligations under this Agreement, to be generated by Genpact and delivered to Wachovia on an ad hoc or periodic basis.  All Reports shall be provided to Wachovia as part of the Services and at no additional charge to Wachovia.  The Reports described in Schedule B or as determined by the Operating Council and, to the extent reasonably possible, all other Reports shall be provided to Wachovia (i) by secure on-line connection in an electronic format capable of being accessed by Microsoft Office components and downloadable by Wachovia, with the information contained therein capable of being displayed graphically and accessible from a web browser, and/or (ii) in traditional printed form.

(b)           Back-Up Documentation.  As part of the Services, Genpact shall provide Wachovia with such documentation and other information available to Genpact as may be reasonably requested by Wachovia from time to time in order to verify the accuracy of the Reports provided by Genpact.

(c)           Correction of Errors.  As part of the Services and at no additional charge to Wachovia, Genpact shall promptly correct any errors or inaccuracies in the Reports or the information or data contained in such Reports.

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9.3          Governance and Meetings.

(a)           Governance Model.  The Parties shall manage and coordinate their relationship under this Agreement using the governance procedures and processes set forth in Schedule K, as the same may be amended from time to time.

(b)           Meetings.  During the Term, representatives of the Parties shall meet periodically or as requested by Wachovia to discuss matters arising under this Agreement or any Statement of Work, including any such meetings provided for in this Agreement or any Statement of Work, the Management Procedures Manual, the applicable Policy and Procedures Manual or Schedule K.  Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in such meetings.

(c)           Agenda and Minutes.  For each such meeting, upon Wachovia request, Genpact shall prepare and distribute an agenda, which will incorporate the topics designated by Wachovia.  Genpact shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting.  In addition, upon Wachovia’s request, Genpact shall record and promptly distribute minutes for every such meeting for review and approval by Wachovia.

(d)           Forecasts.  In connection with each Statement of Work, Wachovia shall on a mutually agreed periodic basis provide volume projections to Genpact for Services under such Statement of Work.  In addition, in order to assist Genpact with infrastructure planning, Wachovia shall on a mutually agreed periodic basis provide volume projections to Genpact for Services under this Agreement.  Genpact may use volume projections provided by Wachovia under this Section 9.3(d) as a planning tool, but acknowledges that such projections do not constitute a commitment by Wachovia.

(e)           Eligible Recipient Meetings.  Genpact shall notify the Wachovia Project Executive in advance of scheduled meetings with Eligible Recipients in respect of new or additional services proposed to be provided by Genpact and shall invite the Wachovia Project Executive to attend such meetings or to designate a representative to do so.

9.4          Operational Risk Management, Quality Assurance and Internal Controls.

(a)           Operational Risk Management, Quality Assurance and Internal Controls.  Genpact shall develop and implement operational risk management, Quality Assurance and internal controls (e.g., financial and accounting controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and processes and procedures (including implementing tools and methodologies) designed to ensure that the Services are performed in an accurate and timely manner and in accordance with (i) the Service Levels and other requirements of this Agreement, (ii) generally accepted accounting principles, (iii) the best practices of leading providers of in-scope business process outsourcing services, (iv) industry standards (e.g., SEI CMM Level 5, QS 9000, ISO 9001/2000, ISO 14000, applicable data security practices identified in ISO 17799) applicable to Wachovia and the Eligible Recipients or the performance of the Services, and (v) the Laws applicable to Wachovia and the Eligible Recipients.  On a quarterly basis, Genpact shall in writing (i) report to Wachovia on the status of such internal controls developed and implemented by Genpact pursuant to, and associated activities described in, this Section 9.4(a), and (ii) certify Genpact’s compliance with the internal controls contained in Wachovia Rules and Wachovia Standards or prescribed by any Statement of Work.  Without limiting the generality of the foregoing, Genpact shall with respect to its environment and the Services:

(A)          Maintain a strong control environment in day-to-day operations to assure that the following fundamental control objectives are met:  (1) financial and operational information is valid, complete and accurate; (2) the Services are performed efficiently

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and achieve effective results, consistent with the requirements of this Agreement; (3) assets are safeguarded; (4) actions and decisions of Genpact are in compliance with applicable Laws; (5) financial transactions processed on behalf of Wachovia or the Eligible Recipients are executed only in accordance with management authorization; (6) controls exist to prevent or timely detect the unauthorized acquisition, use or disposition of assets of Wachovia or of the Eligible Recipients; and (7) records are maintained to reflect the transactions and dispositions of the assets of Wachovia and the Eligible Recipients;

(B)           Build the following basic control activities into work processes:  (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) transactions properly authorized; (5) transactions accurately recorded; (6) transactions recorded in proper accounting period; (7) policies, procedures, and responsibilities documented; (8) adequate training and education; (9) adequate separation of duties; and (10) recorded assets compared with existing assets;

(C)           Assist Wachovia with all risk management-related policies, functions and processes.  Wachovia will establish an in-country risk management function to oversee all operational risk-related matters with Genpact;

(D)          Develop and execute a process to ensure periodic control self-assessments are performed, and periodic certifications and attestations are made, with respect to applicable Services (such self-assessments to be performed and such certifications and attestations to be made at least quarterly unless and until Wachovia approves less frequent self-assessments);

(E)           Maintain an internal audit function to sufficiently monitor the processes and Systems used to provide the Services (i.e., perform audits, track control measures, communicate status to management, drive corrective action, etc.).  As part of such internal audit function, Genpact shall:

(1)           Develop and execute an annual risk assessment process to evaluate risk in the Services.  This assessment shall become the basis to create an annual risk-based audit plan of Services.  The plan shall be provided to Wachovia for its review and approval in sufficient time to permit Wachovia to comply with its obligations and requirements;

(2)           Adopt a qualitative methodology (e.g. high, medium, low effectiveness) of reporting the level of controls and internal audit results; and

(3)           Provide to Wachovia a summary of planned audit activity, audit activity performed, associated significant findings, and status or follow-up activity, and a summary of control incidents (i.e., frauds, conflict of interest situations, etc.) and related corrective action at least quarterly;

(F)           Conduct investigations of suspected fraudulent activities within Genpact’s organization that impact or could impact Wachovia or the Eligible Recipients.  Genpact shall promptly notify Wachovia of any such suspected fraudulent activity and the results of any such investigation as they relate to Wachovia or the Eligible Recipients.  At Genpact’s request, Wachovia shall provide reasonable assistance to Genpact in connection with any such investigation;

(G)           Comply with all applicable requirements and guidelines established by Wachovia in order to assist Wachovia to meet the requirements of the Sarbanes-Oxley Act of 2002 and

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implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board and the Basel II Accord and implementing regulations;

(H)          Comply with the Wachovia Code of Ethics; and

(I)            Inform Wachovia of compliance measures Genpact is taking to satisfy Sarbanes-Oxley requirements, including certification as to internal controls and, with Wachovia’s prior approval, implement such compliance measures for in-scope business processes.

(b)           Wachovia Approval.  Genpact shall submit such processes, procedures and controls to Wachovia for its review, comment and approval in a draft Policy and Procedures Manual in accordance with Section 9.1(b) and in any event prior to the start of production under any Statement of Work.  Upon Wachovia’s approval, such processes, procedures and controls shall be included in the final Policy and Procedures Manual.  Prior to the approval of such processes and procedures by Wachovia, Genpact shall adhere to Wachovia’s then-current policies, procedures and controls.  No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Genpact’s failure to comply with the Service Levels and other terms of this Agreement and the Statements of Work.

(c)           Industry Standards – Certifications and Compliance.  Genpact has achieved and, to the extent relevant, will maintain compliance with Six Sigma methodologies in connection with the delivery of the Services.  Genpact shall employ Six Sigma methodologies and tools to continuously improve the process, procedures and controls associated with the Services.

9.5          Processes, Procedures, Architecture, Standards and Information Technology Planning.

(a)           Wachovia Standards.  Wachovia shall have the right to establish and modify from time to time the standards, policies, practices, processes, procedures and controls to be adhered to and enforced by Genpact in the performance of the Services, and the associated IT technologies, architectures, standards, products and systems to be provided, operated, managed, supported and/or used by Genpact in connection therewith (collectively, the “Wachovia Standards”), including those set forth in Schedule F.  Wachovia shall notify Genpact of the Wachovia Standards, including modifications thereto.  As requested by Wachovia, Genpact shall assist Wachovia on an on-going basis in reviewing the Wachovia Standards.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact complying with changes in such Wachovia Standards after the applicable SOW Commencement Date in accordance with the Change Control Procedures.

(b)           Genpact Compliance with Wachovia Standards.  Genpact shall (i) except as otherwise provided herein, comply in all material respects with the Wachovia Standards and Strategic Plans in providing the Services, (ii)  modify the Services as and to the extent necessary to comply with such Wachovia Standards and Strategic Plans (and use commercially reasonable efforts to do so in accordance with the milestone dates specified in such Strategic Plans or otherwise prescribed by Wachovia), (iii) cause that all Software or Systems installed and operated in Genpact Facilities and used by Genpact to provide the Services comply with the Wachovia Standards and Strategic Plans, and (iv) obtain Wachovia’s prior approval for any deviations from such Wachovia Standards and Strategic Plans.  Wachovia shall have final authority to promulgate Wachovia Standards and Strategic Plans and to modify or grant waivers from such Wachovia Standards and Strategic Plans.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact in modifying the Services as and to the extent necessary to comply with changes in such Wachovia Standards and Strategic Plans after the applicable SOW Commencement Date in accordance with the Change Control Procedures.

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(c)           Financial, Forecasting and Budgeting Support.  To support Wachovia’s forecasting and budgeting processes, Genpact shall provide the following information regarding the costs to be incurred by Wachovia and/or the Eligible Recipients in connection with the Services: (i) actual and forecasted utilization of FTEs; (ii) actual and forecasted changes in the total cost or resource utilization of Wachovia and the Eligible Recipients associated with changes to the environment; and (iii) opportunities to modify or improve the Services and to reduce the Charges and/or total cost to Wachovia of receiving the Services, Pass-Through Expenses or retained expenses incurred by Wachovia.  Such information shall be provided in accordance with the schedule established by Wachovia and Genpact.

9.6          Change Control.

In making any change in the standards, processes, policies, procedures and controls of the in-scope business processes or, subject to Section 6.7, in the associated IT technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the in-scope business processes, Genpact shall comply with the change control procedures specified in Schedule L (the “Change Control Procedures”).  Genpact shall make no such change without first obtaining Wachovia’s approval.

9.7          Agency and Disbursements.

If a Statement of Work contemplates that Genpact shall make payments to certain lessors, licensors and suppliers as paying agent of Wachovia or the Eligible Recipients, or reimburse Wachovia for payments made by Wachovia or the Eligible Recipients to such lessors, licensors and suppliers, if and to the extent such payments relate to Third Party Contracts, Equipment leases or Third Party Software licenses as to which Genpact is financially responsible, but which have not been formally transferred to Genpact, the Parties shall include the terms and conditions of such payments in such Statement of Work.

9.8          Subcontractors.

(a)           Use of Subcontractors.  Genpact may subcontract any of its responsibilities under this Agreement or any Statement of Work for the provision of Services to any of its Affiliates (each, an “Affiliate Subcontractor”) without Wachovia’s approval.  Genpact shall not subcontract any of its responsibilities under this Agreement or any Statement of Work for the provision of Services to any Entity or person that is not an Affiliate of Genpact (each, a “Non-affiliate Subcontractor”) without Wachovia’s prior approval.  If an Affiliate Subcontractor ceases to be an Affiliate of Genpact, then Genpact must obtain Wachovia’s prior approval if Genpact desires to continue to subcontract any of its responsibilities to such Entity.  Prior to entering into a subcontract with respect to the Services with a Non-affiliate Subcontractor, Genpact shall (i) at Wachovia’s request, forward to Wachovia a copy of the proposed subcontract, or (in Wachovia’s reasonable discretion) a detailed description of the scope and material terms (other than pricing terms) of the proposed subcontract; (ii) give Wachovia reasonable prior notice of the subcontract specifying the components of the Services and the Statements of Work affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor and the reasons for subcontracting the work in question, the location of the Subcontractor facilities from which the Services will be provided, the extent to which the subcontract will be dedicated, and the Subcontractor’s willingness to grant the rights described in Section 26.2 upon expiration or termination; and (iii) subject to Section 9.8(b), obtain Wachovia’s prior approval of such Non-affiliate Subcontractor.  If a Governmental Entity having jurisdiction over Wachovia or an Eligible Recipient requests any information described in the foregoing sentence in respect of an Affiliate Subcontractor, Genpact shall promptly provide such information to Wachovia.

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(b)           Right to Revoke Approval.  Wachovia shall have the right during the applicable SOW Term to revoke its prior approval of a Non-affiliate Subcontractor for any reason and direct Genpact to replace such Non-affiliate Subcontractor, in which case Genpact shall immediately replace such Subcontractor at no additional cost to Wachovia.

(c)           Identified Subcontractors.  Wachovia reserves the right to specify in a Statement of Work that Genpact use an identified Subcontractor for the provision of any Services under such Statement of Work in cases where such selection is necessary to preserve an existing contract or business relationship.

(d)           Genpact Responsibility.  Genpact shall be and remain responsible and liable for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Genpact under this Agreement to the same extent as if such failure to perform or comply was committed by Genpact or Genpact employees.  Genpact shall be responsible for the performance of all such Subcontractors and Subcontractor personnel providing any of the Services hereunder.  Genpact shall be Wachovia’s sole point of contact regarding the Services, including with respect to payment.  Genpact shall use a common methodology and tool set to manage all of the Subcontractors effectively and efficiently.

9.9          Technology and Business Process Evolution.

(a)           Obligation to Propose Technology and Business Process Evolutions.  Genpact shall identify, communicate to Wachovia on an ongoing basis, and propose the implementation of Technology and Business Process Evolutions that are likely to: (i) improve the efficiency and effectiveness of the Services (including cost savings); (ii) improve the efficiency and effectiveness of the in-scope business process functions performed by or for Wachovia and the Eligible Recipients; (iii) result in cost savings or revenue increases to Wachovia and the Eligible Recipients in areas of their business outside the Services; (iv) enhance the ability of Wachovia and the Eligible Recipients to conduct their business and serve their customers; and (v) achieve the Strategic Plans faster and/or more efficiently.  At least semi-annually, Genpact shall meet with Wachovia to formally brief Wachovia regarding such Technology and Business Process Evolutions.  Such briefing shall include Genpact’s assessment of the business impact, performance improvements and cost savings associated with such Technology and Business Process Evolutions.  Where requested by Wachovia, Genpact shall develop and present to Wachovia proposals for implementing Technology and Business Process Evolutions.

(b)           Genpact Developed Advances.  Subject to any applicable non-disclosure obligations, if Genpact develops or implements technological advances or changes Genpact’s systems and technologies used to provide the same or substantially similar services to the Services or Genpact develops or implements new or enhanced processes, services, software, tools, products or methodologies (collectively, “New Advances”), Genpact shall (i) offer Wachovia the opportunity to serve as a pilot customer in connection with the implementation of such New Advances; and (ii) if Wachovia declines such opportunity, offer Wachovia preferred access to such New Advances and the opportunity to be among the first of the Genpact customer base to implement and receive the benefits of any New Advances.

9.10        Genpact Technology and Business Process Plan.

(a)           Plan.  The Parties may designate in a Statement of Work that Genpact shall develop a technology and business process plan in respect of the Services to be provided under such Statement of Work (each, a “Technology and Business Process Plan”).  Each Technology and Business Process Plan shall be consistent with the Wachovia Standards and Strategic Plan and, if applicable, demonstrate how Genpact shall provide the Services to enable Wachovia to achieve the Strategic Plan

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objectives and to implement and support Wachovia’s business and information technology objectives and strategies as provided by Wachovia to Genpact.

(b)           Process.  The process for developing and approving each Technology and Business Process Plan shall be as follows.  Genpact shall provide a draft Technology and Business Process Plan each Contract Year that includes multi-year implementation plans to achieve multi-year objectives.  Wachovia shall review the draft Technology and Business Process Plan and provide requested amendments.  Genpact shall incorporate any such amendments, unless it reasonably believes that any requested amendment would not assist Wachovia to achieve its objectives and strategies.  Wachovia and Genpact shall escalate any disagreements about requested amendments to the draft Technology and Business Process Plan in accordance with the dispute resolution procedure in Article 24.  Following approval by Wachovia, the draft Technology and Business Process Plan will replace the previous plan.  Approval of the Technology and Business Process Plan by Wachovia shall not relieve Genpact of any obligation under the applicable Statement of Work or this Agreement in relation to its provision of the Services under such Statement of Work.

(c)           Contents.  In the Technology and Business Process Plan, Genpact shall, among other things, include plans for: (i) refreshing Equipment and Software (consistent with the refresh cycles defined in Section 6.6); (ii) adopting new technologies and business processes as part of the Technology and Business Process Evolution of the Services, as defined in this Agreement; and (iii) employing technologies and business process strategies that are flexible enough to allow integration with new technologies or business processes.  In the Technology and Business Process Plan, Genpact shall also present implementation plans for the achievement of the Strategic Plan.

(d)           Compliance and Reporting.  Genpact shall implement the Technology and Business Process Plan at all times, unless Wachovia agrees to depart from the Technology and Business Process Plan.  Any such agreement to depart from the Technology and Business Process Plan from the date on which it is signed by Wachovia shall not relieve Genpact of its responsibilities under the previous plan prior to the date of such agreement.

9.11        Unauthorized Use.

Wachovia and Genpact shall cooperate fully in efforts to prevent and cure unauthorized use of the Services and/or Wachovia Facilities (including its network and transport services) by expeditiously informing each other of suspected abuse and, when known, the identity of the responsible individuals.  Genpact shall advise Wachovia regarding methods to minimize Wachovia’s and the Eligible Recipients’ exposure to misuse and abuse of Wachovia’s and the Eligible Recipients’ service that results from the operation of Wachovia or Eligible Recipient-provided systems, equipment, facilities or services interconnected with Genpact’s Services.  Genpact shall provide assistance to Wachovia and/or the Eligible Recipients’ upon Wachovia’s request in Genpact’s efforts to minimize ongoing misuse or abuse.  Appropriate representatives of Genpact, Wachovia and Eligible Recipient shall meet periodically (including by telephone conference) at the request of Wachovia to establish appropriate operational fraud control procedures.  The Parties acknowledge and agree that each of the Party’s performance of its obligations under this Section 9.11 shall be subject to, and in accordance with, applicable Privacy Laws.

9.12        Retained Systems and Business Processes.

(a)          No Adverse Effect.  Except as expressly contemplated by any Statement of Work, Genpact shall not, by any act or omission, (i) adversely affect or alter the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of the Retained Systems and Business Processes without the prior consent of Wachovia or (ii) require changes to the Retained Systems and Business Processes, including associated business processes,

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applications, systems, software, utilities, tools or equipment, without the prior consent of Wachovia.

(b)           Interface.  Genpact shall ensure that the processes, Systems, Software and Equipment used by Genpact to provide the Services will interface and integrate with the Retained Systems and Business Processes.

(c)           Keep Informed.  Genpact shall inform itself and maintain up to date knowledge about all aspects of the existing and future Retained Systems and Business Processes.

(d)           Assistance.  As part of the Services, Genpact shall provide Wachovia (upon Wachovia’s request) with Services in relation to Retained Systems and Business Processes, including:  (i) liaising with Wachovia or third parties regarding the impact of any alterations to the Retained Systems and Business Processes and of the impact of any alternation to the Services on the Retained Systems and Business Processes; and (ii) identifying favorable vendors in relation to the acquisition, support and development of Retained Systems and Business Processes.

9.13        Network Configuration Data.

Genpact (a) shall provide Wachovia (and Wachovia Third Party Contractors) with network configuration data with respect to any network provided and used by Genpact to provide Services to Wachovia and/or the Eligible Recipients; and (b) hereby grants Wachovia (and Wachovia Third Party Contractors) the right to use such data in connection with the performance of ancillary services (e.g., security reviews or audits).

10.          CONTINUED PROVISION OF SERVICES

10.1        Disaster Recovery.

(a)           Genpact Internal Enabling Functions Plan.  During the Term and any Termination Assistance Period, Genpact shall maintain in effect a business continuity and disaster recovery plan for the Genpact Facilities and all related Equipment, Software, people, communications equipment and other infrastructure components located at such Genpact Facilities (“Genpact Internal Enabling Functions Plan”).

(b)           Genpact Development of Wachovia-specific Disaster Recovery Plan.  Within sixty (60) days after each SOW Commencement Date, Genpact shall, subject to Wachovia’s review and approval, develop and implement a business continuity and disaster recovery plan specifically for the applicable Services provided thereunder (each, a “Disaster Recovery Plan”).  Each Disaster Recovery Plan shall be coordinated with the Genpact Internal Enabling Functions Plan and shall comply with the reasonable requirements of Wachovia’s overall disaster recovery and business continuity plans.  Genpact shall have, at a minimum, a secured backup site at a location approved by Wachovia at least two hundred fifty (250) miles from the primary Genpact Facility containing all Equipment, Software, communications equipment, and current copies of data and files necessary to perform Genpact’s obligations hereunder.  Transfer to the backup site shall occur within the period of time specified in the applicable Statement of Work after system failure or other event that prevents Genpact from operating as usual at its primary site.  Genpact shall maintain sufficient geographically dispersed facilities and resources, including staff, equipment and data, to meet recovery and resumption objectives for critical processes as defined by Wachovia from time to time.  By doing so, Genpact agrees to the appropriate management of risk related to the concentration of people, process and technology.  At the point in time that there are five hundred (500) FTE’s on the Wachovia account, Genpact shall provide redundant capability, with adequate staffing and cross training, in an alternate location that is not in the same metropolitan area.

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(c)           Updating and Testing of Plans.  In addition to the business continuity and disaster recovery Services described in the applicable Statement of Work, Genpact shall, at least on a quarterly basis, update and test the operability and effectiveness of the Genpact Internal Enabling Functions Plan and each Disaster Recovery Plan, promptly provide the results of testing to Wachovia and certify to Wachovia that such plans are fully operational. At Wachovia’s request, Genpact shall (i) permit Wachovia to participate in testing of the Genpact Internal Enabling Functions Plan and each Disaster Recovery Plan and (ii) at no additional cost to Wachovia, participate in an annual test of Wachovia’s business continuity, disaster recovery and backup plans.

(d)           Implementation.  Upon the occurrence of a force majeure event, Genpact shall implement promptly, as appropriate, the Genpact Internal Enabling Functions Plan and the Disaster Recovery Plan and provide disaster recovery Services as described in the applicable Statement of Work.  The occurrence of a force majeure event shall not relieve Genpact of its obligation to implement the Disaster Recovery Plan and provide disaster recovery Services, except to the extent a force majeure event impacts Genpact’s ability to implement such plan and provide such services.

10.2        Force Majeure.

(a)           General.  Subject to Section 10.1, neither Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, strikes, lockouts or labor disputes or any other similar cause beyond the reasonable control of such Party, except to the extent such default or delay is caused by such Party’s failure to perform its obligations under this Agreement or the applicable Statement of Work and provided that such default or delay cannot reasonably be circumvented by the non-performing Party through the use of alternative sources, workaround plans or other means.  A strike, lockout or labor dispute involving Genpact Personnel shall not excuse Genpact from its obligations hereunder.  In addition, the refusal of a Genpact Personnel to enter a facility that is the subject of a labor dispute shall excuse Genpact from its obligations hereunder only if and to the extent such refusal is based upon a reasonable fear of harm.

(b)           Duration and Notification.  In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay.  Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within one (1) day of the inception of such delay) and describe at a reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

(c)          Substitute Services; Termination.  Each Statement of Work shall identify critical Wachovia or Eligible Recipient functions.  If any event described in Section 10.2(a) has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Genpact of Services necessary for the performance of critical Wachovia or Eligible Recipient functions for longer than the recovery period specified in the applicable Disaster Recovery Plan or, if there is no such recovery period specified in such Disaster Recovery Plan, three (3) days, Genpact shall, unless and until otherwise directed by Wachovia, use commercially reasonable efforts to procure such Services from an alternate source at Genpact’s expense for so long as the delay in performance shall continue, up to the Charges actually paid to Genpact for the Services with respect to the period of non-performance.  If Genpact is unable to procure such substitute services on an expedited basis or Wachovia elects to contract directly for such services, Wachovia may procure such Services from an alternate source at Wachovia’s

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                expense.  In addition, if any event described in Section 10.2(a) substantially prevents, hinders or delays the performance by Genpact, its Subcontractors or an alternate source paid by Genpact of Services necessary for the performance of critical Wachovia or Eligible Recipient functions for more than fifteen (15) days, Wachovia, at its option, may terminate any portion of a Statement of Work so affected immediately upon notice to Genpact without payment of any Stranded Costs or Termination Charges and the Charges payable hereunder shall be equitably adjusted to reflect those terminated Services.  Genpact shall not be entitled to any additional payments or increased usage charges as a result of any force majeure event affecting Genpact’s ability to perform (unless such ability to perform is affected solely because of the effect of such force majeure event on Wachovia).

10.3        Payment Obligation.

If Genpact fails to provide Services due to the occurrence of a force majeure event, the Charges payable to Genpact under the applicable Statement of Work shall be equitably adjusted in a manner such that Wachovia is not required to pay any amounts for Services that it is not receiving whether from Genpact or from an alternate source at Genpact’s expense pursuant to Section 10.2(c).

10.4        Allocation of Resources.

Without limiting Genpact’s obligations under this Agreement or the applicable Statement of Work, whenever a force majeure event or disaster causes Genpact to allocate limited resources between or among Genpact’s customers and Affiliates, Wachovia and the Eligible Recipients shall receive at least the same treatment as comparable Genpact customers.  In no event will Genpact re-deploy or re-assign any Key Employees to another customer or account in the event of the occurrence of a force majeure event.

10.5        Step-In Rights.

(a)           Step-In Events.  The Parties may specify in any Statement of Work an event or events upon the occurrence of which Wachovia may exercise step-in rights as set forth in such Statement of Work (“Step-In Events”), which shall be in the nature of significant, unresolved operational problems or to address regulatory concerns.

(b)           Step-In Rights.  Upon the occurrence of any Step-In Event in respect of a Statement of Work in which the Parties have specified Step-In Events, Wachovia may, at its option, take control of the Services being performed under such Statement of Work as set forth in such Statement of Work and, in doing so, may take such other action as is reasonably necessary to ensure continuity of such Services as set forth in such Statement of Work.

(c)           Cooperation.  Genpact shall fully cooperate with Wachovia (and the Wachovia personnel, Wachovia agents and Wachovia Third Party Contractors) as reasonably necessary to ensure continuity of the Services being performed at any Genpact Facility or at any Wachovia Facility at which Wachovia exercises its step-in rights set forth in the applicable Statement of Work, including giving Wachovia (and the Wachovia personnel, Wachovia agents and Wachovia Third Party Contractors) reasonable access to all relevant Genpact Personnel and resources, Equipment and Software located at such Genpact Facility or Wachovia Facility and following the reasonable instructions of Wachovia (and the Wachovia personnel, Wachovia agents and Wachovia Third Party Contractors).

(d)           Resolution Plan.  Subject to Section 10.5(e):

(i)            If Wachovia’s control over the Services under a Statement of Work providing for step-in rights is likely to exceed thirty (30) days, Genpact will work with Wachovia to develop a

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plan to rectify the Step-In Event, which if appropriate shall include the process set forth in Section 7.3.  The plan shall describe the objective criteria upon the satisfaction of which Wachovia will transfer control over the Services back to Genpact.

(ii)           Once such a plan is approved by Wachovia, Genpact will implement the approved plan.

(iii)          Upon successful implementation of the approved plan and satisfaction of such objective criteria to Wachovia’s reasonable satisfaction, Wachovia will transfer control over the Services back to Genpact.

(e)           Termination or Removal of Services.

(i)            If Wachovia’s control over the Services under a Statement of Work persists for a period in excess of the recovery period specified in the applicable Disaster Recovery Plan or, if there is no such recovery period, three (3) days with respect to any Wachovia or Eligible Recipient functions identified in such Statement of Work as critical, Wachovia, at its option, may terminate the applicable Statement of Work, or remove the affected portion of the Services under such Statement of Work, immediately upon notice to Genpact without payment of any Stranded Costs or Termination Charges, unless the Parties are complying with the plan agreed pursuant to Section 10.5(d) or the Parties otherwise agreed in writing, and Article 26 shall apply to the terminated or removed Services.

(ii)           If Wachovia’s control over the Services under a Statement of Work persists for one hundred eighty (180) days and Wachovia has not earlier exercised its rights to terminate such Statement of Work, Wachovia shall be deemed to have exercised its rights under Section 25.2(a) on the 180th day and Article 26 shall apply; provided, however, that any such termination under this Section 10.5(e) shall not be construed as an admission by Genpact of a breach of this Agreement or of the applicable Statement of Work.

(f)            No Charges for Services Performed by Wachovia.  If Wachovia exercises its step-in rights under a Statement of Work providing for such rights, Genpact shall not invoice Wachovia for Services that are performed by Wachovia, Wachovia Personnel or Wachovia Third Party Contractors.

(g)           No Presumption of Responsibility.  Nothing in this Section 10.5 shall be construed to either limit Wachovia’s rights with respect to any default or non-performance by Genpact under this Agreement or waive Genpact’s rights to raise defenses to any assertion of such claims by Wachovia.

11.          WACHOVIA RESPONSIBILITIES

11.1        Responsibilities.

In addition to Wachovia’s responsibilities as expressly set forth elsewhere in this Agreement, Wachovia shall be responsible for the following:

(a)           Wachovia Project Executive.  Wachovia shall designate one (1) individual to whom all Genpact communications concerning this Agreement may be addressed (the “Wachovia Project Executive”), who shall have the authority to act on behalf of Wachovia and the Eligible Recipients in all day-to-day matters pertaining to this Agreement.  Wachovia may change the designated Wachovia Project Executive from time to time by providing notice to Genpact.  Additionally, Wachovia shall have the option, but will not be obligated, to designate additional

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representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Wachovia Project Executive is not available.

(b)           Cooperation.  Wachovia shall cooperate with Genpact by, among other things, making available, as reasonably requested by Genpact, management decisions, information, approvals and acceptances so that Genpact may accomplish its obligations and responsibilities hereunder.

(c)           Requirement of Writing.  To the extent Genpact is required under this Agreement to obtain Wachovia’s approval, consent or agreement, such approval, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the Wachovia Project Executive or an authorized Wachovia representative.  Notwithstanding the preceding sentence, the Wachovia Project Executive may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

11.2        Management of Issues.

(a)           Proactive Management.  Notwithstanding anything contained in this Article 11, Genpact shall proactively manage issues in a manner such that all tasks required to be performed pursuant to this Agreement or a Statement of Work are performed in a timely manner.  Each member of the Genpact Personnel is expected to immediately escalate an issue if the performance of any such Genpact Personnel’s obligation is directly impacted by the failure of Wachovia to perform a preceding required task.  Genpact will not have met its obligation with respect to the hindered task unless and until the Wachovia Project Executive (or other relevant Wachovia team member identified in Schedule K) has been notified of such failure to perform.

(b)           Wachovia Failure.  Wachovia’s failure to perform any of its stated operational responsibilities or provide any Wachovia resources will not constitute a breach of this Agreement or the applicable Statement of Work or give rise to any right to terminate this Agreement or the applicable Statement of Work.  If Wachovia fails to perform any of its operations tasks set forth in the applicable Statement of Work or provide any Wachovia resources set forth in the applicable Statement of Work, Genpact will be excused from the performance of its obligations under this Agreement or such Statement of Work adversely affected by such failure to the extent and only for so long as Wachovia’s failure is the direct cause of Genpact’s non-performance, but only if:

(i)            Genpact promptly notifies the Wachovia Project Executive of Wachovia’s failure and if, after notifying the Wachovia Project Executive, Wachovia fails to promptly rectify the failure; and

(ii)           there is no reasonable workaround for Wachovia’s failure that would permit Genpact to perform such obligations.

12.          CHARGES.

12.1        General.

(a)           Payment of Charges.  In consideration of Genpact’s performance of the Services, Wachovia agrees to pay Genpact the applicable Charges set forth in this Article 12, Schedule O or the applicable Statement of Work.  Genpact shall continually seek to identify methods of reducing such Charges, including as part of its productivity commitment under the Agreement, and will notify Wachovia of such methods and the estimated potential savings associated with each such method.

(b)           Currency.  All Charges will be denominated in United States dollars.

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(c)           No Additional Charges.  Wachovia shall not pay any Charges for the Services in addition to those set forth in this Article 12, or Schedule O, or as may be expressly provided in a Statement of Work or this Agreement.  Any costs incurred by Genpact prior to the Effective Date are included in the Charges set forth in Schedule O and are not to be separately paid or reimbursed by Wachovia.

(d)           Incidental Expenses.  Genpact acknowledges that, except as expressly provided otherwise in this Agreement, expenses that Genpact incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, desktop Equipment and other office Equipment required by Genpact Personnel, and long-distance telephone) are included in Genpact’s charges and rates set forth in this Agreement.  Accordingly, such Genpact expenses are not separately reimbursable by Wachovia unless Wachovia has agreed in advance to reimburse Genpact for the expense.

(e)           No Charge for Reperformance.  At no additional expense to Wachovia, Genpact shall reperform (including any required backup or restoration of data from scheduled backups or, if not available on such backups, restoration by other means with Wachovia’s reasonable cooperation) any Services that result in incorrect outputs to the extent due to an error or breach by Genpact, and the resources required for such reperformance shall not be counted in calculating the Charges payable or resources utilized by Wachovia hereunder.

12.2        Pass-Through Expenses.

If any Statement of Work contemplates Pass-Through Expenses, Genpact shall not (a) mark-up any such Pass-Through Expenses, or (b) add any management, administrative or other fees to any Pass-Through Expenses, including in connection with its processing or review of invoices for Pass-Through Expenses in accordance with such Statement of Work.

12.3        Taxes.

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)           Income Taxes.  Each Party shall be responsible for its own Income Taxes.

(b)           Sales, Use and Property Taxes.  Each Party shall be responsible for any sales, lease, use, personal property, value-added, gross receipts, stamp duty or other such taxes on Equipment, Software or personal property it owns or leases from a third party.  If a Statement of Work contemplates that Wachovia shall convey to Genpact, and Genpact shall accept Wachovia’s conveyance of, Acquired Assets, the Parties shall specify the responsibility for Transfer Taxes in such Statement of Work.

(c)          Recoverable Taxes.  All sums payable under or in connection with this Agreement shall be exclusive of Recoverable Taxes, and each Party shall, in addition to such sums, pay such Recoverable Taxes properly chargeable thereon on receipt of a valid invoice.

(d)           Taxes on Goods or Services Used by Genpact.  Genpact shall be responsible for all sales, service, value-added, gross receipts, lease, use, personal property, excise, consumption, and other taxes and duties (including Recoverable Taxes) payable by Genpact on any goods or services used or consumed by Genpact in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Genpact’s acquisition or use of such goods or services and the amount of tax is measured by Genpact’s costs in acquiring such goods or services and not by Wachovia’s cost of acquiring such goods or services from Genpact.

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(e)           Service Taxes.

(i)            US Service Taxes.  For purposes of this provision, “US Service Taxes” shall mean Service Taxes assessed by any Tax Authority in the United States against Wachovia or the Eligible Recipients on the receipt of the Services as a whole, or on any particular Service received by Wachovia or the Eligible Recipients from Genpact.  Except as set forth in this Section 12.3(e)(i), Wachovia shall be financially responsible for all US Service Taxes.  If additional US Service Taxes become applicable to the Services as a result of Genpact moving all or part of its operations to a jurisdiction different from the jurisdiction in which it operates as of the Effective Date, other than at Wachovia’s request (e.g., Genpact relocating performance of Services to a shared service center or assigning this Agreement to an Affiliate), Genpact shall be financially responsible for the incremental US Service Taxes.

(ii)           Other Service Taxes.  Except as set forth otherwise in the applicable Statement of Work in respect of value-added taxes, Genpact shall be financially responsible for all Service Taxes assessed by Tax Authorities outside the United States against either Party on the provision of the Services as a whole, or on any particular Service received by Wachovia or the Eligible Recipients from Genpact.

(f)            Withholding.  The Parties do not intend to enter into an arrangement that will result in withholding taxes on cross-border payments being levied by any Tax Authority.  Genpact may refuse to enter into any Statement of Work that would result in the levy of such withholding taxes.  If Wachovia specifically requests that Genpact enter into a Statement of Work of Services that would result in the levy of withholding taxes by a Tax Authority, Genpact will do so only if Wachovia agrees to increase the sum payable to Genpact so that after Wachovia makes all required deductions Genpact receives an amount equal to the sum it would have received had no such deductions been made.  Wachovia shall provide Genpact with appropriate documentation or certification of the taxes so withheld to enable Genpact to obtain a tax credit or deduction.  Genpact shall use commercially reasonable efforts to obtain a credit or deduction for any withholding, and pay over to Wachovia the amount, after accounting for such credit or deduction, that Genpact received that exceeds the amount Genpact would have received had there been no withholding on Wachovia’s payment to Genpact.  All such receipts and other evidence of withholding shall be forwarded to: Genpact US Holdings, Inc., 1251 Avenue of the Americas, New York, NY 10020, Attention:  Eileen S. Silvers or such other address as Genpact may from time to time specify.

(g)           Telecommunication Surcharges or User Fees.  To the extent Wachovia is responsible under Schedule O for telecommunication surcharges or user fees imposed by government authorities and associated with the Services and the allocation of such fees or surcharges is within Genpact’s or its Subcontractors’ discretion, Genpact and its Subcontractors shall act fairly and equitably in allocating such fees and surcharges to Wachovia, and Wachovia and the Eligible Recipients shall not receive more than a proportionate share of such fees and surcharges.  In addition, in the event any such fee or surcharge for which Wachovia or an Eligible Recipient is responsible is subsequently reduced or vacated by the appropriate regulatory authority or court of competent jurisdiction, Genpact shall take commercially reasonable steps to seek on behalf of Wachovia a refund of any overpayment of such fee or surcharge by Wachovia or the Eligible Recipient.

(h)           Notice of Additional Taxes and Charges.  Genpact shall promptly notify Wachovia when it becomes aware of any additional taxes or other charges (including changes to existing taxes or charges) to be passed through to and/or collected by Wachovia under this Section 12.3.  Such notification (which may be separate from the first invoice reflecting such taxes or other

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charges) shall contain a detailed explanation of such taxes or charges, including the effective date of each additional tax or charge.

(i)            Efforts to Minimize Taxes. Each Party shall cooperate with the other Party to enable the other Party to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.  Genpact’s invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein.  Each Party will provide and make available to the other Party any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party.  Each Party shall, upon the other Party’s request, provide a written confirmation that it has filed all required tax forms and returns required in connection with any Service Taxes and has collected and remitted all applicable Service Taxes.

(j)            Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable Tax Authorities for which the other Party is financially responsible hereunder.  With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have the right to participate in the responses and settlements to the extent of its potential responsibility or liability.  Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability.  If either Party requests the other to challenge the imposition of any tax liability, such other Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs.  Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

(k)           Tax Filings.  Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the provision of the Services in applicable jurisdictions.  Each Party represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all applicable jurisdictions.

12.4        Extraordinary Events.

(a)           Definition.  As used in this Agreement, an “Extraordinary Event” means a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Wachovia or the Eligible Recipients that results or will result in a change in the scope, nature or volume of the Services that Wachovia or the Eligible Recipients will require from Genpact, and which is expected to cause the estimated average monthly usage of chargeable Resource Units to generally increase or decrease by twenty-five percent (25%) or more from the then-existing level of usage.

(b)           Consequence.  If an Extraordinary Event occurs, Wachovia may, at its option, request more favorable pricing with respect to applicable Charges for any Statement of Work in accordance with this Section 12.4(b).  Genpact and Wachovia shall mutually determine on a reasonable basis the efficiencies, economies, savings and resource utilization reductions or increases, if any, resulting from such Extraordinary Event and, upon Wachovia’s approval, Genpact shall then proceed to implement such efficiencies, economies, savings and resource utilization reductions or increases as quickly as practicable and in accordance with the agreed upon schedule.  As the efficiencies, economies, savings or resource utilization reductions are realized, the Charges specified in the applicable Statement of Work and any affected Resource Baselines shall be

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promptly and equitably adjusted to pass through to Wachovia or compensate Genpact for such efficiencies.

(c)           Termination.  If an Extraordinary Event results in Charges to Wachovia higher than such Charges would have been if the ARCs or RRCs specified in the applicable Statement(s) of Work for usage twenty-five percent (25%) or less had been applied, then Wachovia may terminate the affected Statement(s) of Work by giving Genpact notice of such termination.

(i)            If Wachovia terminates the affected Statement(s) of Work because the Extraordinary Event results in Charges to Wachovia higher than such Charges would have been if the ARCs specified in the applicable Statement(s) of Work for usage twenty-five percent (25%) or less had been applied, Wachovia shall pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap(s) set forth in such Statement(s) of Work, but Genpact shall not be entitled to any Termination Charge in respect of such termination(s).

(ii)           If Wachovia terminates the affected Statement(s) of Work because the Extraordinary Event results in Charges to Wachovia higher than such Charges would have been if the RRCs specified in the applicable Statement(s) of Work for usage twenty-five percent (25%) or less had been applied, Wachovia shall pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap(s) set forth in such Statement(s) of Work, plus a Termination Charge equal to [[[***]]].

(iii)          In either event, any such termination under this Section 12.4(c) shall not be deemed a termination for convenience by Wachovia subject to Section 25.3.

12.5        Unanticipated Changes.

If an Unanticipated Change occurs, and if Wachovia requests that the Services be modified to incorporate such Unanticipated Change, the Parties shall use the procedures in Section 12.4(b) to equitably adjust the Charges and other relevant provisions of this Agreement to take such Unanticipated Change into account.  An “Unanticipated Change” shall consist of a material change in the technologies and/or business processes available to provide all or part of the Services that is unforeseen as of the applicable SOW Commencement Date, is outside the normal evolution of technology experienced by providers of in-scope business process outsourcing services, was not available as of the applicable SOW Commencement Date, and would materially reduce Genpact’s cost of providing the Services.

12.6        Proration.

Any periodic charges under this Agreement shall be computed on a calendar month basis, and such monthly charges shall be prorated for any partial month on a calendar day basis.

12.7        Refundable Items.

(a)           Prepaid Amounts.  Where Wachovia and/or the Eligible Recipients have prepaid for a service or function for which Genpact is assuming financial responsibility under a Statement of Work, Genpact shall promptly refund to Wachovia or the Eligible Recipients, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the applicable SOW Commencement Date.

(b)           Refunds and Credits.  If Genpact should receive a refund, credit, discount or other rebate for goods or services paid for by Wachovia and/or the Eligible Recipients on a Pass-Through Expense,

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a retained expense, a cost-plus or cost-reimbursement basis, then Genpact shall (i) notify Wachovia of such refund, credit, discount or rebate and (ii) promptly pay or credit the full amount of such refund, credit, discount or rebate to Wachovia or such Eligible Recipient.

12.8        Wachovia Benchmarking Reviews.

(a)           Benchmarking Review.  At any time after the first anniversary of a SOW Commencement Date and no more frequently than once each Contract Year thereafter, Wachovia may, subject to this Section 12.8, engage the services of an independent third party (a “Benchmarker”) to compare the Charges, performance against Service Levels, level of turnover and customer satisfaction in respect of all or any portion of the Services under such Statement of Work against the charges by other well-managed business process outsourcing service providers performing similar services (and, at Wachovia’s option, the fully-loaded cost of captive operations performing similar services) to ensure that the pricing, performance against Service Levels, turnover levels and customer satisfaction under such Statement of Work is competitive with market pricing, performance, turnover and customer satisfaction, given the nature, quality, volume, type and Service Levels of the Services provided by Genpact under such Statement of Work (“Benchmarking”).  At Wachovia’s discretion, a benchmarking may be conducted with respect to (i) all of the Services under such Statement of Work in the aggregate; (ii) all of such Services provided from any country(ies) in which a Genpact Facility then providing Services to Wachovia or the Eligible Recipients is located provided that in such case the benchmarking shall be done only in relation to service providers or captive operators in such country(ies); or (iii) any Service under a Statement of Work.  In making this comparison, the Benchmarker shall consider the following factors and other similar variables and adjust the prices as and to the extent appropriate:  (i) whether and to what extent supplier transition charges are paid by the customer as incurred or amortized over the term of the agreement; (ii) the extent to which supplier pricing includes the purchase of the customer’s existing assets; (iii) the extent to which supplier pricing includes the cost of acquiring future assets; (iv) allocation of the Management Fee as necessary for comparison purposes; (v) the extent to which this Agreement calls for Genpact to provide and comply with unique Wachovia requirements; (vi) whether Service Taxes are included in such pricing or stated separately in supplier invoices; (vii) extent of financial engineering required under the Agreement; (viii) the countries in which the Services are required, and (ix) if captive operations performing similar services are used in the comparison, the profit margin of such captive operations.  The Benchmarker shall identify any additional services provided by Genpact that are not specifically set forth in the Statement of Work and are not paid for by Wachovia (such as extra hours, extra services, management information systems services, training support and documentation support).

(b)           General.  Wachovia shall retain, at Wachovia’s cost and expense, a Benchmarker for each Benchmarking from among those set forth in Schedule P or another mutually agreed company.  The Benchmarker shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1.  Genpact shall cooperate fully with Wachovia and the Benchmarker and will (i) provide the Benchmarker reasonable access to any premises, equipment, personnel or documents, and (ii) provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Genpact’s cost and expense.  The Benchmarking shall be conducted so as not to unreasonably disrupt Genpact’s operations under this Agreement.

(c)           Result of Benchmarking.

(i)            The Benchmarker shall determine the median cost for the Services or any service element under a Statement of Work based upon the prices charged by other well-managed information technology service providers or the cost of captive operations performing work of a similar nature, type, quality (as measured by the Service Levels) and volume as

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the Services excluding in the calculation of the median the lowest and the highest price or cost comparison identified in the Benchmarking (the “Benchmark Standard”).

(ii)           If the Charges paid by Wachovia for such Services or any service element under a Statement of Work are more than [[[***]]] higher than the Benchmark Standard, then, within [[[***]]] following the end of the review period set forth in Section 12.8(d) Genpact shall decrease the Charges under such Statement of Work so that the decreased Charges are less than [[[***]]] higher than the Benchmark Standard and, at Wachovia’s request, the Parties shall negotiate an action plan to reduce the Charges further to the Benchmark Standard.  If the Parties are unable to agree upon an action plan, Wachovia may, at its option, terminate the Services in whole or in part pursuant to Section 25.3.  If the Services are terminated in part, Genpact’s Charges shall be equitably adjusted to reflect the Services no longer performed by Genpact.

(iii)          If the Charges paid by Wachovia for such Services or any service element under a Statement of Work are less than the Benchmark Standard, then Genpact may review the results with Wachovia and request an increase to the Charges to equal the Benchmark Standard.  Wachovia may choose to approve or disapprove such an increase at its discretion.

(d)           Genpact Review and Dispute.  Wachovia shall provide Genpact with a copy of the Benchmarker’s report and Genpact shall have forty-five (45) days to review such report and contest the Benchmarker’s findings.  If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 24.

(e)           Benchmarking Data.  All Benchmarking data shall be deemed confidential information and shall be solely for the use of Genpact and Wachovia.

12.9        Gainsharing.

The Parties anticipate that there will be opportunities for significant cost improvement and other financial benefits through process redesign and improvement of business processes outsourced to Genpact under this Agreement.  Accordingly, the Parties will implement the following process for mutually agreed gain sharing opportunities in connection with the in-scope business processes:

(a)           Direct Benefits.  Pursuant to the Change Control Procedures, Genpact may from time to time propose for Wachovia’s consideration changes to the processes under an existing Statement of Work that are in production that Genpact believes would result in reduction in the cost of performing the Services under such Statement of Work for the remainder of the applicable SOW Term (“Direct Benefits”).

(i)            Each such proposal shall include an estimate of the process improvement costs associated with any process improvement.

(ii)           As part of the approval process, the Parties shall agree upon how Direct Benefits shall be calculated.

(iii)          If, pursuant and subject to the Change Control Procedures, Wachovia approves any change in process proposed by Genpact, Genpact will make any investments required for the process improvements and Wachovia will make any related investments in respect of the Retained Systems and Business Processes as required to facilitate such process improvement.

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(iv)          The Parties shall account for the Direct Benefits resulting from such approved process change as agreed pursuant to the Change Control Procedures.  Actual Direct Benefits shall be first be applied to reimburse Wachovia for the cost of its related investments, then to reimburse Genpact for the cost of its investments.

(v)           After Wachovia and Genpact have each recouped such investments, the Parties shall each receive [[[***]]] of the actual Direct Benefits from approved process changes.

(b)           Indirect Benefits.  Pursuant to the Change Control Procedures and this Section 12.9(b), in addition to Direct Benefits from any process improvement, Genpact may propose for Wachovia’s consideration the sharing of other financial benefits to Wachovia other than Direct Benefits resulting from process improvements proposed pursuant to this Section 12.9.  Sharing of any indirect financial benefits shall require approval of each of (i) the CFO of the affected Wachovia business line, (ii) the Wachovia Outsourcing Governance Director and (iii) the Executive Committee.  Any agreement to share indirect financial benefits must include how such indirect financial benefits shall be calculated and a cap of the indirect financial benefits to be shared.

13.          INVOICING AND PAYMENT

13.1        Invoicing.

(a)           Invoice.  Within five (5) days after the beginning of each month, Genpact shall present Wachovia with preliminary billing details for any Charges due and owing for the preceding month, pursuant to all existing Statements of Work.  Wachovia shall review such preliminary billing details and shall either accept or reject such billing details within twelve (12) days after receipt.  If Wachovia accepts such billing details, Genpact shall issue an invoice for the Charges due and owing for the preceding month consistent with the preliminary billing details.  At Wachovia’s request, Genpact shall provide separate monthly invoices for each Eligible Recipient then receiving Services, with the Charges allocated among such Eligible Recipients based on the chargeback data generated by Genpact and/or the allocation formula provided by Wachovia.  The invoice shall be delivered to Wachovia, at its request, at the address listed in Section 27.3 and/or electronically.  Unless otherwise required under a Statement of Work, Genpact shall not invoice Wachovia for any advance or concurrent charges or other amounts.

(b)           Form and Data.  Each invoice shall (i) comply with all applicable legal, regulatory and accounting requirements, (ii) allow Wachovia to validate volumes and fees, (iii) comply with Wachovia’s and the Eligible Recipient’s accounting, management reporting and billing requirement, and (iv) permit Wachovia to allocate the Charges among the Eligible Recipients based on chargeback data generated by Genpact and/or allocation formulae provided by Wachovia.  Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges.  The data underlying each invoice shall be delivered to Wachovia electronically (if requested by Wachovia) in a form and format compatible with Wachovia’s accounting systems.

(c)           Credits.  To the extent a credit may be due to Wachovia pursuant to this Agreement, Genpact shall provide Wachovia with an appropriate credit against amounts then due and owing; if no further payments are due to Genpact, Genpact shall pay such amounts to Wachovia within thirty (30) days after the date the credit has accrued.

(d)           Time Limitation.  If Genpact fails to provide an invoice to Wachovia for any amount within ninety (90) days after the end of month in which the Services in question are rendered or the expense incurred, Genpact shall waive any right it may otherwise have to invoice for and collect such amount.

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13.2        Payment Due Date.  Subject to the other provisions of this Article 13, each invoice provided for under Section 13.1 shall be due and payable within forty-five (45) days after receipt by Wachovia of such invoice unless the amount in question is disputed in accordance with Section 13.3.  Any undisputed amount due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within forty-five (45) days.

13.3        Disputed Charges.

Wachovia may withhold payment of particular Charges that Wachovia reasonably disputes in good faith subject to the following:

(a)           Notice of Dispute.  If Genpact’s invoice includes sufficient detail and supporting documentation to enable Wachovia to reasonably determine whether Genpact’s Charges are in accordance with this Agreement, Wachovia shall notify Genpact as soon as possible (but in any event on or before the payment due date of such invoice) if it disputes any of the Charges in such invoice.

(b)           Notice of Insufficient Detail, Documentation and Dispute.  If Genpact’s invoice does not include sufficient detail and supporting documentation to enable Wachovia to reasonably determine whether Genpact’s Charges are in accordance with this Agreement, Wachovia shall so notify Genpact as soon as possible (but in any event on or before the payment due date).  Genpact shall promptly provide such reasonable detail and supporting documentation, and Wachovia shall notify Genpact within ten (10) business days after receipt thereof by the Wachovia Project Executive whether it disputes any of the Charges in Genpact’s invoice.

(c)           Continued Performance.  Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

(d)           No Waiver.  Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Wachovia may otherwise have to dispute any Charge or amount or recover any amount previously paid.

14.          AUDIT RIGHTS

14.1        Contract Records.

Genpact shall, and shall cause its Subcontractors to, maintain complete and accurate records of and supporting documentation for all Charges, all Wachovia Data and all transactions, authorizations, changes, implementations, soft document accesses, system access and log reports, filings, reports, returns, analyses, procedures, controls, records, data or information created, generated, collected, processed or stored by Genpact in the performance of its obligations under this Agreement (the “Contract Records”).  Genpact shall maintain such Contract Records in accordance with applicable Laws. Genpact shall retain Contract Records in accordance with Wachovia’s record retention policy (as such policy may be reasonably modified from time to time and provided to Genpact in writing) during the Term and any Termination Assistance Period and thereafter through the end of the second full calendar year after the calendar year in which Genpact stopped performing the applicable Services (including any Termination Assistance Services) (the “Audit Period”).  Unless such changes are required by applicable Law, the Parties shall address any incremental costs incurred by Genpact complying with changes in Wachovia’s record retention policy after the applicable SOW Commencement Date direction in accordance with the Change Control Procedures.

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14.2        Operational Audits.

During the Audit Period and subject to Section 14.5, Genpact shall, and shall cause its Subcontractors and suppliers to, provide to Wachovia (and internal and external auditors (provided that Wachovia shall not appoint any Genpact Competitor as an auditor)), inspectors, regulators and other representatives that Wachovia may designate from time to time, including customers, vendors, licensees and other third parties to the extent Wachovia or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities in each case (each a “Wachovia Auditor”)) access to Genpact Personnel, to the facilities at or from which Services are then being provided and to Contract Records and other pertinent information, all to the extent relevant to the Services and Genpact’s obligations under this Agreement; provided, however, that in no event shall Wachovia or any Wachovia Auditor be provided with access to, or permitted to review, any data or information of any customer of Genpact or its Subcontractors (other than Wachovia and the Eligible Recipients).  Such access shall be provided for the purpose of performing audits and inspections, to (a) verify the integrity of Wachovia Data, in accordance with the terms of this Agreement; (b) examine the systems that process, store, support and transmit that data; (c) examine the internal controls (e.g., financial and accounting controls, in-scope business process controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (d) examine Genpact’s performance of the Services; (e) verify Genpact’s reported performance against the applicable Service Levels; (f) examine Genpact’s measurement, monitoring and management tools; (g) verify Genpact’s compliance with physical and logical security requirements; (h) examine Genpact’s audit systems, accounting and administrative processes and procedures for compliance with Wachovia Standards, applicable data security practices and government regulations; and (i) enable Wachovia and the Eligible Recipients to meet the requirements under applicable Laws (including those associated with the Sarbanes-Oxley Act of 2002 and the implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board and the Basel II Accord and implementing regulations).  Genpact shall (a) provide any assistance reasonably requested by Wachovia or its designee in conducting any such audit, including installing and operating audit software, (b) make requested personnel (to the extent still employed by Genpact or its Affiliates or Subcontractors), records and information reasonably available to Wachovia or its designee, and (c) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit.  If an audit reveals a material breach of this Agreement and Genpact does not successfully dispute such finding in accordance with Article 24, then any amount of damages recoverable as a result of such breach shall include the actual cost of such audit (including fees charged by any Wachovia Auditor).

14.3        Financial Audits.

During the Audit Period and subject to Section 14.5, Genpact shall, and shall cause its Subcontractors to, provide to Wachovia (and a Wachovia Auditor) access to Genpact Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Genpact’s obligations under this Agreement; provided, however, that in no event shall Wachovia or any Wachovia Auditor be provided with access to, or permitted to review, any data or information of any customer of Genpact or its Subcontractors (other than Wachovia and the Eligible Recipients).  Such access shall be provided for the sole purpose of performing audits and inspections to (a) verify that the Charges are in accordance with this Agreement, (b) verify the accuracy of any Pass-Through Expenses and Out-of-Pocket Expenses, (c) examine the financial controls, processes and procedures utilized by Genpact in connection with the Services, (d) examine Genpact’s performance of its other financial and accounting obligations to Wachovia under this Agreement, (e) review the costs of Genpact in performing the Services (but only to the extent such costs are the basis upon which Wachovia is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable Charges), and (f) enable Wachovia and the Eligible Recipients to meet the requirements under applicable Law, in each case to the extent applicable to the Services and/or the Charges for such Services.  Genpact shall (a) provide any assistance reasonably requested by Wachovia or a Wachovia Auditor in conducting any such audit, (b) make requested personnel (to the extent still employed by Genpact or its Affiliates or Subcontractors), records and information available to Wachovia or a

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Wachovia Auditor, and (c) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit.  If any such audit reveals an overcharge by Genpact, and Genpact does not successfully dispute the amount questioned by such audit in accordance with Article 24, Genpact shall promptly pay to Wachovia the amount of such overcharge.  In addition, if any such audit reveals an overcharge of more than one percent (1%) of the audited Charges, Genpact shall promptly reimburse Wachovia for the actual cost of such audit (including fees charged by any Wachovia Auditor).

14.4        Audit Assistance.

Wachovia and certain Eligible Recipients may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with Wachovia or an Eligible Recipient under applicable Laws, standards and contract provisions.  If a governmental body, standards organization, regulatory authority or customer or other third party to a contract with Wachovia or an Eligible Recipient exercises its right to examine or audit Wachovia’s or an Eligible Recipient’s books, records, documents or accounting practices and procedures pursuant to such Laws, standards or contract provisions, Genpact shall provide all assistance requested by Wachovia or the Eligible Recipient in responding to such audits or requests for information and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

14.5        General Procedures.

(a)           Genpact shall (i) cause its Affiliate Subcontractors to comply with this Article 14 and (ii) use commercially reasonable efforts to obtain, and extend to Wachovia, audit rights equivalent to those specified in this Article 14 from all Non-affiliate Subcontractors.

(b)           Wachovia shall use commercially reasonable efforts to minimize the frequency of audits under this Article 14 and to provide reasonable notice of the exercise of its audit rights hereunder, but Genpact acknowledges and agrees that audits by Wachovia’s inspectors or regulators or security audits cannot be limited or any notice period prescribed.  Similarly, Wachovia shall use commercially reasonable efforts to conduct audits (other than audits by Wachovia’s inspectors or regulators or security audits) under this Article 14 during normal business hours.

(c)           Wachovia shall use commercially reasonable efforts to cause each Wachovia Auditor (other than Wachovia internal auditors or Wachovia’s inspectors or regulators) to execute a confidentiality agreement substantially in the form set forth in Exhibit 1 prior to the commencement of an audit under this Article 14.

(d)           Except as set forth in Section 14.2 or 14.3, Wachovia shall be responsible for the fees and expenses charged by a Wachovia Auditor.

(e)           Notwithstanding the intended breadth of Wachovia’s audit rights, Wachovia shall not be given access to (i) the proprietary information of other Genpact customers, (ii) Genpact locations that are not related to Wachovia, Eligible Recipients or the Services or (iii) Genpact’s internal costs, except to the extent such costs are the basis upon which Wachovia is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable Charges.

(f)            In performing audits, Wachovia shall use commercially reasonable efforts to avoid unnecessary disruption of Genpact’s operations and unnecessary interference with Genpact’s ability to perform the Services in accordance with the Service Levels.  In the event (i) any audit performed by Wachovia or a Wachovia Auditor pursuant to Section 14.2 or 14.3 or (ii) Genpact’s compliance with its obligations set forth in Section 14.2 or 14.3, in either case, adversely affects Genpact’s

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performance of its obligations under this Agreement, then subject to Section 11.2 Wachovia shall relieve Genpact from such obligations, including liability for any Service Level Credits or Deliverable Credits that Genpact may incur.

(g)           Wachovia shall be given reasonable private workspace in which to perform an audit, plus access to photocopiers, telephone, facsimile machines, computer hook-ups and any other facilities or equipment reasonably required for the performance of the audit.

(h)           Prior to receiving access to Proprietary Information of Genpact, external Wachovia Auditors (other than Wachovia’s inspectors or regulators) shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1.

14.6        Genpact Internal Audit.

(a)           Material Deficiencies.  If a review or audit conducted by Genpact or its Affiliates (including internal and external auditors) of any of its operations relating to the Services reveals any material deficiencies, Genpact shall promptly notify Wachovia of such findings.

(b)           Overcharges.  If Genpact determines as a result of a review or audit conducted by Genpact or its Affiliates (including internal and external auditors) of its operations relating to the Services that it has overcharged Wachovia, then Genpact shall promptly pay or credit to Wachovia the amount of such overcharge, net of any undercharges.

14.7        Genpact Response.

Following the completion of an audit conducted pursuant to this Article 14 or the issuance of an interim or final report to Genpact and Wachovia following any such audit, Wachovia shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Genpact to obtain factual concurrence with issues identified in the review.  Genpact shall respond to each exit interview and/or audit report in writing within thirty (30) days, unless a shorter response time is specified in such report.  Genpact and Wachovia shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview or audit report and Genpact, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Genpact’s obligations under this Agreement.

14.8        Genpact Response to External Audits.

If an audit by a governmental body, standards organization or regulatory authority having jurisdiction over Wachovia, an Eligible Recipient or Genpact results in a finding that Genpact is not in compliance with any applicable Law or standard, including any generally accepted accounting principle or other audit requirement relating to the performance of its obligations under this Agreement, then Genpact shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body, standards organization or regulatory authority, in a manner approved by Wachovia.

14.9        SAS 70 Type II Audit.

(a)           In addition to its other obligations under this Article 14, Genpact shall cause a Type II Statement of Auditing Standards (“SAS”) 70 audit (or equivalent audit) to be conducted at least annually for each business process which is subject to one or more Statement(s) of Work and related internal controls for each Genpact Facility at or from which the Services are provided to Wachovia or the Eligible Recipients.  Genpact shall consider issues and concerns raised by Wachovia in the

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planning of each such audit, provide notice to Wachovia as to the scope and timing of each such audit and accommodate Wachovia’s requirements and concerns to the extent practicable.  Genpact shall provide Wachovia with a report from each SAS 70 audit to facilitate periodic compliance reporting by Wachovia and the Eligible Recipients under the Sarbanes-Oxley Act of 2002 (and implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board) and comparable Laws in other jurisdictions.  To the extent the resulting audit report is relevant to Wachovia or the Eligible Recipients, Genpact shall provide a copy of such report to Wachovia and its independent auditors for review and comment as soon as reasonably practicable and in all events within forty-five (45) days after the issuance of the report.  Genpact shall respond to such report in accordance with this Section 14.9(a).

(b)           If Genpact undertakes additional or different Type II SAS 70 audits (or equivalent audits) of Genpact Facilities at, from or through which Services are provided to Wachovia or the Eligible Recipients (other than customer-specific audits requested and paid for by other Genpact customers), Genpact shall accord Wachovia the rights described in Section 14.9(a) with respect to such audits.

(c)           To the extent Wachovia provides reasonable notice and requests that, in addition to the Type II SAS 70 audit described in this Section 14.9(a) or (b), Genpact conduct a Wachovia-specific Type II SAS 70 audit, Genpact shall do so at Wachovia’s expense (provided, Genpact notifies Wachovia of such expense, obtains Wachovia’s approval, and uses commercially reasonable efforts to minimize such expense).

14.10      Audit Costs.

Except as otherwise noted, Genpact and its Subcontractors shall comply with its obligations described in this Article 14 at no additional charge to Wachovia.

15.          WACHOVIA DATA AND OTHER PROPRIETARY INFORMATION

15.1        Wachovia Ownership of Wachovia Data.

Wachovia Data is and shall remain the property of Wachovia (and/or the applicable Eligible Recipients).  Genpact shall promptly deliver Wachovia Data (or the portion of such Wachovia Data specified by Wachovia) to Wachovia in the format, on the media and in the timing reasonably prescribed by Wachovia (a) at any time upon Wachovia’s request, (b) at the end of the Term and at the completion of all requested Termination Assistance Services (except Contract Records, which shall be retained by Genpact for the Audit Period specified in Section 14.1 unless and to the extent Genpact is directed by Wachovia to deliver such Contract Records to Wachovia prior to the expiration of such Audit Period), (c) with respect to particular Wachovia Data, at such earlier date that such data are no longer required by Genpact to perform the Services, or (d) if such Wachovia Data is Wachovia Personal Data, at the time such Wachovia Personal Data is required to be returned to Wachovia and/or an Eligible Recipient to satisfy its or their obligations under Privacy Laws.  Genpact shall not withhold any Wachovia Data as a means of resolving any dispute.  After any return of Wachovia Data pursuant to the second sentence of this Section 15.1, if requested by Wachovia, Genpact shall return or destroy, as directed by Wachovia, all copies of the Wachovia Data in Genpact’s possession or under Genpact’s control as soon as possible, but in any event within ten (10) business days, and deliver to Wachovia written certification of such return or destruction signed by an authorized representative of Genpact; provided, however, that Genpact may retain one copy of the Wachovia Data (other than Wachovia Personal Data) for the sole purpose of defending itself or its Affiliates in any legal proceedings that may be brought against Genpact or its Affiliates and that in respect of Wachovia Personal Data Wachovia shall give Genpact access to Wachovia Personal Data after such return or destruction for the sole purpose of defending Genpact or its Affiliates in any such legal

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proceedings.  Wachovia Data shall not be utilized by Genpact for any purpose other than the performance of Services under this Agreement or as set forth in the in the immediately preceding sentence, and Genpact shall at all times comply with the Wachovia Privacy Policy, as modified by Wachovia and provided to Genpact from time to time.  Except as required under a Statement of Work or this Agreement, Wachovia Data shall not be sold, assigned, leased, encumbered, commercially exploited or otherwise provided to third parties by or on behalf of Genpact or any Genpact Personnel.

15.2        Safeguarding Wachovia Data.

(a)           Safeguarding Procedures.  Genpact shall, subject to Wachovia’s approval, establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of Wachovia Data in the possession of Genpact which are no less rigorous than (i)(A) those maintained by Wachovia as of the applicable SOW Commencement Date (or implemented thereafter by Wachovia to the extent deemed necessary by Wachovia), (B) those maintained by Genpact for its own information of a similar nature and (C) accepted security standards in the industry, and (ii) adequate to meet the requirements of the Wachovia Standards and applicable Laws.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact complying with such procedures or safeguards implemented by Wachovia after the applicable SOW Commencement Date in accordance with the Change Control Procedures.  Genpact shall create backup copies of Wachovia Data in its possession and shall store such backup copies in a secure location, as further described in Section 10.1(b) and the applicable Statement of Work.  Wachovia shall have the right to establish backup security for Wachovia Data and to keep backup copies of the Wachovia Data in Wachovia possession at Wachovia expense if Wachovia so chooses. Genpact shall provide Wachovia with downloads of Wachovia Data, as requested by Wachovia, to enable Wachovia to maintain such backup security or backup copies of Wachovia Data.  Genpact shall remove all Wachovia Data from any media taken out of service and shall destroy or securely erase such media in accordance with the applicable Policy and Procedures Manual.  No media on which Wachovia Data is stored may be used or re-used to store data of any other customer of Genpact or to deliver data to a third party, including another Genpact customer, unless securely erased in accordance with the applicable Policy and Procedures Manual.

(b)           Response to Security Breach.  In the event Genpact discovers or is notified of a breach or potential breach of security relating to Wachovia Data, Genpact shall expeditiously (i) notify Wachovia of such breach or potential breach, (ii) investigate such breach or potential breach and perform a risk assessment, Root Cause Analysis and corrective action plan thereon, (iii) provide a written report to Wachovia of such risk assessment, Root Cause Analysis and action plan, (iv) remedy the effects of such breach or potential breach of security, and (v) provide Wachovia with such assurances as Wachovia shall request that such breach or potential breach will not recur. Nothing in this Agreement will be construed as a limitation on Wachovia’s right to use Wachovia Data for its own purposes.

(c)           Reconstruction Procedures.  As part of the Services, Genpact shall be responsible for developing and maintaining procedures for the reconstruction of lost Wachovia Data which are no less rigorous than those maintained by (i) Wachovia as of the applicable SOW Commencement Date (or implemented thereafter by Wachovia to the extent reasonably deemed necessary by Wachovia), and (ii) Genpact for its own information of a similar nature.  These procedures shall be included in the applicable Policy and Procedures Manual.  Subject to Section 19.5, the Parties shall address any incremental costs incurred by Genpact complying with such procedures implemented by Wachovia after the applicable SOW Commencement Date in accordance with the Change Control Procedures.

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(d)           Corrections.  The correction of any errors or inaccuracies in or with respect to Wachovia Data shall be performed by the Party that caused such errors or inaccuracies at such Party’s cost, except that Genpact shall correct any Wachovia Personal Data in its possession or control if required by Wachovia to do so in order for Wachovia or an Eligible Recipient to satisfy its or their obligations under Privacy Laws.  Genpact may request reimbursement from Wachovia for additional resources Genpact is required to expend to correct material, excessive or systemic errors caused by Wachovia’s failure to submit data in accordance with the applicable Policy and Procedures Manual.

(e)           Re-running of Corrected Data.  If the correction of errors or inaccuracies as described above necessitates the re-running of corrected Wachovia Data and thereby results in the usage of additional Resource Units, Wachovia shall pay the applicable Resource Unit charge as set forth in the applicable Statement of Work, unless the underlying errors or inaccuracies are attributable to the failure of Genpact or Genpact Personnel to comply with Genpact’s obligations under this Agreement (including the failure of Genpact or Genpact Personnel to adhere to applicable processes and controls that, if adhered to, would have enabled Genpact or Genpact Personnel to identify and timely correct such errors or inaccuracies, even if caused by Wachovia), in which case Genpact shall be financially responsible for any additional Resource Units usage resulting from the re-running of corrected data.

(f)            Restoration of Data.  The re-loading of any destroyed, lost or altered Wachovia Data shall be performed by the Party that has operational responsibility for maintaining the System on which such Wachovia Data resides and for creating and maintaining backup copies of such Wachovia Data.  To the extent (i) Genpact is operationally responsible under the applicable Statement of Work for performing such restoration or (ii) such destruction, loss or alteration is attributable to the failure of Genpact or Genpact Personnel to comply with Genpact’s obligations under this Agreement, Genpact shall be responsible for re-loading such data and/or otherwise re-performing the necessary Services without additional Charges.

(g)           Electronic Incident Reporting.  For purposes hereof, “Electronic Incident” shall mean any unauthorized action by a known or unknown person which, if successfully completed, should reasonably be considered one of the following:  an attack, penetration, denial of service, unauthorized electronic disclosure of Wachovia’s Proprietary Information, misuse of system access, unauthorized access or intrusion (hacking), virus intrusion, scan of Wachovia’s or Genpact’s systems or networks, or any other activity that could adversely affect Wachovia’s Proprietary Information.  For purposes hereof, “Genpact’s systems or networks” shall include the systems, networks, technology, content or web sites of third party vendors used by Genpact to provide the Services hereunder.  Genpact shall report to Wachovia all known or suspected Electronic Incidents.  If an Electronic Incident occurs, Genpact shall immediately notify Wachovia’s Incident Management Center at (866) 922-4911 — Option 2, and provide the following information:  nature and impact of the Electronic Incident; actions already taken by Genpact; Genpact’s assessment of immediate risk; and corrective measures to be taken, evaluation of alternatives, and next steps.  Genpact shall continue providing appropriate status reports to Wachovia regarding the resolution of the Electronic Incident and prevention of future such Electronic Incidents.  Wachovia may require that Genpact’s accessing, processing, or storing of Wachovia’s Proprietary Information be suspended, connectivity with Genpact be terminated, or other appropriate action be taken pending such resolution.  Should Genpact fail to report, or take reasonable measures to resolve, an Electronic Incident, Wachovia may terminate this Agreement pursuant to Section 25.1(a)(i)(D).

(h)           Information Security Review.  Genpact shall, with respect to all systems, applications, networks, or sites, used by Genpact in accessing, processing, or storing Wachovia Proprietary Information, comply with Wachovia’s then-current Corporate Information Standards as set forth in Schedule F.

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Wachovia shall disclose modifications to its Corporate Information Standards to Genpact.  Genpact shall, within thirty (30) days after notice thereof, comply with any change in Wachovia’s Corporate Information Standards.  Unless such change is required by applicable Law, the Parties shall address any incremental costs incurred by Genpact complying with any change in Wachovia’s Corporate Information Standards implemented by Wachovia after the applicable SOW Commencement Date in accordance with the Change Control Procedures.  Wachovia may perform information security reviews on any systems, applications, networks, or sites, used by Genpact in accessing, processing, or storing Wachovia Proprietary Information (“Reviews”).  The Reviews shall include, but not be limited to, physical inspection, external scan, internal scan, code review, process reviews, and reviews of system configurations.  The Reviews shall be conducted in Wachovia’s discretion, by Wachovia or its designee (who will be a nationally known security firm and shall not be a Genpact Competitor), and at Wachovia’s expense.  Genpact hereby grants permission to Wachovia or its designee to perform the Reviews.  Should any Review result in the discovery of material security risks to the systems, applications, networks, or sites, used by Genpact in accessing, processing, or storing Wachovia Proprietary Information, Wachovia shall immediately notify Genpact of such risks, and Genpact shall respond to Wachovia in writing within five (5) days with Genpact’s plan to take reasonable measures to promptly correct, repair, or modify the applicable system, application, network, or site to effectively eliminate the risk.  Should Genpact fail to take reasonable measures to remedy the identified risk, Wachovia may terminate this Agreement pursuant to Section 25.1(a)(i)(E).

(i)            Advice on Better Procedures.  Genpact shall regularly advise Wachovia of data security practices, procedures and safeguards of which Genpact is aware, if such practices, procedures and safeguards are of a higher standard than those contemplated under this Agreement.

15.3        Wachovia Personal Data.

(a)           Compliance with Privacy Laws.  Genpact shall comply with the provisions of and the obligations imposed on Genpact and applicable to its performance of the Services under applicable Privacy Laws, including the implementing legislation and regulations of European Union member states under EU Directives 95/46/EC and 2002/58/EC.  Genpact also shall comply with the data privacy policies of Wachovia as well as the global data privacy policies of any self-regulatory organizations to which Wachovia or the Eligible Recipients belong in accordance with Article 19 and as set forth in the Policy and Procedures Manual, and which are applicable to Genpact in its role as a data processor and third party service provider to Wachovia and the Eligible Recipients in relation to Wachovia Personal Data.

(b)           Return of Personal Data.  All Wachovia Personal Data provided to Genpact shall be returned or destroyed (at the option of Wachovia) by Genpact on request as and to the extent provided in Section 15.1, unless and to the extent such Wachovia Personal Data is required by Genpact to discharge its obligations hereunder or under applicable Privacy Laws.  For the avoidance of doubt, nothing in this Section 15.3(b) shall entitle Genpact to retain any Wachovia Personal Data if such retention would cause Wachovia and/or an Eligible Recipient to violate applicable Privacy Laws.

(c)           Genpact Responsible for Third Parties.  Genpact shall be responsible for the acts and omissions of any Subcontractor that processes (within the meaning of the applicable Privacy Laws) Wachovia Personal Data on Genpact’s behalf in the same manner and to the same extent as it is responsible for its own acts and omissions with respect to such Wachovia Personal Data.  Genpact shall not be responsible for the acts and omissions of any Managed Third Party that processes (within the meaning of the applicable Privacy Laws) Wachovia Personal Data except to the extent such acts or omissions are a direct result of Genpact’s failure to comply with its obligation under a Statement of Work to manage such Managed Third Party.

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(d)           Data Controller.  The Parties acknowledge and agree that unless applicable Privacy Laws require otherwise each Eligible Recipient located in the European Economic Area is the data controller of all Wachovia Personal Data processed by Genpact for such Eligible Recipient in providing the Services.  Unless applicable Privacy Laws require otherwise, Genpact shall merely act in relation to such Wachovia Personal Data as the data processor on behalf of such data controller and shall act only in accordance with the reasonable instructions of the relevant Eligible Recipient in relation to such Wachovia Personal Data.  Such reasonable instructions shall be consistent with the Services and shall not expand the scope of such Services.

(e)           Wachovia Personal Data Security.  Without limiting Genpact’s obligations under Section 15.1 or 15.2 or otherwise with respect to data security, Genpact shall:

(i)            take commercially reasonable steps to limit access to the Wachovia Personal Data to those Genpact Personnel who have a need to know such Wachovia Personal Data; and

(ii)           provide Wachovia or the relevant Eligible Recipient with such information, assistance and cooperation (insofar as it relates to its processing activities) as Wachovia or such Eligible Recipient may reasonably require from time to time to establish Genpact’s compliance with the obligations relating to security contained in the Privacy Laws, subject to Article 19 and as set forth in the Policy and Procedures Manual.

Genpact shall satisfy its obligations under this Section 15.3(e) as and to the extent described in Section 15.3(a).

(f)            Transfers of Wachovia Personal Data outside the European Economic Area.

(i)            In the event that Genpact processes Wachovia Personal Data outside the European Economic Area (EEA), Genpact shall enter into an agreement with Wachovia and/or the Eligible Recipient obligating both Parties to adhere to the requirements imposed by the standard contractual clauses for the transfer of Wachovia Personal Data to processors established in third countries issued by the European Commission pursuant to Article 26(2) and (4) of EU Directive 95/46/EC, unless the country in which Genpact processes Wachovia Personal Data is a country the European Commission has determined ensures an adequate level of privacy protection by reason of its domestic law, in accordance with Article 25(6) of EU Directive 95/46/EC or unless another form of standard contractual clauses is required under applicable Privacy Laws (in which case Genpact shall enter into such other standard contractual clauses with Wachovia and/or the Eligible Recipients).

(ii)           In the event Genpact is located in the EEA or a country the European Commission has determined ensures an adequate level of privacy protection under Article 25(6) of EU Directive 95/46/EC, Genpact shall, among other things, enter into contracts with such Subcontractors and third parties on terms reasonably acceptable to Wachovia that require implementation of adequate technical, administrative and physical safeguards to protect Wachovia Personal Data.

(iii)          Genpact shall not, and shall ensure that Subcontractors and other third parties with whom it contracts to process Wachovia Personal Data on its behalf shall not, (A) transfer Wachovia Personal Data to a territory outside the EEA, except on terms substantially in accordance with the standard contractual clauses issued by the European Commission pursuant to EU Directive 95/46/EC, and (B) operate in relation to such Wachovia Personal Data in any way that would be in breach of the applicable contract.

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(g)           Further Data Processor Obligations.  Genpact shall promptly, and in any event not later than twenty (20) days after receipt, pass on to Wachovia or the relevant Eligible Recipient any inquiries or communication (including subject access requests) from an employee of Wachovia or an Eligible Recipient relating to their Wachovia Personal Data or its processing or by a Governmental Entity.  If Genpact receives such a request from a Governmental Entity, after consultation with Wachovia or the relevant Eligible Recipient, Genpact shall respond to such Governmental Entity on or before the deadline imposed by such Governmental Entity.  Genpact shall at all times act in a manner consistent with the requirements of any and all codes of practice and guidelines relating to personal data processing which are generally accepted within the finance, accounting and human resources outsourcing sectors in so far as they are relevant to the Services performed by Genpact and in so far as they are applicable to Genpact in its role as a data processor in relation to Wachovia Personal Data.

15.4        Confidentiality.

(a)           Proprietary Information.  Genpact and Wachovia each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers’ business and is not generally available to the public.  Except as otherwise specifically agreed by the Parties, “Proprietary Information” means (i) this Agreement and the terms hereof; (ii) all information marked confidential, restricted or proprietary by either Party; and (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked.  In case of:

(i)            Wachovia and the Eligible Recipients and regardless of whether Wachovia marks the information as confidential as provided above, Proprietary Information of Wachovia shall also include Software provided to Genpact by or through Wachovia or the Eligible Recipients or its or their agents (other than any Genpact Owned Materials), Developed Materials, Wachovia Data, Wachovia Personal Data, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, rate case strategies, research information, chemical formulae, product formulations, plant and equipment design information, catalyst information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues and finances), human resources and personnel information, marketing/sales information, information regarding businesses, plans, operations, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data of Wachovia, the Eligible Recipients or its or their customers or suppliers obtained, received, transmitted, processed, stored, archived, or maintained by Genpact under this Agreement; and

(ii)           Genpact and Genpact Affiliates and regardless of whether Genpact marks the information as confidential as provided above, Proprietary Information of Genpact shall also include Genpact Owned Materials, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, rate case strategies, research information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues and finances), human resources and personnel information, marketing/sales information, information regarding businesses, plans, operations, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data of Genpact and Genpact Personnel obtained, received, transmitted, processed, stored, archived, or provided by or to Wachovia or any Eligible

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Recipient under this Agreement, including information in respect of systems, applications, networks, or sites of Genpact obtained by Wachovia during Reviews performed pursuant to Section 15.2(h).

In addition, Proprietary Information of a Party shall include plans for changes in facilities, business units and product lines, plans for business mergers, acquisitions or divestitures, rate information, plans for the development and marketing of new products, financial forecasts and budgets, technical proprietary information, employee lists and company telephone or e-mail directories.

(b)           Obligations.

(i)            During the Term and at all times thereafter, Genpact and Wachovia shall not disclose any, and shall maintain the confidentiality of all, Proprietary Information of the other Party (and in the case of Genpact, the Eligible Recipients).  Wachovia and Genpact shall each use at least the same degree of care to safeguard and to prevent disclosing to third parties the Proprietary Information of the other as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own like information (or information of its customers) of a similar nature, but not less than reasonable care.  Genpact has required, or shall require, all Genpact Personnel having access to Wachovia Proprietary Information to execute a written confidentiality agreement substantially in the form attached hereto as Exhibit 3.  Genpact Personnel shall not have access to Wachovia Proprietary Information without proper authorization. Upon receiving such authorization, authorized Genpact Personnel shall have access to Wachovia Proprietary Information only to the extent necessary for such person to perform his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person’s scope of responsibility, provided that such access is not in violation of Law.

(ii)           The Parties may disclose Proprietary Information to their respective Affiliates, auditors, attorneys, accountants, consultants, contractors and subcontractors, where (A) use by such person or entity is authorized under this Agreement, (B) such disclosure is necessary for the performance of such person’s or entity’s obligations under or with respect to this Agreement or otherwise naturally occurs in such person’s or entity’s scope of responsibility, and (C) the disclosing Party assumes full responsibility for the acts or omissions of such person or entity and takes all reasonable measures to prevent the Proprietary Information from being disclosed or used in contravention of this Agreement.  Any disclosure to such person or entity shall be under the terms and conditions as provided herein.  Each Party’s Proprietary Information shall remain the property of such Party.

(iii)          Neither Party shall (A) make any use or copies of the Proprietary Information of the other Party except as contemplated by this Agreement, (B) acquire any right in or assert any lien against the Proprietary Information of the other Party, (C) sell, assign, transfer, lease, or otherwise dispose of Proprietary Information to third parties or commercially exploit such information, including through Derivative Works incorporating such Proprietary Information, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party’s Proprietary Information (including copies thereof) to the other Party if requested to do so.  Notwithstanding the foregoing, Wachovia may disclose Proprietary Information relating to the terms of this Agreement and/or Genpact’s performance hereunder (e.g., applicable Service Levels and measurements of Genpact’s performance with respect to such Service Levels, but not including the Charges or information in respect of Genpact’s costs of such performance) in connection with a benchmarking under Section 12.8 or the solicitation of

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proposals for or the procurement of the same or similar services from Wachovia Third Party Contractors.  Upon expiration or any termination of this Agreement and completion of each Party’s obligations under this Agreement, each Party shall return or destroy, as the other Party may direct, all documentation in any medium that contains, refers to, or relates to the other Party’s Proprietary Information within thirty (30) days (except Contract Records, which shall be retained by Genpact for the Audit Period specified in Section 14.1 unless and to the extent Genpact is directed by Wachovia to deliver such Contract Records to Wachovia prior to the expiration of such Audit Period).  Each Party shall deliver to the other Party written certification of its compliance with the preceding sentence signed by an authorized representative of such Party.  In addition, each Party shall take all necessary steps to ensure that its employees comply with these confidentiality provisions.

(iv)          Wachovia shall cause each of the Eligible Recipients to comply with the obligations set forth in this Section 15.4(b)(i) and (iii) as they apply to the Proprietary Information of Genpact.

(c)           Exclusions.  Section 15.4(b) shall not apply to any particular information which the receiving Party can demonstrate (i) is, at the time of disclosure, generally available to the public other than through a breach of the receiving Party’s or a third party’s confidentiality obligations; (ii) after disclosure, is published by the disclosing Party or otherwise becomes generally available to the public other than through a breach of the receiving Party’s or a third party’s confidentiality obligations; (iii) is lawfully in the possession of the receiving Party at the time of disclosure; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the receiving Party without reference to Proprietary Information of the furnishing Party, provided however, that the exclusions in the foregoing subsections (i) and (ii) shall not be applicable to the extent that the disclosure or sharing of such information by one or both Parties is subject to any limitation, restriction, consent or notification requirement under any applicable federal or state information Privacy Laws or regulation then in effect.  In addition, the receiving Party shall not be considered to have breached its obligations under this Section 15.4 to the extent it discloses Proprietary Information of the other Party or causes Proprietary Information of the other Party to be disclosed (i) in a public disclosure or report required by applicable Law, (ii) in response to a subpoena or information request of a competent Governmental Entity, or (iii) as otherwise required to satisfy any legal or regulatory requirement of a competent Governmental Entity.  In such circumstances, the receiving Party shall, to the extent it may legally do so, advise the other Party of the Proprietary Information to be disclosed and the identity of the third party requiring such disclosure promptly upon receiving a subpoena or request for information and/or prior to making any such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Proprietary Information, or take such other action as it deems appropriate to protect the Proprietary Information.  The receiving Party shall use commercially reasonable efforts to cooperate with the disclosing Party in its efforts to seek a protective order or other appropriate remedy or in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Proprietary Information.  Notwithstanding the foregoing, Wachovia may delay advising Genpact of any public disclosure or report or withhold such information if and to the extent, in Wachovia’s reasonable discretion, there are legal or business reasons to do so, such as protection of attorney-client privilege or attorney work product.

(d)           Loss of Proprietary Information.  Each Party shall (and with respect to Proprietary Information of Genpact, Wachovia shall cause the Eligible Recipients to) (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party’s Proprietary Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such

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possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Proprietary Information in contravention of this Agreement.  Each Party shall bear any costs it incurs in complying with this Section 15.4(d).

(e)           No Implied Rights.  Nothing contained in this Section 15.4 shall be construed as obligating a Party to disclose its Proprietary Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Proprietary Information of the other Party.

15.5        File Access.

Wachovia shall have unrestricted access to, and the right to review and retain the entirety of, all computer or other files containing Wachovia Data.  At no time will any of such files or other materials or information be stored or held in a form or manner not immediately accessible to Wachovia.  Genpact shall provide to the Wachovia Project Executive all passwords, codes, comments, keys, documentation and the locations of any such files promptly upon the request of Wachovia, including Equipment and Software keys and such information as to format, encryption (if any) and any other specifications or information necessary for Wachovia to retrieve, read, revise and/or maintain such files.   Upon the request of the Wachovia Project Executive, Genpact shall certify in writing that, to the best of its knowledge, all such files and other information provided to Wachovia are complete and that no material element, amount, or other fraction of such files or other information to which Wachovia may request access or review has been deleted, withheld, disguised or encoded in a manner inconsistent with the purpose and intent of providing full and complete access to Wachovia as contemplated by this Agreement.

16.          OWNERSHIP OF MATERIALS

16.1        Wachovia Owned Materials.

(a)           Ownership of Wachovia Owned Materials.  Wachovia shall be the sole and exclusive owner of (i) all intellectual property, Software and other Materials owned by Wachovia or the Eligible Recipients as of the applicable SOW Commencement Date (including Wachovia Owned Software), (ii) all enhancements and Derivative Works of such intellectual property, Software and Materials (including all United States and foreign patent, copyright and other intellectual property rights), and (iii) certain Developed Materials, as provided in Section 16.5 (collectively, “Wachovia Owned Materials”).  As between Wachovia and Genpact, Wachovia Owned Materials shall include (i) all intellectual property, Software and Materials pertaining to Wachovia products or services created by or obtained from sellers, distributors, purchasers or users of such products or services, and (ii) all enhancements or Derivative Works of such intellectual property, Software and Materials.

(b)           License to Wachovia Owned Materials.  As of the applicable SOW Commencement Date, Wachovia hereby grants to Genpact, Affiliate Subcontractors and Non-affiliate Subcontractors a non-exclusive, world-wide, non-transferable, fully paid-up, royalty-free limited right and license during the applicable SOW Term (and thereafter to the extent necessary to perform any Termination Assistance Services requested by Wachovia) to access, use, execute, reproduce, display, perform, modify, enhance and distribute the Wachovia Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) for the express and sole purpose of providing the Services described in such Statement of Work.  Genpact and its Subcontractors shall have no right to the Source Code to such Wachovia Owned Materials unless and only to the extent required under a Statement of Work or otherwise approved in advance by Wachovia.  Wachovia Owned Materials

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shall remain the property of Wachovia.  Genpact and its Subcontractors shall not, without the prior approval of Wachovia, which may be withheld at Wachovia’s sole discretion, (i) use any Wachovia Owned Materials for the benefit of any person or Entity other than Wachovia or the Eligible Recipients, (ii) separate or uncouple any portions of the Wachovia Owned Materials, in whole or in part, from any other portions thereof, or (iii) reverse assemble, reverse engineer, translate, disassemble, decompile or otherwise attempt to create or discover any source or human readable code, underlying algorithms, ideas, file formats or programming interfaces of the Wachovia Owned Materials by any means whatsoever.  Except as otherwise requested or approved by Wachovia, Genpact and its Subcontractors shall cease all use of Wachovia Owned Materials upon the end of the applicable SOW Term and the completion of any Termination Assistance Services requested thereunder by Wachovia pursuant to Section 26.1 and shall certify such cessation to Wachovia in a notice signed by an officer of Genpact and each applicable Subcontractor.

16.2        License to Wachovia Third Party Materials.

Subject to Wachovia having obtained the applicable Wachovia Consents, Wachovia hereby grants to Genpact and to the extent necessary for Genpact to provide the Services, Genpact Affiliates, during the applicable SOW Term and the applicable Termination Assistance Period, for the sole purpose of performing the Services and solely to the extent of Wachovia’s underlying rights, the same rights of access and use as Wachovia possesses under the applicable software licenses with respect to Wachovia licensed Third Party Materials.  Wachovia shall provide Genpact notice of the license terms for such Third Party Materials and any restrictions with respect thereto.  Wachovia also shall grant such rights to Subcontractors designated by Genpact if and only to the extent necessary for Genpact to provide the Services; provided that Genpact shall pay all fees, costs and expenses associated with the granting of such rights to such Subcontractors.  Genpact and its Subcontractors shall comply with the duties, including use restrictions and nondisclosure obligations, imposed on Wachovia by such licenses.  Except as otherwise requested or approved by Wachovia (or the relevant licensor), Genpact and its Subcontractors shall cease all use of such Third Party Materials upon the end of the applicable SOW Term and the completion of any Termination Assistance Services requested thereunder by Wachovia pursuant to Section 26.1 and shall certify such cessation to Wachovia in a notice signed by an officer of Genpact and each applicable Subcontractor.

16.3        Genpact Owned Materials.

(a)           Ownership of Genpact Owned Materials.  Genpact shall be the sole and exclusive owner of the (i) intellectual property, Software and Materials owned by Genpact or the Genpact Affiliates as of the applicable SOW Commencement Date, (ii) intellectual property, Software and Materials acquired by Genpact or the Genpact Affiliates on or after the applicable SOW Commencement Date (including any such Materials purchased from Wachovia pursuant to a Statement of Work) other than acquisitions for Wachovia or an Eligible Recipient in connection with the performance of the Services that constitute Wachovia Owned Materials, (iii) all enhancements and Derivative Works of such intellectual property, Software and Materials described in Section 16.3(a)(i) or (ii) that are created by or for Genpact or Genpact Affiliates in accordance with Sections 16.5(e) and (f), (iv) Software or Materials developed by or on behalf of Genpact other than in the course of the performance of its obligations under this Agreement or in connection with the use of any Wachovia Data or Wachovia Owned Materials (including all United States and foreign patent, copyright and other intellectual property rights in such Materials described in clauses (i) through (iv) of this paragraph) (collectively, “Genpact Owned Materials”).

(b)           License to Genpact Owned Materials.  Genpact hereby grants to Wachovia, its successors and assigns, and the Eligible Recipients a world-wide, non-exclusive, non-transferable (except in connection with a permissible assignment under Section 27.1), fully paid-up, royalty-free limited right and license to access, use, execute, reproduce, display, perform, modify, enhance, distribute

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and create Derivative Work of the Genpact Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Period, to (i) receive the full benefit of the Services provided by Genpact and (ii) perform ancillary services and functions, including related information technology services and functions.  In addition, at no additional Charge, Genpact hereby grants to Wachovia Third Party Contractors a non-exclusive, royalty-free right and license to access and use such Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Period, solely for the benefit of Wachovia and the Eligible Recipients to receive the Services and as and only to the extent reasonably necessary for such Wachovia Third Party Contractors to (i) monitor, access, interface with or use the Materials then being used by Genpact and (ii) perform ancillary services and functions for Wachovia and/or the Eligible Recipients, including related information technology services and functions.  Genpact Owned Materials shall remain the property of Genpact.  Wachovia shall cause each Wachovia Third Party Contractor receiving such right and license to execute a confidentiality agreement substantially in the form set forth in Exhibit 1 prior to its exercise of such right and license under this Section 16.3(b).  The rights and obligations of Wachovia, the Eligible Recipients and Wachovia Third Party Contractors with respect to such Genpact Owned Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 26.2.

(c)           Embedded Materials.  To the extent that Genpact Owned Materials are embedded in any Developed Materials owned by Wachovia pursuant to Section 16.5(a), (b) or (c), Genpact shall not be deemed to have assigned its intellectual property rights in such Genpact Owned Materials to Wachovia, but Genpact hereby grants to Wachovia and its successors and Permitted Assigns a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up, royalty-free license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Genpact Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto related thereto) for the benefit and use of Wachovia, Wachovia Affiliates and the Eligible Recipients for so long as such Genpact Owned Materials remain embedded in such Developed Materials and are not separately commercially exploited by Wachovia, Wachovia Affiliates and the Eligible Recipients.  Following the expiration or termination of the Term and the termination of the Service(s) for which such Materials were used, Genpact shall offer to provide to Wachovia and the Eligible Recipients Upgrades, maintenance, support and other services for such embedded Genpact Owned Materials that are commercial off-the-shelf Materials in accordance with Section 26.2(c)(iii).

(d)           Approval.  Wachovia shall have the right to approve the use of any Software constituting Genpact Owned Materials to provide the Services.

16.4        License to Genpact Third Party Materials.

(a)           License.  Subject to Genpact having obtained the applicable Genpact Consents, Genpact hereby grants to Wachovia, its successors and Permitted Assigns, and the Eligible Recipients a world-wide, non-exclusive, non-transferable (except in connection with a permissible assignment under Section 27.1), fully-paid-up, royalty-free limited right and license to access and/or use the Third Party Materials as to which Genpact, an Affiliate of Genpact or a Non-affiliate Subcontractor holds the license (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Period, to (i) receive the full benefit of the Services provided by Genpact and (ii) perform or have performed ancillary services and functions, including related information technology services and functions.  In addition, at no additional Charge, Genpact

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hereby grants to Wachovia Third Party Contractor(s) a non-exclusive, royalty-free right and license to access and/or use such Materials (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Period, solely for the benefit of Wachovia and the Eligible Recipients to receive the Services, as and only to the extent reasonably necessary for such Wachovia Third Party Contractor(s) to (i) monitor, access, interface with or use the Materials then being used by Genpact and (ii) perform ancillary services and functions for Wachovia and/or the Eligible Recipients, including related information technology services and functions.  Wachovia shall cause each Wachovia Third Party Contractor receiving such right and license to execute a confidentiality agreement substantially in the form set forth in Exhibit 1 prior to its exercise of such right and license under this Section 16.4(a).  The rights and obligations of Wachovia, the Eligible Recipients and Wachovia Third Party Contractors with respect to such Third Party Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 26.2.

(b)           Approval.  Wachovia shall have the right to approve the use of any Software constituting Genpact Third Party Materials to provide the Services.

16.5        Developed Materials.

(a)           Wachovia Ownership of Derivative Works of Wachovia Owned Materials.  Unless the Parties agree otherwise in the applicable Statement of Work, Wachovia shall be the sole and exclusive owner of all Developed Materials that are Derivative Works of Wachovia Owned Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Such Developed Materials shall be considered works made for hire (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101 or in an analogous provisions of other applicable Law) and owned by Wachovia.  If any such Derivative Works may not be considered a work made for hire under applicable Law, Genpact hereby irrevocably assigns, and shall assign, to Wachovia without further consideration, all of Genpact’s right, title and interest in and to such Developed Materials, including United States and foreign patent, copyright and other intellectual property rights.  Genpact acknowledges that Wachovia and the successors and assigns of Wachovia shall have the right to obtain and hold in their own name any patent, copyright and other intellectual property rights in and to such Derivative Works.  Genpact agrees to execute any documents and take any other actions reasonably requested by Wachovia to effectuate the purposes of this Section 16.5(a).  Wachovia hereby grants Genpact certain license and other rights with respect to such Derivative Works, as described in Section 16.1(b).  Wachovia may, in its sole discretion and upon such terms and at such financial arrangement as Wachovia and Genpact may agree, grant Genpact a license to use such Derivative Works for other purposes and to sublicense such Derivative Works.

(b)           Wachovia Ownership of Derivative Works of Wachovia Licensed Materials.  Unless the Parties agree otherwise in the applicable Statement of Work, as between the Parties, Wachovia shall be considered the sole and exclusive owner of all Developed Materials that are Derivative Works of Third Party Materials licensed by Wachovia, a Wachovia Affiliate or an Eligible Recipient (“Wachovia Third Party Materials”), including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Such Developed Materials shall be considered works made for hire (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) and owned by Wachovia.  If any such Developed Materials may not be considered a work made for hire under applicable Law, Genpact hereby irrevocably assigns, and shall assign, to Wachovia without further consideration, all of Genpact’s right, title and interest in and to such Developed Materials, including United States and foreign patent, copyright and other intellectual property rights.  Genpact acknowledges that Wachovia and the successors and assigns of Wachovia shall have the

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right to obtain and hold in their own name any patent, copyright and other intellectual property rights in and to such Developed Materials.  Genpact agrees to execute any documents and take any other actions reasonably requested by Wachovia to effectuate the purposes of this Section 16.5(b).  Subject to Genpact obtaining any Genpact Consents, Wachovia hereby grants Genpact certain license and other rights with respect to such Developed Materials, as described in Section 16.1(b).  Wachovia may, in its sole discretion and upon such terms and at such financial arrangement as Wachovia and Genpact may agree, grant Genpact a license to use such Derivative Works for other purposes and to sublicense such Derivative Works, to the extent permitted under the applicable third party license agreement or agreed to by the applicable third party licensor.

(c)           Wachovia Ownership of Wachovia–Specific Developed Materials.  Except as provided in Sections 16.5(e) and (f) or otherwise agreed by the Parties in the applicable Statement of Work, Wachovia shall be the sole and exclusive owner of the United States and foreign copyrights in all Developed Materials that are (i) created in accordance with the customized requirements of Wachovia or the Eligible Recipients, (ii) usable only by Wachovia or the Eligible Recipients or in conjunction with Wachovia Owned Materials, (iii) specific to the businesses of Wachovia or the Eligible Recipients or (iv) Deliverables.  For purposes of this Section 16.5(c), “Deliverables” shall mean Developed Materials (i) required to be delivered to Wachovia or the Eligible Recipients pursuant to this Agreement, (ii) developed at the specific request of and paid for by Wachovia, or (iii) associated specifically with the Application Software operated, maintained or supported exclusively for Wachovia or the Eligible Recipients.  Such Developed Materials shall be considered “works made for hire” (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) owned by Wachovia.  If any such Developed Materials may not be considered a work made for hire under applicable Law, Genpact hereby irrevocably assigns, and shall assign, to Wachovia without further consideration, all of Genpact’s right, title and interest in and to the copyrights in such Developed Materials.  Genpact acknowledges that Wachovia and the successors and assigns of Wachovia shall have the right to obtain and hold in their own name any copyrights in and to such Developed Materials.  Genpact agrees to execute any documents and take any other actions reasonably requested by Wachovia to effectuate the purposes of this Section 16.5(c).  Wachovia hereby grants Genpact certain license and other rights with respect to such Developed Materials, as described in Section 16.1(b).  Wachovia may, in its sole discretion and upon such terms and at such financial arrangement as Wachovia and Genpact may agree, grant Genpact a license to use such Developed Materials for other purposes and to sublicense such Developed Materials.

(d)           Source Code and Documentation.  Genpact shall, promptly as it is developed by Genpact, provide Wachovia with the Source Code and Object Code and documentation for all Wachovia owned Developed Materials, as described in Sections 16.5(a), (b) and (c).  Such source code and technical documentation shall be sufficient to allow a reasonably knowledgeable and experienced programmer to maintain and support such Materials, and the user documentation for such Materials shall accurately describe in terms understandable by a typical Eligible Recipient the functions and features of such Materials and the procedures for exercising such functions and features.

(e)           Genpact Owned Developed Materials.  Notwithstanding Sections 16.5(a) and (c), unless the Parties agree otherwise in the applicable Statement of Work, Genpact shall be the sole and exclusive owner of all Developed Materials that are Derivative Works of Genpact Owned Materials (as defined in Section 16.3(a)), including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  In addition, except as provided in Sections 16.5(b) and (c) or otherwise agreed by the Parties in the applicable Statement of Work, Genpact shall be the sole and exclusive owner of all other Developed Materials that are not Derivative Works of Wachovia Owned Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Wachovia acknowledges that

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Genpact and the successors and assigns of Genpact shall have the right to obtain and hold in their own name any intellectual property rights in and to such Genpact owned Developed Materials.  Wachovia agrees to execute any documents and take any other actions reasonably requested by Genpact to effectuate the purposes of this Section 16.5(e).  Genpact hereby grants Wachovia and the Eligible Recipients certain license and other rights with respect to such Developed Materials, as described in Sections 16.3(b) and 26.2.

(f)            Genpact Ownership of Derivative Works of Genpact Licensed Materials.  Unless the Parties agree otherwise in the applicable Statement of Work, as between the Parties, Genpact shall be considered the sole and exclusive owner of all Developed Materials that are Derivative Works of Third Party Materials licensed by Genpact or a Genpact Affiliate or Subcontractor (“Genpact Third Party Materials”), including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Wachovia acknowledges that Genpact and the successors and assigns of Genpact shall have the right to obtain and hold in their own name any intellectual property rights in and to such Genpact owned Developed Materials.  Wachovia agrees to execute any documents and take any other actions reasonably requested by Genpact to effectuate the purposes of this Section 16.5(f).  Genpact hereby grants to Wachovia and the Eligible Recipients certain license and other rights with respect to such Developed Materials, as described in Sections 16.3(b) and 26.2.

(g)           Financial Arrangement for Genpact Owned Developed Materials.  If Genpact markets any Genpact owned Developed Materials, as described in Sections 16.5(e) and (f), then Genpact and Wachovia shall agree upon an equitable financial arrangement, such as a royalty arrangement, pursuant to which Wachovia shall be entitled to share in the benefits of marketing such Genpact owned Developed Materials.

(h)           Disclosure by Genpact of Developed Materials.  Genpact shall promptly disclose in writing to Wachovia each Developed Material that is developed in connection with the Services.  With respect to each disclosure, Genpact shall indicate the features or concepts that it believes to be new or different.

16.6        Other Materials.

This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this Article 16) unless otherwise so provided elsewhere in this Agreement.

16.7        General Rights.

(a)           Copyright Legends.  Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or third parties.

(b)           Residuals.  Nothing in this Agreement shall restrict any employee or representative of a Party from using general ideas, concepts, practices, learning or know-how relating to the processing of in-scope business process transactions that are retained in the unaided memory of such employee or representative after performing the obligations of such Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Affiliates (or, in the case of Genpact, any Eligible Recipient); provided, however, that this Section 16.7(b) shall not (i) be deemed to limit either Party’s obligations under this Agreement with respect to the disclosure or use of Proprietary Information, or (ii) operate or be construed as permitting an employee or representative of a Party to disclose, publish, disseminate or use (A) the source of any Proprietary Information of the other Party, (B) any financial, statistical or personnel information of a Party, or (C) the business plans of a Party.  An

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individual’s memory is unaided if the individual has not intentionally memorized the Proprietary Information for the purpose of retaining and subsequently using or disclosing it and does not identify the information as Proprietary Information upon recollection. For avoidance of doubt, the foregoing would not permit Genpact Personnel to use Proprietary Information of Wachovia or an Eligible Recipient (other than ideas, concepts, practices, learning and know-how relating generally to the processing of in-scope business process transactions) for any purpose other than the provision of Services under this Agreement.

(c)           No Implied Licenses.  Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of Genpact, any Eligible Recipient).

(d)           Incorporated Materials.  Should either Party incorporate into Developed Materials any intellectual property subject to third party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party incorporating such intellectual property in the Materials has disclosed this fact and obtained the prior approval of the other Party.

(e)           Derivative Works.  Any rights granted herein with respect to any Developed Material that is a derivative work of any existing Material shall not limit or expand the rights, if any, of either Party in the underlying Material.

17.          REPRESENTATIONS

17.1        Representations by Wachovia.

Wachovia represents that as of the Effective Date:

(a)           Wachovia is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of North Carolina;

(b)           Wachovia has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)           the execution, delivery and performance of this Agreement by Wachovia and the consummation by Wachovia of the transactions contemplated by this Agreement:

(i)            have been duly authorized by Wachovia; and

(ii)           do not conflict with, result in a breach of or constitute a default under any other agreement to which Wachovia is a party or by which Wachovia is bound;

(d)           Wachovia is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Wachovia’s ability to fulfill its obligations under this Agreement; and

(e)           except as set forth in Schedule E, there is no outstanding litigation, arbitrated matter or other dispute to which Wachovia is a party which, if decided unfavorably to Wachovia, would

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reasonably be expected to have a material adverse effect on Genpact’s or Wachovia’s ability to fulfill their respective obligations under this Agreement.

17.2        Representations by Genpact.

Genpact represents that as of the Effective Date:

(a)           Genpact is an entity duly organized, validly existing and in good standing under the Laws of Luxembourg;

(b)           Genpact has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(c)           the execution, delivery and performance of this Agreement by Genpact and the consummation by Wachovia of the transactions contemplated by this Agreement:

(i)            have been duly authorized by Genpact; and

(ii)           do not conflict with, result in a breach of or constitute a default under any other agreement to which Genpact is a party or by which Genpact is bound;

(d)           Genpact is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Genpact’s ability to fulfill its obligations under this Agreement;

(e)           Genpact has not given, and to the best of its knowledge, no officer, director, employee, agent or representative of Genpact has given, commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of Wachovia in connection with this Agreement; and

(f)            there is no outstanding litigation, arbitrated matter or other dispute to which Genpact is a party which, if decided unfavorably to Genpact, would reasonably be expected to have a material adverse effect on Wachovia’s or Genpact’s ability to fulfill their respective obligations under this Agreement.

18.          WARRANTIES AND ADDITIONAL COVENANTS

18.1        Work Standards.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period, Genpact shall:

(a)           render the Services with promptness, due care, skill and diligence;

(b)           execute the Services in a manner consistent with the industry-recognized best practices of business process outsourcing service providers of similar size and scale;

(c)           use adequate numbers of qualified individuals with suitable training and skills to perform the Services and provide such individuals with training concerning new products and services prior to the implementation of such products and services in the Wachovia environment; and

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(d)           have the resources, capacity, expertise and ability in terms of Equipment, Software, know-how and personnel to provide the Services.

18.2        Efficiency and Cost Effectiveness.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period Genpact shall use commercially reasonable efforts to provide the Services in the most cost-effective and efficient manner consistent with the required level of quality and performance if and only to the extent that the cost of providing the Services are the basis upon which Wachovia is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses, Pass-Through Expenses or cost-plus Charges).

18.3        Software.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period:

(a)           Genpact shall either be the owner of, or authorized to use, all Software provided by Genpact in connection with the Services;

(b)           any Genpact Owned Software made available to Wachovia shall perform in conformance with its specifications and will provide the functions and features and operate in the manner described in such specifications;

(c)           Developed Materials will be free from material errors in operation and performance and will comply with the applicable documentation and specifications in all material respects for a period of one (1) year from the Acceptance of the Developed Materials (the “Warranty Period”).  During the Warranty Period, Genpact shall correct any such error or failure to comply at no additional charge to Wachovia and will use commercially reasonable efforts to do so as promptly as possible.  In the event that Genpact is unable to repair or replace such nonconforming Developed Material, Wachovia shall, in addition to any and all other remedies available to it hereunder, be entitled to obtain from Genpact a copy of the source code and object code to such Developed Material; and

(d)           in the event that any Genpact Owned Software (excluding Genpact owned Developed Materials that are addressed in Section 18.3(c)) does not conform to the Specifications and criteria set forth in this Agreement or materially adversely affects the Services provided hereunder, Genpact shall expeditiously repair such Software or replace such Software with conforming Software.

18.4        Non-Infringement.

(a)           Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period that, except as otherwise provided in this Agreement, the Developed Materials will not, and Genpact’s performance of its responsibilities under this Agreement and the Statements of Work do not, infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that Genpact shall not have any obligation or liability to the extent any infringement or misappropriation is caused by:

(i)            modifications made by Wachovia, the Eligible Recipients or Wachovia Third Party Contractors without the knowledge or approval of Genpact;

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(ii)           Wachovia’s combination of Genpact’s work product or Materials with items not furnished, specified or reasonably anticipated by Genpact or contemplated by this Agreement, the applicable Statement of Work or the applicable Specifications;

(iii)          the failure of Wachovia to use corrections or modifications provided by Genpact offering equivalent features and functionality provided Genpact has notified Wachovia that the use of such corrections or modifications are necessary to avoid an infringement claim; or

(iv)          in respect of infringement of patent rights of a third party only, Genpact’s compliance with detailed design specifications furnished by Wachovia to Genpact.

(b)           Wachovia warrants to and covenants with Genpact that during the Term and any Termination Assistance Period that, except as otherwise provided in this Agreement (including Schedule E) and to its knowledge, the Wachovia Data, the Wachovia Owned Materials and Wachovia Third Party Materials, Wachovia’s performance of its responsibilities under this Agreement and the Statements of Work do not, infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that Wachovia shall not have any obligation or liability to the extent any infringement or misappropriation is caused by:

(i)            modifications made by Genpact or Genpact Subcontractors without the approval of Wachovia;

(ii)           Genpact’s combination of Wachovia’s work product or Materials with items not furnished, specified or reasonably anticipated by Wachovia or contemplated by this Agreement, the applicable Statement of Work or the applicable Specifications; or

(iii)          the failure of Genpact to use corrections or modifications provided by Wachovia offering equivalent features and functionality provided Wachovia has notified Genpact that the use of such corrections or modifications are necessary to avoid an infringement claim.

(c)           Each Party warrants to and covenants with the other Party that during the Term and any Termination Assistance Period it will not use or create materials in connection with the Services which are libelous, defamatory or obscene.

18.5        Malicious Code.

Each Party warrants to and covenants with the other Party that during the Term and any Termination Assistance Period it will cooperate with the other Party and will take commercially reasonable actions and precautions consistent with the applicable Statement of Work to prevent the introduction and proliferation of Malicious Code into Wachovia’s environment or any System used by Genpact to provide the Services.  Without limiting Genpact’s other obligations under this Agreement or the applicable Statement of Work, in the event Malicious Code is found in Equipment, Software or Systems within Genpact’s control or as to which Genpact is operationally responsible under this Agreement or the applicable Statement of Work, Genpact shall eliminate and reduce the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, will mitigate such losses and restore such data with generally accepted data restoration techniques.

18.6        Disabling Code.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period:

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(a)           without the prior written consent of Wachovia, it will not intentionally insert into the Software, and will use commercially reasonable efforts to prevent the non-intentional insertion into the Software of, any code that could be invoked to disable or otherwise shut down all or any portion of the Software, Equipment or Systems;

(b)           with respect to any disabling code that may be part of the Software, Genpact shall not invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without Wachovia’s prior consent; and

(c)           it will use commercially reasonable efforts not to use Third Party Software which contains disabling code without the prior approval of Wachovia.

For purposes of this Section 18.6, code that relates to normal security routines (e.g., code that shuts out a user who fails to correctly input his or her password within a defined number of attempts) or that serves the function of ensuring software license compliance (including passwords) will not be deemed disabling code, provided that Genpact notifies Wachovia in advance of all such code and obtains Wachovia’s approval prior to installing such code in any Software, Equipment or System used to provide the Services.

18.7        Interoperability.

Genpact warrants to and covenants with Wachovia that (a) the Software, Equipment and Systems provided by Genpact, or used to provide the Services, will be fully interoperable as of the applicable SOW Commencement Date with the software, equipment and systems used by Wachovia to provide the same or similar services or to deliver records to, receive records from, or otherwise interact with the Software, Equipment and Systems to receive the Services and (b) during the Term and any Termination Assistance Period shall remain fully interoperable as of the applicable SOW Commencement Date with the software, equipment and systems used by Wachovia to provide the same or similar services or to deliver records to, receive records from, or otherwise interact with the Software, Equipment and Systems to receive the Services.

18.8        Currencies.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period the applicable Software, Equipment, Systems and Services provided by Genpact, or used to provide the Services, will be able to receive, transmit, process, store, archive, maintain and support the currencies of all countries as necessary under any applicable Statement of Work.

18.9        Genpact Personnel.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period:

(a)           the Genpact Personnel shall be authorized to work in each of the locations where such personnel are providing Services, and that Genpact has complied with, and will cause its Subcontractors to comply with, all obligations under applicable Laws regarding immigration; and

(b)           Genpact shall bear all financial responsibility for all matters relating to Genpact obtaining any visa, immigration, naturalization or other similar authorizations and requirements under the Laws applicable to visas, immigration, naturalization and other similar authorizations.  Wachovia shall cooperate as requested by Genpact to the extent necessary for Genpact to obtain such authorizations and to meet such requirements.

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18.10      Other Warranties by Genpact.

Genpact warrants to and covenants with Wachovia that during the Term and any Termination Assistance Period:

(a)           the execution, delivery and performance of this Agreement and any Statement of Work by Genpact, and the consummation by Genpact of the transactions contemplated by this Agreement and each Statement of Work:

(i)            will be duly authorized by Genpact; and

(ii)           will not conflict with, result in a breach of or constitute a default under any other agreement to which Genpact is a party or by which Genpact is bound; and

(b)           except as otherwise provided in this Agreement or in the applicable Statement of Work, Genpact shall obtain all applicable permits and licenses, including the Genpact Consents, required of Wachovia in connection with the performance of its obligations under this Agreement and each Statement of Work and the consummation by Wachovia of the transactions contemplated by this Agreement and each Statement of Work;

(c)           Genpact shall not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of Wachovia in connection with this Agreement or any Statement of Work; and

(d)           as necessary from time to time and upon request by Wachovia, Genpact shall promptly take, as its expense, all necessary and appropriate actions to police compliance with and enforce its agreement with Genpact Personnel, Subcontractors and other third parties to the extent necessary to prevent or remedy breaches or potential breaches of Genpact’s obligations under this Agreement or any Statement of Work.

18.11      Other Warranties by Wachovia.

Wachovia warrants to and covenants with Genpact that during the Term and any Termination Assistance Period:

(a)           Wachovia shall either be the owner of, or authorized to use, all Software provided by Wachovia in connection with the Services;

(b)           the execution, delivery and performance of this Agreement and any Statement of Work by Wachovia, and the consummation by Wachovia of the transactions contemplated by this Agreement and each Statement of Work:

(i)            will be duly authorized by Wachovia; and

(ii)           will not conflict with, result in a breach of or constitute a default under any other agreement to which Wachovia is a party or by which Wachovia is bound; and

(c)           except as otherwise provided in this Agreement or in the applicable Statement of Work, Wachovia shall obtain all applicable permits and licenses, including the Wachovia Consents, required of Wachovia in connection with the performance of its obligations under this Agreement and each Statement of Work and the consummation by Wachovia of the transactions contemplated by this Agreement and each Statement of Work.

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19.          COMPLIANCE WITH LAW

19.1        Compliance by Wachovia.

Subject to Sections 19.3, 19.4, and 19.5, with respect to the performance by Wachovia of Wachovia’s legal and contractual obligations under this Agreement and each Statement of Work, Wachovia shall comply in all material respects with all Laws applicable to (i) Wachovia’s receipt and use of the Services hereunder (other than Genpact Laws) and (ii) Wachovia’s business (collectively, “Wachovia Laws”) during the Term and any Termination Assistance Period.

19.2        Compliance by Genpact.

Subject to Sections 19.3, 19.4 and 19.5, with respect to the provision of the Services and the performance of any of its other legal and contractual obligations under this Agreement and each Statement of Work, Genpact shall comply in all material respects with all Laws applicable to (a) Genpact as a provider of in-scope business process services generally, (ii) Genpact’s performance of the Services hereunder, including the provision of Services from jurisdictions in which Genpact Facilities are located, and (iii) the employment of Genpact Personnel (collectively, “Genpact Laws”) during the Term and any Termination Assistance Period.  If Genpact is notified by any Governmental Entity of non-compliance by Genpact with any Genpact Laws, Genpact shall promptly notify Wachovia of such charge.

19.3        Notice of Laws.

(a)           Genpact shall notify Wachovia of any change in Genpact Laws that would be reasonably likely to (i) negatively impact Genpact’s ability to perform the Services or (ii) have any other material adverse impact on Genpact’s ability to perform the Services.

(b)           Wachovia shall notify Genpact of any Laws and any changes in Wachovia Laws that would be reasonably likely to (i) negatively impact Genpact’s ability to perform the Services or (ii) have any other material adverse impact on Genpact’s ability to perform the Services.

(c)           Genpact shall, through the Executive Management Team generally and other Key Employees designated in a Statement of Work in respect of the Services provided under such Statement of Work, maintain general familiarity with Wachovia Laws, and will use commercially reasonable efforts to bring additional or changed requirements of which they become aware to Wachovia’s attention.

(d)           Each Party will use commercially reasonable efforts to advise the other of Laws and changes in Laws about which such Party becomes aware in the other Party’s area of responsibility, but without assuming an affirmative obligation of inquiry, except as otherwise provided herein, and without relieving the other Party of its obligations under this Agreement.

(e)           At Wachovia’s request, Genpact Personnel will participate in Wachovia-provided compliance training programs.

19.4        Interpretation of Laws or Changes in Laws.

(a)           Wachovia shall be responsible, with Genpact’s cooperation and assistance, for interpreting Wachovia Laws or changes in Wachovia Laws and for identifying the impact of Wachovia Laws or changes in Wachovia Laws on Wachovia’s receipt and use of the Services.

(b)           Genpact shall be responsible, with Wachovia’s cooperation and assistance, for interpreting Genpact Laws or changes in Genpact Laws and for identifying the impact of such Genpact Laws

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or changes in Genpact Laws on Genpact’s performance and Wachovia’s receipt and use of the Services.

(c)           To the extent the impact of any Genpact Law or change in Genpact Law cannot be readily identified by Genpact, the Parties will cooperate in interpreting such Law or change in Law and will seek in good faith to identify and agree upon the impact on Genpact’s performance and Wachovia’s receipt and use of the Services.  If either Party reasonably concludes, after due inquiry, that the compliance obligations associated with any Genpact Law or change in Genpact Law are unclear or that there is more than one reasonable approach to achieving compliance, such Party may escalate the issue to Wachovia for a final decision in accordance with Schedule K.

19.5        Implementation of Changes in Laws.

In the event of any change in Law (including Wachovia Laws to the extent Genpact receives notice of such Wachovia Laws from Wachovia or as otherwise provided in Section 19.3) and subject to Section 19.4(c), Genpact shall implement any necessary modifications to the Services prior to the deadline imposed by the Governmental Entity having jurisdiction for such requirement or change.  Genpact shall bear the costs associated with compliance with any change in Genpact Laws applicable to the Services.  Wachovia shall bear the costs associated with compliance with any change in Wachovia Laws applicable to the Services.

20.          DISCLAIMER

EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT OR A STATEMENT OF WORK:

(a)           WACHOVIA AND ITS AFFILIATES MAKE NO OTHER REPRESENTATIONS, COVENANTS OR WARRANTIES WITH RESPECT TO THE WACHOVIA DATA, THE WACHOVIA PROVIDED EQUIPMENT, THE WACHOVIA OWNED MATERIALS, THE WACHOVIA OWNED SOFTWARE OR THE WACHOVIA THIRD PARTY MATERIALS, ANY WACHOVIA SYSTEM OR ANY OTHER MATTER RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL OTHER REPRESENTATIONS, COVENANTS OR WARRANTIES, EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE, TITLE AND NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

(b)           GENPACT AND ITS AFFILIATES MAKE NO OTHER REPRESENTATIONS, COVENANTS OR WARRANTIES WITH RESPECT TO THE SERVICES, THE GENPACT OWNED MATERIALS, THE GENPACT OWNED SOFTWARE, THE GENPACT THIRD PARTY MATERIALS, ANY GENPACT SYSTEM OR ANY OTHER MATTER RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL OTHER REPRESENTATIONS, COVENANTS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE, TITLE AND NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

21.          INDEMNITIES

21.1        Indemnities by Genpact.

Genpact agrees to indemnify, defend, and hold harmless Wachovia and its Affiliates and their respective officers, directors, employees, agents, representatives, successors, and assigns from any and all Losses

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(subject to Article 22) due to third-party claims asserted against Wachovia and its Affiliates and to the extent arising from or in connection with any of the following:

(a)           Representations, Warranties and Covenants.  Breach of any of the representations, warranties and covenants set forth in Section 17.2(c)(ii), 18.4(c) or 18.10(a)(ii);

(b)           Assumed Contracts.  Genpact’s termination of, or breach of any duties or obligations to be performed on or after the SOW Commencement Date by Genpact under, any of the Third Party Software licenses or Third Party Contracts assigned to Genpact or for which Genpact has assumed financial or operational responsibility pursuant to the applicable Statement of Work;

(c)           Licenses, Leases and Contracts.  Breach by Genpact, Genpact Affiliates or its Subcontractors of any duties or obligations to be performed on or after the SOW Commencement Date by Genpact under Third Party Software licenses, Equipment leases or Third Party Contracts used by Genpact to provide the Services;

(d)           Wachovia Data or Proprietary Information.  Breach of Genpact’s obligations with respect to Wachovia Data or Wachovia Proprietary Information;

(e)           Infringement.  Infringement or misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Genpact’s warranties and covenants in Sections 18.3(a) or 18.4(a);

(f)            Compliance with Laws.  Breach of Genpact’s obligations under Section 19.2 (other than claims by a Governmental Agency, which shall be covered under Section 21.1(g));

(g)           Government Claims.  Fines, penalties, sanctions, interest or other monetary remedies imposed by any Governmental Entity resulting from Genpact’s failure to perform its responsibilities under this Agreement, including Section 19.2, or any Statement of Work;

(h)           Taxes.  Taxes, together with interest and penalties, that are the responsibility of Genpact under Section 12.3;

(i)            Claims Arising From Shared Facility Services.  Damage, interruption, delay or loss of service (not constituting Services provided pursuant to this Agreement or any Statement of Work) by a third party (other than an Eligible Recipient or a Wachovia Third Party Contractor, in its capacity as such) receiving services from a shared Genpact facility or using shared Genpact resources;

(j)            Affiliate, Subcontractor or Assignee Claims.  Initiated by (i) a Genpact Affiliate or Subcontractor asserting rights under this Agreement (other than an indemnification claim under this Agreement), or (ii) any person or Entity that is a party to a financial securitization or transaction described in Section 27.15.

(k)           Employment Claims.

(i)            violation by Genpact, Genpact Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic;

(ii)           liability arising or resulting from the employment of Genpact Personnel by Genpact, Genpact Affiliates or Subcontractors (including liability for any social security or other

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employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Genpact Personnel);

(iii)          payment or failure to pay any salary, wages or other cash compensation due and owing to any Genpact Personnel;

(iv)          employee pension or other benefits of any Genpact Personnel; or

(v)           other aspects of the employment relationship of Genpact Personnel with Genpact, Genpact Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of joint employment;

(l)            Personnel Injury Claims.  The death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by (i) the negligence or other tortious conduct of Genpact, Genpact Affiliates or Subcontractors or (ii) the failure of Genpact, Genpact Affiliates or Subcontractors to comply with its obligations under this Agreement or any Statement of Work; and

(m)          Property Damage.  The damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of Genpact, Genpact Affiliates or Subcontractors or the failure of Genpact, Genpact Affiliates or Subcontractors to comply with its obligations under this Agreement or any Statement of Work.

Genpact will pay or reimburse Wachovia for any costs and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings) incurred by Wachovia (i) as a result of any third party claim for which Wachovia is indemnified by Genpact under this Section 21.1 except as set forth otherwise in Section 21.4 or 21.5, or (ii) in connection with the enforcement of this Section 21.1 against Genpact.

21.2        Indemnity by Wachovia.

Wachovia agrees to indemnify, defend, and hold harmless Genpact and its Affiliates, and its or their officers, directors, employees, agents, representatives, successors, and assigns, from any Losses (subject to Article 22) due to third-party claims asserted against Genpact and its Affiliates and to the extent arising from or in connection with any of the following:

(a)           Representations, Warranties and Covenants.  Breach of any of the representations, warranties and covenants set forth in Section 17.1(c)(ii), 18.11(a) or (b)(ii);

(b)           Pre-Assignment Date Matters.  Wachovia’s breach of any duties or obligations to be performed prior to the SOW Commencement Date by Wachovia under any of the Third Party Software licenses or Third Party Contracts assigned to Genpact by Wachovia pursuant to this Agreement or any Statement of Work;

(c)           Licenses, Leases or Contracts.  Breach by Wachovia or the Eligible Recipients of any duties or obligations to be performed by Wachovia under any of the applicable Third Party Software licenses, Equipment leases or Third Party Contracts to the extent Wachovia is financially or operationally responsible under this Agreement or any Statement of Work;

(d)           Genpact’s Proprietary Information.  Breach of Wachovia’s obligations with respect to Genpact’s Proprietary Information;

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(e)           Infringement.  Infringement or misappropriation of a patent, trade secret, copyright or other proprietary right of a third party in contravention of Wachovia’s warranties and covenants in Section 18.4(b):

(f)            Compliance with Laws.  Breach of Wachovia’s obligations under Section 19.1 (other than claims by a Governmental Agency, which shall be covered under Section 21.2(g));

(g)           Government Claims.  Fines, penalties, monetary sanctions, interest or other monetary remedies imposed by any Governmental Entity on account of Wachovia’s failure to perform its responsibilities under this Agreement, including Section 19.1, or any Statement of Work;

(h)           Taxes.  Taxes, together with interest and penalties, that are the responsibility of Wachovia under Section 12.3;

(i)            Wachovia Affiliate, Eligible Recipient or Third Party Contractor Claims.  Initiated by a Wachovia Affiliate, an Eligible Recipient or a Wachovia Third Party Contractor asserting rights under this Agreement or any Statement of Work (other than an indemnification claim or insurance claim under this Agreement); and

(j)            Employment Claims.

(i)            violation by Wachovia, Wachovia Affiliates or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic;

(ii)           liability arising or resulting from the employment of employees of Wachovia or Wachovia Affiliates (including liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such employees);

(iii)          payment or failure to pay any salary, wages or other cash compensation of employees of Wachovia or Wachovia Affiliates;

(iv)          employee pension or other benefits compensation of employees of Wachovia or Wachovia Affiliates; or

(v)           other aspects of the employment relationship of employees of Wachovia or Wachovia Affiliates with Wachovia or Wachovia Affiliates or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of joint employment;

(k)           Personnel Injury Claims.  The death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by (i) the negligence or other tortious conduct of Wachovia or Wachovia Affiliates or (ii) the failure of Wachovia or Wachovia Affiliates to comply with its obligations under this Agreement or any Statement of Work; and

(l)            Property Damage.  The damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of Wachovia, the Eligible Recipients or Wachovia Third Party Contractors or the failure of Wachovia to comply with its obligations under this Agreement or any Statement of Work.

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Wachovia will pay or reimburse Genpact for any costs and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings) incurred by Genpact (i) as a result of any third party claim for which Genpact is indemnified by Wachovia under this Section 21.2 except as set forth otherwise in Section 21.4 or 21.5, or (ii) in connection with the enforcement of this Section 21.2 against Wachovia.

21.3        Infringement.

In the event that (a) any Software, Equipment, Materials or Services provided by Genpact or its Affiliates or Subcontractors pursuant to this Agreement or any Statement of Work are found, or are reasonably likely to be found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in any country in which Services are to be performed or received under this Agreement or any Statement of Work, or (b) the continued use of such Software, Equipment, Materials or Services is enjoined, Genpact shall, in addition to defending, indemnifying and holding harmless Wachovia as provided in Section 21.1(e) and to the other rights Wachovia may have under this Agreement or such Statement of Work, promptly and at its own cost and expense and in such a manner as to minimize the disturbance to Wachovia’s and Wachovia Affiliates’ business activities do one of the following:

(i)            Obtain Rights.  Obtain for Wachovia and Wachovia Affiliates the right to continue using such Software, Equipment or Materials;

(ii)           Modification.  Modify the item(s) in question so that it is no longer infringing (provided that such modification does not degrade the performance or quality of the Services or adversely affect Wachovia’s and Wachovia Affiliates’ intended use as contemplated by this Agreement or such Statement of Work); or

(iii)          Replacement.  Replace such item(s) with a non-infringing functional equivalent acceptable to Wachovia.

21.4        Indemnification Procedures.

With respect to third-party claims which are subject to indemnification under this Agreement (other than as provided in Section 21.5 with respect to claims covered by Section 21.1(g) or 21.2(g)), the following procedures will apply:

(a)           Notice.  Promptly after receipt by any entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee will notify the indemnitor of such claim setting forth in reasonable detail the facts and circumstances pertaining thereto.  No delay or failure to so notify an indemnitor will relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure.  Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor will notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b)           Procedure Following Notice of Election.  If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor will assume sole control over the defense and settlement of the claim; provided, however, that (i) the indemnitor will keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor will obtain the prior approval of the indemnitee before entering into any settlement of such claim imposing any liability for which the indemnitee will be financially responsible or imposing any obligations or restrictions on the

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indemnitee or ceasing to defend against such claim.  The indemnitor will not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that (i) the indemnitee will be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor will pay the fees and expenses associated with such counsel if (A) there is a conflict of interest with respect to such claim which is not otherwise resolved, (B) the indemnitor has requested the assistance of the indemnitee in the defense of the claim or (C) the indemnitor has failed to defend the claim diligently and the indemnitee is prejudiced or likely to be prejudiced by such failure.  The indemnitor will not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (i) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the consent of the indemnitor, (ii) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (iii) the time period within which to deliver a Notice of Election has not yet expired.

(c)           Procedure Where No Notice of Election Is Delivered.  If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee will have the right to defend the claim in such manner as it may reasonably deem appropriate.  The indemnitor will promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys’ fees.

(d)           Claim Information.  In the event of a claim for indemnity under this Article 21, the indemnitee shall grant the indemnitor reasonable access to documents and other information in connection with the matters for which indemnification is sought to the extent such indemnitor reasonably deems necessary in connection with determining its rights and obligations under this Article 21.

21.5        Indemnification Procedures — Governmental Claims.

With respect to claims covered by Section 21.1(g) or 21.2(g)), the following procedures will apply:

(a)           Notice.  Promptly after receipt by a Party of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which such Party, the indemnitee, will seek indemnification pursuant to Section 21.1(g) or 21.2(g), the indemnitee will notify the indemnitor of such claim setting forth in reasonable detail the facts and circumstances pertaining thereto.  No delay or failure to so notify the indemnitor will relieve the indemnitee of its obligations under this Agreement except to the extent that the indemnitor has suffered actual prejudice by such delay or failure.

(b)           Procedure for Defense.  The indemnitee will be entitled, at its option, to have the claim handled pursuant to this Section 21.5 or to retain control over the defense and settlement of such claim; provided that, in the latter case, the indemnitee will:

(i)            consult with the indemnitor and reasonably consider the indemnitor’s views on the selection of counsel;

(ii)           consult with the indemnitor on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy;

(iii)          reasonably consider any indemnitor settlement proposals or suggestions;

(iv)          consult with the indemnitor and reasonably consider the indemnitor’s views with respect to any settlement for which the indemnitor would be financially responsible; and

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(v)           use commercially reasonable efforts to minimize any amounts payable or reimbursable by the indemnitor.

21.6        Subrogation.

Except as otherwise provided in Section 21.1 or 21.2, in the event that an indemnitor will be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor will, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

22.          DAMAGES

22.1        General Intent.

Subject to the specific provisions and limitations of this Article 22, it is the intent of the Parties that each Party will be liable to the other Party for any actual damages incurred by the other Party as a result of the first Party’s failure to perform its obligations in the manner required by this Agreement or any Statement of Work.

22.2        Direct Damages.

Except as otherwise provided in this Article 22, the aggregate liability of Genpact and Wachovia to each other for any and all cause(s) of action, regardless of the form of action (including contract, tort, negligence or any other), arising out of or resulting from the performance or breach of this Agreement or any Statement of Work in a Contract Year, including for any Operational Losses incurred in such Contract Year (but subject to Section 22.3(a)(i) in respect of Operational Losses under a Statement of Work specifying a Historic Level of Operational Losses), (a “Direct Damage Claim”) shall in no event exceed in the aggregate:

(a)           in respect of [[[***]]] or

(b)           in respect of [[[***]]].

In addition, in no event shall Genpact be liable to Wachovia in the aggregate in any Contract Year in respect of any and all Direct Damage Claims for more than [[[***]]].

22.3        Operational Losses.

(a)           Liability for Operational Losses.

(i)            To the extent agreed upon in a Statement of Work, Genpact shall, subject to the limitations set forth in this Section 22.3(a), be responsible for Operational Losses incurred by Wachovia or an Eligible Recipient as a direct result of a breach by Genpact of its obligations under such Statement of Work in excess of the historic level of Operational Losses experienced by Wachovia set forth in the applicable Statement of Work and as adjusted pursuant to Section 22.3(b) (the “Historic Level”) in any Contract Year; provided, however, that Genpact’s responsibility for Operational Losses under such Statement of Work in any Contract Year shall not exceed an amount equal to [[[***]]] the Historic Level.

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(ii)           The Historic Level specified in the applicable Statement of Work shall be equal to the historic level of Operational Losses experienced by Wachovia for the process that is the subject of such Statement of Work during the thirty-six (36) months preceding the SOW Commencement Date and shall be net of any Operational Losses experienced as a result of the fraudulent activities of Wachovia personnel.  The applicable Statement of Work shall also specify the relevant transaction volumes of the applicable process during such thirty-six (36) month period.  If there is not a historic level of Operational Losses for the full thirty-six (36) month period, the Parties shall establish in the applicable Statement of Work a presumptive level based on the historic level available, a baseline during which the Parties shall measure such Operational Losses and the allocation of responsibility for Operational Losses during such baseline measurement period.

(iii)          Notwithstanding the foregoing, in a specific Statement of Work in respect of a particular settlement process with irregular Operational Losses the Parties may agree to a different allocation of responsibility for Operational Losses if such different allocation has been approved by each of (A) the CFO of the affected Wachovia business line and (B) the Wachovia Outsourcing Governance Director.

(iv)          Genpact’s liability in any Contract Year for Operational Losses under all Statements of Work specifying a Historic Level shall be counted toward the cap for such Contract Year under Section 22.2.

(v)           Any claim by Wachovia for Operational Losses under a Statement of Work that does not specify a Historic Level shall be a Direct Damage Claim subject to the applicable cap under Section 22.2 and shall not include damages that are excluded pursuant to Section 22.4 except as provided in Section 22.5 or 22.6.

(vi)          Genpact’s liability in any Contract Year for all Operational Losses under all Statements of Work, whether or not specifying a Historic Level, shall not exceed, the cap for such Contract Year under Section 22.2.

(b)           Adjustments in Historic Levels.

(i)            If at any time during the first Contract Year of a Statement of Work for which a Historic Level is specified the Parties discover that the Historic Level was based upon inaccurate information, then the Parties shall adjust the Historic Level appropriately.

(ii)           At the end of each Contract Year under a Statement of Work for which a Historic Level is specified:

(A)         the Parties shall compare the actual transaction volumes under such Statement of Work to the relevant transaction volumes specified in such Statement of Work for the twelve (12) months preceding the SOW Commencement Date.  If the actual transaction volumes during such Contract Year is more than ten percent (10%) higher than or lower than such transaction volumes specified in the Statement of Work, then the Historic Level applicable to the next Contract Year shall be increased or decreased, as the case may be, by the same percentage; and

(B)          if changes in technology implemented by Wachovia or the Eligible Recipients during such Contract Year (or during the previous Contract Year) have resulted in a reduction over a consecutive six (6) month period of more than ten percent (10%) from the Historic Level applicable to such Contract Year, then the

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Historic Level applicable to the next Contract Year shall be reduced by the same percentage.

22.4        Consequential Damages.

Except as provided in Section 22.5 or 22.6, neither Party will be liable to the other Party for indirect, incidental or consequential damages, regardless of the form of the action or the theory of recovery, even if such Party has been advised of the possibility of such damages.

22.5        Exclusions.

The limitations or exculpations of liability set forth in Sections 22.2, 22.3 and 22.4 will not apply to:

(a)           Losses occasioned by the fraud, knowing or willful misconduct or gross negligence of a Party;

(b)           Losses that are the subject or indemnification under Section 21.1(d), (e), (f), (g), (h), (j), (l), (m) or Section 21.2(d), (e), (f), (g), (h), (i), (k) or (l);

(c)           Losses occasioned by breaches of Article 15 (except for Section 15.5); and

(d)           Losses occasioned by Genpact’s refusal to provide Termination Assistance Services.  For purposes of this provision, “refusal” means the intentional cessation by Genpact, in a manner impermissible under this Agreement, of the performance of all or a material portion of the Termination Assistance Services then required to be provided by Genpact under this Agreement.

22.6        Items Not Considered Damages.

The following amounts will not be considered damages subject to, and will not be counted toward the liability exclusion or cap specified in, Section 22.2, 22.3 or 22.4;

(a)           Service Level Credits or Deliverable Credits assessed against Genpact;

(b)           amounts withheld by Wachovia in accordance with this Agreement or the applicable Statement of Work;

(c)           amounts paid by Wachovia but subsequently recovered from Genpact; and

(d)           invoiced Charges and other amounts that are due and owing to Genpact for Services under this Agreement or any Statement of Work.

22.7        Mitigation Efforts.

Genpact and Wachovia each agree to use reasonable efforts to mitigate their own, as well as each other’s, liability, damages, and other losses suffered in connection with this Agreement or any Statement of Work.  Where damages or losses can be mitigated by lawfully pursuing recovery from other third parties, Genpact and Wachovia shall conduct or permit diligent efforts to so recover, with the associated expense to be borne by each Party in proportion to each such Party’s responsibility for such losses, if any.  Notwithstanding the foregoing, in respect of Operational Losses, Wachovia reserves the right, consistent with its practices during the measurement period of the applicable Historical Level, to determine the strategy and approach to be employed in pursuing recovery from its customers and to elect not to pursue recovery from some or all its customers in certain circumstances.  In such circumstances, Genpact’s financial responsibility will be equitably reduced, taking into account the extent to which claims would otherwise have been brought, the

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likelihood of recovery, the costs that would have been incurred in pursuing recovery, and other relevant factors.

23.          INSURANCE AND RISK OF LOSS

23.1        Insurance.

Genpact agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance with the specified minimum limits of liability during the Term and any Termination Assistance Period:

(a)           Workers’ Compensation and Employer’s Liability Insurance with an alternate employers endorsement in favor of Wachovia Corporation (or equivalent coverage outside of the United States) in full compliance with the applicable Laws of the state and country in which the work is to be performed or the country of hire (whichever is applicable).  Each such policy will contain a waiver of subrogation endorsement against Wachovia and Wachovia Affiliates and their respective officers, directors, employees, agents, subsidiaries and successors.

(i)            The limits of liability of Workers’ Compensation Insurance will be statutory or if outside of the United States, not less than the limits required by applicable Law.

(ii)           The limits of liability of Employer’s Liability Insurance with minimum limits of $1,000,000 per employee by accident/$1,000,000 per employee by disease/$1,000,000 policy limit by disease (as per the policy limits required by applicable Law).

(b)           Commercial General Liability Insurance (including coverage for Contractual Liability, Premises-Operations and Independent Contractors), providing coverage for bodily injury (including death), and property damage with combined single limits of not less than $1,000,000 per occurrence, subject to a $2,000,000 annual aggregate.

(c)           Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability, with combined single limits of not less than $1,000,000 per occurrence or equivalent coverage outside of the United States).

(d)           Umbrella Liability Insurance with respect to Sections 23.1(a), (b) and (c) in an amount not less than $20,000,000 per occurrence and annual aggregate.

(e)           Professional Liability (also known as Errors and Omissions Liability) Insurance covering acts, errors and omissions, including personal injury, arising out of Genpact’s operations or Services in an amount not less than $10,000,000 per occurrence and annual aggregate.

(f)            Comprehensive Crime Insurance or Blanket Fidelity Bond, including Employee Dishonesty and Computer Fraud Insurance, covering losses arising out of or in connection with any fraudulent or dishonest acts committed by employees of Genpact or Affiliate Subcontractors performing under this Agreement, acting alone or with others, in an amount not less than $5,000,000 per occurrence and annual aggregate.  On the first renewal of such policy that is effective after the Effective Date, Genpact shall obtain and maintain thereafter an amount not less than $10,000,000 per occurrence and annual aggregate.  This policy shall be endorsed to include loss to or loss of the property of Wachovia or Wachovia Affiliates.

(g)           Commercial Property Insurance that insures loss or damage to Genpact’s owned or leased Equipment and other assets in an amount not less than the full replacement cost of such

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Equipment and assets.  The commercial property insurance policy will, at a minimum, insure against perils included in an “all risk” policy, including loss or damage due to fire, flood, windstorm, earthquake and terrorism.

In the event that any of Genpact’s obligations under this Agreement are to be rendered by persons other than employees of Genpact or Affiliate Subcontractors, Supplier shall require such persons or third parties to maintain insurance in accordance with the terms and conditions required under Article 23, and, prior to commencement of any work and annually thereafter, submit a Certificate of Insurance evidencing such terms and conditions.  If the other party’s insurance coverages and/or limits are less than those required under this Section 23.1, in connection with requesting Wachovia’s approval of such other party as a Non-affiliate Subcontractor under Section 9.8(a) Genpact shall obtain Wachovia approval for any exceptions or reductions to such requirements.

23.2        Approved Companies.

All of the insurance policies required under Section 23.1 shall be issued by insurance companies having an “A minus” rating or better by A.M. Best Company or Standard & Poor’s.

23.3        Location of Insurers.

The policies identified in Section 23.1 shall be issued in the United States of America, except the Professional Liability policy, which may be placed in London, Bermuda or other European markets.  The Professional Liability, Comprehensive Crime and Umbrella policies shall have worldwide territorial provisions.  Each of the policies required under Sections 23.1(a), (b), (c) and (d) shall respond excess and difference-in-conditions of the underlying country policies and shall provide world-wide coverage for any policies issued outside of the United States of America.  In addition to the insurance required in this Section, if any of the Services are performed outside of the United States of America, policies will be issued in accordance with any regulatory requirements for admitted insurance, and local policies will contain any additional coverage that is customarily insured for a location or operation that is similar to the Supplier in that country.

23.4        Endorsements.

Genpact shall obtain the following endorsements to its policy or policies of insurance as are necessary to cause the policy or policies to comply with the requirements stated herein.

(a)           Genpact’s insurance policies as required herein under Sections 23.1(b) and (d) will name Wachovia and Wachovia Affiliates, and their respective officers, directors, employees, agents and successors, as Additional Insureds for any and all liability arising at any time in connection with the performance of Genpact or Genpact Personnel under this Agreement.  If such policies do not contain a standard Insurance Services Office separation of insureds provision, they will be endorsed to provide cross-liability coverage.  These policies will have no cross suits exclusion, or any similar exclusion that excludes coverage for claims brought by one insured under the policy against another insured under the policy.

(b)           Genpact shall promptly pay over to Wachovia any amounts paid under the Genpact insurance policies required under Section 23.1(f) in respect of any loss borne by Wachovia.

(c)           Each policy will provide that it will not be canceled except after thirty (30) days’ advance written notice to Wachovia.

(d)           All insurance required under this Article 23 will be primary insurance and any other valid insurance existing for Wachovia’s benefit will be excess of such primary insurance.

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23.5        Other Requirements.

These insurance provisions set forth the minimum amounts and scopes of coverage to be maintained by Genpact.  Genpact shall not self-insure any of its obligations under this Agreement without full disclosure to Wachovia of its intention to self-insure.  Any and all deductibles in and self-insurance for the above-referenced insurance policies will be assumed by, for the account of, and at the sole risk of Genpact.

23.6        Certificates.

Genpact shall provide Wachovia with certificates of insurance evidencing compliance with this Article 23 (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect.  Each certificate of insurance will provide that the issuing company will not cancel the insurance afforded under the above policies unless notice of such cancellation has been provided at least thirty (30) days in advance to:

Wachovia Corporation
One Wachovia Center
301 South College Street
Charlotte, NC  28288-0013
Attention: General Counsel

23.7        No Implied Limitation.

The obligation of Genpact and its Affiliates to provide the insurance specified herein will not limit or expand in any way any obligation or liability of Genpact provided elsewhere in this Agreement.    The rights of Wachovia and Wachovia Affiliates to insurance coverage under policies issued to or for the benefit of one or more of them are independent of this Agreement will not be limited by this Agreement or any Statement of Work.

23.8        Waiver of Subrogation.

With respect to insurance coverage to be provided by Genpact pursuant to Sections 23.1(a), (b), (c), (d) and (g), the insurance policies will provide that the insurance companies waive all rights of subrogation against Genpact, Wachovia, and their respective Affiliates, officers, directors and employees.  Genpact waives its rights to recover against Wachovia and Wachovia Affiliates, and their respective officers, directors, employees, successors and agents, in subrogation or as subrogee for another party.

23.9        Risk of Loss.

(a)           General.  Except as otherwise provided in Sections 21.1(l) and (m) and Sections 21.2(k) and (l), Genpact and Wachovia each will be responsible for any damage, destruction, loss, theft or governmental taking of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements (if any) with respect to such damage, destruction, loss, theft, or governmental taking.  Each Party will promptly notify the other Party of any damage (except normal wear and tear), destruction, loss, theft, or governmental taking of such other Party’s tangible property or real property (whether owned or leased).

(b)           Waiver of Subrogation.  Genpact and Wachovia shall cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party.

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24.          DISPUTE RESOLUTION

24.1        Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures with respect to any dispute, other than as provided in Section 24.1(f), the Parties shall first attempt to resolve such dispute informally, as follows:

(a)           Initial Effort.  The Parties agree that the Wachovia Project Executive and the Global Operations Leader shall attempt in good faith to resolve all disputes (other than those described in Section 24.1(f)).  In the event the Wachovia Project Executive and the Global Operations Leader are unable to resolve a dispute in an amount of time that either Party deems reasonable under the circumstances, such Party may refer the dispute for resolution to the senior corporate executives as specified in Section 24.1(b) upon notice to the other Party.

(b)           Senior Corporate Executives.  Within five (5) business days after a notice under Section 24.1(a) referring a dispute for resolution by the Wachovia Project Executive and the Global Operations Leader, Wachovia’s designated senior corporate executive and Genpact’s Chief Financial Officer will discuss the problem and negotiate in good faith in an effort to resolve the dispute.  In the event such senior corporate executives are unable to resolve a dispute in an amount of time that either Party deems reasonable under the circumstances, such Party may refer the dispute for resolution to the President of each Party as specified in Section 24.1(c) upon notice to the other Party.

(c)           Presidents.  Within five (5) business days after a notice under Section 24.1(b) referring a dispute for resolution by the President of each Party, the Presidents will discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding.  The specific format for the discussions will be left to the discretion of the Presidents, but may include the preparation of agreed-upon statements of fact or written statements of position.

(d)           Provision of Information.  During the course of negotiations under Sections 24.1(a), (b) or (c), all requests made by one Party to another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the Parties may be fully advised of the other’s position.  All negotiation shall be strictly confidential and used solely for the purposes of settlement.  Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent arbitration or litigation; provided, however, the underlying facts supporting such materials may be subject to discovery.

(e)           Prerequisite to Formal Proceedings.  Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

(i)            the Presidents under Section 24.1(c) concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)           thirty (30) days after the notice under Section 24.1(b) referring the dispute to the Presidents of the Parties.

(f)            Exclusions From Dispute Resolution.

(i)            The provisions and time periods specified in this Section 24.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to (A) avoid the expiration of any applicable limitations period, (B) preserve a superior position with respect to other creditors, (C) address a claim arising out of the breach of a Party’s obligations under Article 15, or (D) address a claim arising out of the

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breach or attempted or threatened breach of the obligations described in the next paragraph.

(ii)           Genpact acknowledges that, in the event it breaches its obligation to provide Termination Assistance Services in accordance with this Agreement, its obligation respecting continued performance in accordance with Section 24.3, or its obligation to provide Wachovia with access to Wachovia Data in accordance with Section 15.1, Wachovia and/or the Eligible Recipients may be irreparably harmed.  In such a circumstance, Wachovia may proceed directly to court.  If a court of competent jurisdiction finds that Genpact has breached (or attempted or threatened to breach) any such obligations, Genpact agrees that without any additional findings of irreparable injury or other conditions to injunctive relief it shall not oppose the entry of an appropriate order compelling performance by Genpact and restraining it from any further breaches (or attempted or threatened breaches).

24.2        Arbitration.

Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination or validity thereof (a “Dispute”) will be resolved exclusively by final and binding arbitration in accordance with the Dispute Resolution Procedures of the American Arbitration Association’s International Centre for Dispute Resolution then in effect (the “Rules”).  The arbitration hearing will be held in New York, New York.  All proceedings of such arbitration will be in the English language.

(a)           Arbitration Panel.  The arbitration panel will consist of a sole arbitrator appointed in accordance with the Rules.

(b)           Expenses.  All reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by any Party in connection with any Dispute will be paid by the non-prevailing Party in accordance with the direction of the arbitrator.

(c)           Equitable Remedies.  Nothing in this Agreement will be deemed to limit a Party’s rights to seek injunctive relief or specific performance.

24.3        Continued Performance.

(a)           General.  Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided that this provision shall not operate or be construed as extending the Term or a SOW Term or prohibiting or delaying a Party’s exercise of any right it may have to terminate the Term or a SOW Term as to all or any part of the Services.  For purposes of clarification, Wachovia Data may not be withheld by Genpact pending the resolution of any dispute.

(b)           Non-Interruption of Services.  Genpact acknowledges and agrees that any interruption to the Service may cause irreparable harm to Wachovia or the Eligible Recipients, in which case an adequate remedy at law would not be available.  Genpact expressly acknowledges and agrees that, pending resolution of any dispute or controversy, it shall not deny, withdraw, or restrict Genpact’s provision of the Services to either Wachovia or the Eligible Recipients under this Agreement, except as specifically and expressly agreed by Wachovia and Genpact.

24.4        Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable Laws of the State of New York, without giving effect to the principles thereof relating to

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conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. In the event New York adopts any form of UCITA after the Effective Date, the Parties hereby agree UCITA shall not apply to this Agreement or any of the transactions contemplated hereunder, to the extent such exclusion is legally permissible under such adopted form of UCITA.

25.          TERMINATION

25.1        Termination of Agreement for Cause.

(a)           By Wachovia.

(i)            If Genpact:

(A)         commits a material breach of this Agreement (or commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement), which breach is not cured within thirty (30) days after notice of the breach from Wachovia;

(B)          commits a material breach of this Agreement which is not capable of being cured within the period specified in, and pursuant to, Section 25.1(a)(i)(A);

(C)          fails to perform in accordance with more than twenty-five percent (25%) of the Critical Service Levels under all Statements of Work in any rolling twelve (12) month period.  For the avoidance of doubt, the calculation of the percentage for each month shall include all Statements of Work in effect during such month;

(D)          fails to report, or take reasonable measures to resolve, an Electronic Incident, as provided in Section 15.2(g); or

(E)          fails to take reasonable measures to remedy a risk identified in an information security review, as provided in Section 15.2(h); or

(ii)           pursuant to Section 25.2(a)(i), Wachovia terminates Statements of Work representing forty percent (40%) or more of the total number of FTEs providing Services under all Statements of Work.  The percentage shall be equal to the quotient of (A) the sum of the FTE counts specified for the month in which the Full Production Date falls in each Statement of Work that has been terminated by Wachovia pursuant to Section 25.2(a)(i) since the Effective Date, divided by (B) the sum of the FTE counts specified for the month in which the Full Production Date falls in each Statement of Work that has been executed since the Effective Date, multiplied by one hundred percent (100%).

then Wachovia may, by giving notice to Genpact, terminate this Agreement and all Statements of Work then in effect as of a date specified in the notice of termination.  Genpact shall not be entitled to recover any Stranded Costs or Termination Charge in connection with such a termination for cause.

(b)           By Genpact.

(i)            If Wachovia:

(A)         commits a material breach of Article 15 in respect of the Proprietary Information of Genpact, which breach (1) is not capable of being cured or (2) if

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curable, is not cured within thirty (30) days after notice from Genpact of such default; or

(B)          misappropriates Genpact’s intellectual property in violation of its obligations under this Agreement which is not capable of being cured within the period specified in, and pursuant to, Section 25.1(b)(i)(A)(2); or

(ii)           If, pursuant to Section 25.2(b), Genpact terminates Statements of Work representing forty percent (40%) or more of the total number of FTEs providing Services under all Statements of Work.  The percentage shall be equal to the quotient of (A) the sum of the FTE counts specified for the month in which the Full Production Date falls in each Statement of Work that has been terminated by Genpact pursuant to Section 25.2(b)(i) since the Effective Date, divided by (B) the sum of the FTE counts specified for the month in which the Full Production Date falls in each Statement of Work that has been executed since the Effective Date, multiplied by one hundred percent (100%);

then Genpact may terminate this Agreement and all Statements of Work then in effect upon notice to Wachovia.

25.2        Termination of Statement of Work for Cause.

(a)           By Wachovia.  If:

(i)            Genpact commits a material breach of its obligations with respect to Transition Services, including providing any Deliverables, and fails to cure such breach within thirty (30) days (or such longer cure period set forth in the applicable Statement of Work) after its receipt of notice;

(ii)           Genpact fails to obtain any Genpact Consent within sixty (60) days after the SOW Commencement Date and such failure has a material adverse impact on the use of the Services by Wachovia or the Eligible Recipients, and no reasonable workaround is available and Wachovia exercises such right as provided in Section 5.3(d);

(iii)          if any event described in Section 10.2(c) substantially prevents, hinders or delays the performance by Genpact, its Subcontractors or an alternate source paid by Genpact of Services necessary for the performance of critical Wachovia or Eligible Recipient functions for more than fifteen (15) days;

(iv)          unless the Parties are complying with the plan agreed pursuant to Section 10.5(d) or the Parties otherwise agreed, Wachovia’s control over the Services under a Statement of Work providing for step-in rights persists as provided in Section 10.5(e) with respect to any Wachovia or Eligible Recipient functions identified in such Statement of Work as critical;

(v)           Genpact commits a material breach of a Statement of Work (or commits numerous breaches of its duties or obligations which collectively constitute a material breach of such Statement of Work), which breach is not cured within thirty (30) days (or such other cure period set forth in the applicable Statement of Work) after notice of the breach from Wachovia;

(vi)          Genpact commits a material breach of a Statement of Work which is not capable of being cured within the period specified in, and pursuant to, Section 25.2(a)(v);

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(vii)         Genpact fails to perform in accordance with any Expected Service Level under a Statement of Work in six (6) months in any rolling twelve (12) month period;

(viii)        Genpact fails to meet a Transition Milestone and such failure constitutes a material breach under the applicable Statement of Work and Genpact fails to cure such breach within thirty (30) days (or such longer cure period set forth in such Statement of Work) after its receipt of notice;

(ix)           unless otherwise agreed in the applicable Statement of Work, Genpact fails to meet the Transition Milestone for the completion of the transition of all the applicable Services under a Statement of Work to Genpact by more than forty-five (45) days, which failure is not excused as described in Section 7.1(e)(ii), without requirement of notice or opportunity to cure; or

(x)            Operational Losses under any Statement of Work specifying a Historic Level of Operational Losses exceeds four (4) times the Historic Level in any Contract Year;

then Wachovia may, by giving notice to Genpact, terminate the applicable Statement of Work with respect to all or any part of the Services under such Statement of Work as of a date specified in the notice of termination.  Genpact shall not be entitled to recover any Stranded Costs or Termination Charge in connection with such a termination for cause.  If Wachovia chooses to terminate a Statement of Work in part, the Charges payable under this Agreement and/or the applicable Statement of Work will be equitably adjusted in accordance with the pricing methodology set forth in Schedule O and such Statement of Work, to reflect such partial termination.

(b)           By Genpact.  If Wachovia (i) fails to pay Genpact undisputed Charges under a Statement of Work, subject to Section 13.3, after the due date and (ii) fails to cure such default within thirty (30) days after notice from Genpact of such default (or such other cure period set forth in the applicable Statement of Work), then Genpact may terminate such Statement of Work upon notice to Wachovia upon the expiration of the thirty (30) day cure period (or such other cure period set forth in the applicable Statement of Work) if Wachovia has not cured such default.

25.3        Termination for Convenience.

Wachovia may terminate this Agreement and all Statements of Work, or all or any portion of the Services under one or more Statements of Work, for convenience and without cause at any time and from time to time by giving Genpact at least one hundred eighty (180) days’ prior notice (if at the time of the notice the Genpact Personnel constitute less than 1,000 FTEs, as calculated below) or two hundred seventy (270) days’ prior notice (if at the time of the notice the Genpact Personnel constitute 1,000 or more FTEs, as calculated below) designating the termination date.  If Wachovia chooses to terminate any Statement of Work in part, the Charges payable under the applicable Statement of Work will be equitably adjusted in accordance with the pricing methodology set forth in Schedule O and such Statement of Work, to reflect such partial termination.  Except as set forth in the next sentence, if Wachovia terminates this Agreement and all Statements of Work, or all or any portion of the Services under one or more Statements of Work (including by insourcing or resourcing), under this Section 25.3, Wachovia shall pay Genpact its Stranded Costs, subject to the caps specified in Schedule I and the terminated Statement(s) of Work, in connection with such a termination for convenience, plus a Termination Charge equal to [[[***]]].  During any Contract Year, Wachovia may terminate one or more Statements of Work representing up to:

(a)           [[[***]]];

(b)           [[[***]]]; or

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(c)           [[[***]]];

and, in such event, Wachovia shall only be obligated to pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap set forth in the terminated Statement(s) of Work, in connection with such termination for convenience, but Genpact shall not be entitled to any Termination Charge in respect of such termination(s).

25.4        Termination Upon Genpact Change of Control.

In the event of a change in Control of Genpact or the Entity that Controls Genpact, where such Control is acquired, directly or indirectly, in a single transaction or series of related transactions, or if (a) all or substantially all of the assets of Genpact are acquired by any entity or (b) Genpact is merged with or into another entity to form a new entity, provided that such merger results in a change of Control of Genpact or the Entity that Controls Genpact, or in the event of a change in the executive management of Genpact or the Entity that Controls Genpact, then at any time within six (6) months after the date Genpact’s notice to Wachovia of Genpact’s intent to enter into such a transaction, Wachovia may at its option terminate the Agreement by giving Genpact at least six (6) months prior notice and designating a date upon which such termination shall be effective.  Notwithstanding the foregoing sentence, Wachovia shall not have any termination right under this Section 25.4 in the event of a change in Control of the Entity that Controls Genpact as a result of an initial public offering by such Entity or a successor to such Entity or the introduction of another financial investor (such as a private equity firm or other non-operating entity) in such Entity.  If Wachovia terminates this Agreement under this Section 25.4, Wachovia shall pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap set forth in the terminated Statement(s) of Work, in connection with such a termination for convenience, plus a Termination Charge equal to the product of (x) twenty percent (20%) of the Contracted Work in respect of the terminated Statement(s) of Work, multiplied by (y) .17.

25.5        Termination for Insolvency.

In the event that either Party (a) files for bankruptcy, (b) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (c) passes a resolution for its voluntary liquidation, (d) has a receiver appointed over all or substantially all of its assets, (e) makes an assignment for the benefit of all or substantially all of its creditors or (f) experiences an event analogous to any of the foregoing in any jurisdiction in which any material portion of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a termination notice; provided, however, that Genpact shall not have the right to exercise such termination under this Section 25.5 so long as Wachovia pays for the Services to be received hereunder in advance on a month-to-month basis.  If a Party elects to terminate this Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause hereunder and Genpact shall not be entitled to recover any Stranded Costs or Termination Charge in connection with such a termination for the insolvency of Genpact.

25.6        Wachovia Rights Upon Genpact’s Bankruptcy.

(a)           General Rights.  In the event of Genpact’s bankruptcy or other formal procedure referenced in Section 25.5 or of the filing of any involuntary petition against Genpact under bankruptcy laws affecting the rights of Genpact which is not stayed or dismissed within thirty (30) days after filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, Wachovia shall have the immediate right to retain and take possession for safekeeping of all Wachovia Data, Wachovia Proprietary Information, Wachovia licensed Third Party Software, Wachovia owned Equipment, Wachovia owned Materials, Wachovia owned Developed Materials, and all other Software, Equipment, Systems or Materials to which Wachovia and/or the Eligible Recipients are or would be entitled during the Term or upon the expiration or termination of this

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Agreement.  Genpact shall cooperate with Wachovia and the Eligible Recipients and assist Wachovia and the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence.  Wachovia shall have the right to hold such Wachovia Data, Proprietary Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to Wachovia that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing.  Genpact and Wachovia agree that without this material provision, Wachovia would not have entered into this Agreement or provided any right to the possession or use of Wachovia Data, Wachovia Proprietary Information, or Wachovia Software covered by this Agreement.

(b)           Wachovia Rights in Event of Bankruptcy Rejection.  Notwithstanding any other provision of this Agreement to the contrary, in the event that Genpact becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”) or other similar provision, (i) any and all of the licensee and sublicense rights of Wachovia and the Eligible Recipients arising under or otherwise set forth in this Agreement, including without limitation the rights of Wachovia and/or the Eligible Recipients referred to in Section 26.2, shall be deemed fully retained by and vested in Wachovia and/or the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Genpact is the debtor; (ii) Wachovia shall have all of the rights afforded to non-debtor licensees and sublicenses under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of Wachovia and/or the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Wachovia and/or the Eligible Recipients according to its terms after any Bankruptcy Rejection as though this Agreement were terminated or expired according to its terms.  To the extent that Section 365(n) of the Bankruptcy Code is applicable, Wachovia shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of Wachovia referred to in Section 26.2.

25.7        Termination for Genpact Degraded Financial Condition.

If Genpact or other obligor is notified in writing by its bank group of a default under one or more of the covenants of its senior loan agreement, then Genpact shall promptly notify Wachovia.  If Wachovia determines in its sole discretion that, as a consequence of Genpact’s financial condition and prospects and in light of the nature and extent of any changes in the terms and conditions that would be necessary in order to enable Genpact to continue to perform the Services in accordance with the Service Levels and other provisions of this Agreement, continuation of this Agreement may have an adverse impact on Wachovia’s business or in-scope business processes, Wachovia may terminate this Agreement by giving Genpact at least sixty (60) days’ prior notice of such termination.  If Wachovia terminates this Agreement under this Section 25.7, Wachovia shall pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap set forth in the terminated Statement(s) of Work, in connection with such a termination for convenience, but Genpact shall not be entitled to any Termination Charge in respect of such a termination.

25.8        Termination by Wachovia by Based on Regulatory Action.

This Agreement and all Statements of Work, or any applicable portions of the Services under one or more Statements of Work, may be terminated (a) by a Governmental Entity with jurisdiction over Wachovia or an Eligible Recipient or (b) by Wachovia at the direction of a Governmental Entity having jurisdiction over

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Wachovia or an Eligible Recipient, by giving Genpact thirty (30) days’ prior notice of such termination.  If legally permissible, Wachovia shall give Genpact prompt notice of any inquiry or objection raised by such Governmental Entity and shall use commercially reasonable efforts to allow Genpact to participate in any discussions with such Governmental Entity regarding such inquiry or objection.  If Wachovia terminates under this Section 25.8, this Agreement and all Statements of Work, or all or any portion of the Services under one or more Statements of Work,  Wachovia shall pay Genpact its Stranded Costs, in accordance with the Stranded Cost calculation methodology set forth in Schedule I and subject to the cap set forth in the terminated Statement(s) of Work, in connection with such a termination for convenience, plus a Termination Charge equal to [[[***]]].

26.          TERMINATION ASSISTANCE SERVICES AND EXIT RIGHTS

26.1        Termination Assistance Services.

(a)           Availability.  As part of the Services, and for the Charges set forth in Section 26.1(d), Schedule O and the applicable Statement(s) of Work, as applicable, Genpact shall provide to Wachovia, the Eligible Recipients and/or Wachovia Third Party Contractors the Termination Assistance Services described in Section 26.1(b).

(i)            Period of Provision.  Genpact shall provide such Termination Assistance Services to Wachovia, any Eligible Recipient and/or Wachovia Third Party Contractors (A) commencing upon notice from Wachovia up to six (6) months prior to the expiration of any Statement of Work or on such earlier date as Wachovia may reasonably request and continuing for up to twelve (12) months following the effective date of the expiration of the Statement of Work, (B) commencing upon any notice of termination (including notice based upon breach or default by Wachovia, breach or default by Genpact or termination for convenience by Wachovia) with respect to all or any part of the Services under the applicable Statement of Work, and continuing for up to twelve (12) months following the effective date of such termination of all or part of the Services under the applicable Statement of Work, or (C) commencing upon notice of termination of all or part of the Services under one or more Statements of Work to an Eligible Recipient no longer Controlled by Wachovia and continuing for up to twelve (12) months following the effective date of such termination.

(ii)           Extension of Services.  Wachovia may elect once during any Termination Assistance Period, upon thirty (30) days’ prior notice, to extend the period following the effective date of any expiration or termination for the performance of Termination Assistance Services, provided that the period between the effective date and the completion of all Termination Assistance Services is not greater than eighteen (18) months following the effective date of the expiration of the applicable Statement of Work.

(iii)          Firm Commitment.  Genpact shall provide Termination Assistance Services to Wachovia, any Eligible Recipient or Wachovia Third Party Contractors regardless of the reason for the expiration or termination of this Agreement or any Statement of Work; provided, if this Agreement and all Statements of Work are terminated by Genpact under Section 25.1(b)(ii) or a Statement of Work is terminated by Genpact under Section 25.2(b) for Wachovia’s failure to pay undisputed amounts, Genpact may require Wachovia to pay in advance for Termination Assistance Services provided or performed under this Section 26.1.

(iv)          Performance.  To the extent Wachovia requests Termination Assistance Services, such Services shall be provided subject to and in accordance with the terms and conditions of

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this Agreement.  Genpact shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it provided and was required to provide the same or similar Services during the applicable SOW Term.  Except as set forth in the last sentence of this Section 26.1(a)(iv) or in Section 26.1(c), the quality and level of performance of the Services provided by Genpact following the expiration or termination as to all or part of the Services or Genpact’s receipt of a notice of termination or non-renewal shall continue to meet the Service Levels and not be degraded or deficient in any respect and Service Level Credits shall be assessed for any failure to meet Service Levels during the period Termination Assistance Services are provided.  In case of a termination for failure to meet Services Levels, then during the Termination Assistance Period (A) the related Expected Service Levels shall not apply, (B) Genpact shall meet the related Minimum Service Levels except as set forth in Section 26.1(c) and (C) no Service Level Credits shall be assessed for any failure to meet the related Services Levels.

(b)           Scope of Termination Assistance Services.  As part of the Termination Assistance Services for each Statement of Work, Genpact shall timely transfer the control and responsibility for all business process and related functions and Services previously performed by or for Genpact to Wachovia under such Statement of Work, the Eligible Recipients and/or Wachovia Third Party Contractors.  Additionally, Genpact shall provide any and all reasonable assistance requested by Wachovia to allow:

(i)            the Systems and processes associated with the Services to operate efficiently;

(ii)           the Services to continue without unnecessary interruption or adverse effect; and

(iii)          the orderly transfer of the Services to Wachovia, the Eligible Recipients and/or Wachovia Third Party Contractors.

In addition to any specific Termination Assistance Services set forth in a Statement of Work, in connection with such termination or expiration, Genpact shall, at Wachovia’s request and direction:

(iv)          assist Wachovia or an Eligible Recipient in developing a written transition plan for the transition of the Services to Wachovia, such Eligible Recipient, and/or Wachovia Third Party Contractors, which plan shall include capacity planning, business process planning, facilities planning, human resources planning, technology planning, telecommunications planning and other planning necessary to effect the transition;

(v)           perform project and consulting services as requested to assist in implementing the transition plan;

(vi)          provide knowledge transfer to personnel designated by Wachovia, an Eligible Recipient and/or Wachovia Third Party Contractors regarding the Services, including the use of any business processes or associated Equipment, Software, Systems, Materials or tools used in connection with the provision of the Services;

(vii)         provide sufficient information regarding applicable Software, Wachovia Data, Equipment, Materials, Third Party Contracts and tools used to provide the Services to permit the transition of such Services to Wachovia, an Eligible Recipient and/or Wachovia Third Party Contractors;

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(viii)        provide machine readable and printed listings and associated documentation for Source Code for Software owned by Wachovia and Source Code to which Wachovia is entitled under this Agreement or a Statement of Work and assist in its re-configuration;

(ix)           provide technical documentation for Software used by Genpact to provide the Services;

(x)            analyze and report on the space required for the Wachovia Data and the Software needed to provide the Services;

(xi)           assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition to Wachovia, an Eligible Recipient and/or Wachovia Third Party Contractors;

(xii)          create and provide copies of the Wachovia Data in the format and on the media reasonably requested by Wachovia;

(xiii)         provide the latest version, in electronic copy, of each Policy and Procedures Manual in the format and on the media reasonably requested by Wachovia; and

(xiv)        provide other technical assistance as requested by Wachovia, an Eligible Recipient and/or Wachovia Third Party Contractors.

(c)           Extension of Services.  Wachovia may, upon sixty (60) days prior notice to Genpact, extend the period for the provision of Termination Assistance Services under a Statement of Work for up to six (6) additional months.  If Wachovia elects to do so, Genpact shall be entitled to a premium over the rates and charges specified in Schedule O equal to ten percent (10%) and if and to the extent that Genpact is unable to meet or exceed the Service Levels under Section 26.1(a)(iv) Genpact shall be excused from its obligation to do so during such extension.

(d)           Rates and Charges.  During any Termination Assistance Period, to the extent that Genpact is continuing to provide the Services under the applicable Statement of Work, Wachovia shall pay the Charges in accordance with such Statement of Work.  Wachovia shall pay Genpact the rates and charges specified in Schedule O and such Statement of Work in respect of any Termination Assistance Services.  To the extent rates and charges for such Genpact Personnel or resources are not specified in Schedule O, Wachovia shall pay Genpact the rates agreed upon by the Parties, provided that the rates proposed by Genpact shall not exceed Genpact’s actual costs plus ten percent (10%).  Notwithstanding the foregoing, in the event of a termination by Wachovia pursuant to Section 25.1(a) or 25.2(a), Termination Assistance Services shall be provided by Genpact at its cost except in respect of such a termination pursuant to Section 25.1(a)(i)(C) or Section 25.2(a)(vii).

(e)           Proprietary Communications Network.  If Genpact uses a proprietary communications network to provide any of the Services to Wachovia or the Eligible Recipients, then for a period of no more than eighteen (18) months following the expiration or termination of this Agreement or any applicable Statement of Work or the completion of any Termination Assistance Services, Wachovia may request that Genpact continue to provide such proprietary communications network and other network services at reasonable commercial rates, and subject to other reasonable terms and conditions.

(f)            Requests for Proposal.  Genpact shall provide (i) Wachovia with information related to the Services that Wachovia reasonably requests to enable Wachovia to draft requests for proposal relating to the Services, and (ii) at Wachovia’s request, due diligence information to recipients of

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such requests for proposal.  Genpact may or may not be a recipient of any such requests for proposal.

(g)           Ramp-Down Plan.  Upon notice to Genpact of a termination of the Agreement other than a termination for cause, Wachovia and Genpact shall work together to create a mutually agreeable ramp-down plan governing Genpact’s provision of the Termination Assistance Services.

26.2        Exit Rights.

(a)           Wachovia Facilities, Equipment and Software.  Upon Wachovia’s request pursuant to Section 26.1, and as of the expiration or termination date or the completion of any Termination Assistance Services, Genpact shall vacate the Wachovia Facilities and return to Wachovia, if not previously returned, all Wachovia owned Equipment (including the Wachovia Provided Equipment), Wachovia leased Equipment, Wachovia Owned Materials (including Software) and Wachovia licensed Materials (including Software), in condition at least as good as the condition thereof on the date Genpact first began using the same, ordinary wear and tear excepted.

(b)           Wachovia Owned Materials.  With respect to Wachovia Owned Materials, Genpact shall, at no cost to Wachovia:

(i)            deliver to Wachovia all Wachovia Owned Materials and all copies thereof in the format and medium in use by Genpact in connection with the Services under the applicable Statement of Work as of the date of such expiration or termination of such Statement of Work; and

(ii)           following confirmation by Wachovia that the copies of the Wachovia Owned Materials delivered by Genpact are acceptable and the completion by Genpact of any Termination Assistance Services for which such Materials are required, destroy or securely erase all other copies of such Materials then in Genpact’s possession and cease using such Materials and any information contained therein for any purpose; provided, however, that Genpact may retain one copy of the Wachovia Owned Materials for the sole purpose of defending itself or its Affiliates in any legal proceedings that may be brought against Genpact or its Affiliates.

(c)           Genpact Owned Materials.  With respect to those Materials owned by Genpact, Genpact Affiliates or Subcontractors and used by them to provide the Services (and any modifications, enhancements, Upgrades, methodologies, tools, documentation, materials and media related thereto used to provide the Services):

(i)            Genpact hereby grants to Wachovia and its successors and Permitted Assigns a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up, royalty-free license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, distribute, modify, enhance and create Derivative Works and to permit a third party to use, execute, reproduce, display, perform, distribute, modify, enhance and create Derivative Works of such Genpact Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto related thereto) solely (A) to the extent such Genpact Owned Materials or Derivative Works of such Genpact Owned Materials remain embedded or incorporated in the Developed Materials and are not separately commercially exploited by Wachovia, Wachovia Affiliates and the Eligible Recipients and (B) for the benefit or use of Wachovia, Wachovia Affiliates and the Eligible Recipients to which Wachovia has granted sublicenses to such Genpact Owned Materials upon the expiration or termination of the Term and each SOW Term;

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(ii)           Genpact shall deliver to Wachovia (A) a copy of such Genpact Owned Materials and related documentation, (B) the Source Code and Object Code for such Genpact Owned Materials to the extent such code is reasonably necessary to permit them to use such Genpact Owned Materials, (C) the Source Code and Object Code for such Genpact Owned Materials that are not commercial off-the-shelf products, and (D) the Source Code and Object Code for such Genpact Owned Materials that are commercial off-the-shelf products if Genpact does not offer or provide Upgrades, maintenance, support and other services for such Materials as provided in Section 26.2(c)(iii); and

(iii)          Genpact shall offer to provide to Wachovia, and to the Eligible Recipients to which Wachovia has granted sublicenses to such Genpact Owned Materials identified by Wachovia from time to time, Upgrades, maintenance, support and other services for such Genpact Owned Materials that are commercial off-the-shelf products on Genpact’s then-current standard terms and conditions for such services.

Unless Wachovia has otherwise agreed in advance, Wachovia and the Eligible Recipients to which Wachovia has granted sublicenses shall not be obligated to pay any license or transfer fees to Genpact in connection with its receipt of the licenses, sublicenses and other rights specified in this Section 26.2(c).  Genpact shall not use any Genpact Owned Materials for which it is unable to offer such license or other rights without Wachovia’s prior approval (and absent such approval, Genpact’s use of any such Genpact Owned Materials shall obligate Genpact to provide, at no additional cost to Wachovia, such license, sublicense and other rights described in this Section 26.2(c)).

(d)           Genpact Third Party Materials.  With respect to Third Party Materials licensed by Genpact or Genpact Affiliates or Subcontractors or owned by Subcontractors and used by them to provide the Services, but only to the extent such Third Party Materials remain embedded or incorporated in the Developed Materials and are not separately commercially exploited by Wachovia, Wachovia Affiliates and the Eligible Recipients, Genpact hereby grants to Wachovia and its successors and assigns a sublicense, with the right to grant further sublicenses, offering the same rights and warranties with respect to such Third Party Materials available to Genpact (or Genpact Affiliates or Subcontractors), on the same terms and conditions, for the benefit and use of Wachovia, Wachovia Affiliates and the Eligible Recipients upon the expiration or termination of this Agreement and each Statement of Work with respect to the Services for which such Third Party Materials were used under this Agreement as a whole or the applicable Statement of Work; provided that, during the Termination Assistance Period, Genpact may, with Wachovia’s approval, substitute one of the following for such sublicense:

(i)            the assignment to Wachovia of the underlying license for such Third Party Materials;

(ii)           the procurement for Wachovia of a new license (with terms at least as favorable as those in the license held by Genpact or its Affiliates or Subcontractors and with the right to grant sublicenses) to such Third Party Materials for the benefit or use of Wachovia, Wachovia Affiliates and the Eligible Recipients; or

(iii)          the procurement for Wachovia of a substitute license for Third Party Materials sufficient to perform, without additional cost, support or resources and at the levels of performance and efficiency required by this Agreement, the functions of the Third Party Materials necessary to enable Wachovia to provide the Services after the expiration or termination of the Term or the applicable SOW Term.

In addition, Genpact shall deliver to Wachovia a copy of such Third Party Materials (including Source Code, to the extent it has been available to Genpact) and related documentation and shall

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cause maintenance, support and other services to continue to be available to Wachovia and the Eligible Recipients to which Wachovia has granted sublicenses to such Third Party Materials identified by Wachovia from time to time to the extent it has been available to Genpact.  Unless Wachovia has otherwise agreed in advance, Wachovia and the Eligible Recipients to which Wachovia has granted sublicenses shall not be obligated to any one-time license or transfer fees in connection with its receipt of the licenses, sublicenses and other rights specified in this Section 26.2(d).  Genpact shall not use any Third Party Materials for which it is unable to offer such license, sublicense or other rights without Wachovia’s prior approval (and absent such approval, Genpact’s use of any such Third Party Materials shall obligate Genpact to provide, at no additional cost to Wachovia, such licenses, sublicenses and other rights).  Wachovia, however, shall be obligated to make monthly or annual payments attributable to periods after the expiration or termination of this Agreement or the applicable Statement of Work with respect to the Services for which such Third Party Materials were used under this Agreement as a whole or the applicable Statement of Work, respectively, for the right to use and receive maintenance or support related thereto, but only to the extent Genpact would have been obligated to make such payments if it had continued to hold the licenses in question or Wachovia has agreed in advance to make such payments.

To the extent Wachovia has agreed in advance to pay any fees in connection with its receipt of such licenses, sublicenses or other rights, Genpact shall, at Wachovia’s request, identify the licensing and sublicensing options available to Wachovia and the license or transfer fees associated with each.  Genpact shall use commercially reasonable efforts to obtain the most favorable options and the lowest possible transfer, license, relicense, assignment or termination fees for Third Party Materials.  Genpact shall not commit Wachovia or the Eligible Recipients to paying any such fees or expenses without Wachovia’s prior approval.  If the licensor offers more than one form of license, Wachovia (not Genpact) shall select the form of license to be received by Wachovia.

(e)           Hiring.

(i)            Upon the expiration, or termination pursuant to Section 25.1(a), 25.2(a), 25.7 or 25.8 of this Agreement or any Statement of Work, Wachovia and Wachovia Affiliates shall be permitted to undertake, without interference from Genpact or Genpact Affiliates (including counter-offers), to hire, effective after the later of the expiration or termination of the applicable Statement of Work under or completion of any Termination Assistance Services by Wachovia for such Statement of Work, any employees of Genpact and Genpact Affiliates primarily assigned to the performance of Services as of the expiration date or the date of notice of such a termination.  Genpact and Genpact Affiliates shall waive their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Wachovia or a Wachovia Affiliate.  Genpact shall in the event of (A) a termination pursuant to Section 25.1(a), 25.2(a), 25.7 or 25.8, (1) give Wachovia and the Wachovia Affiliates reasonable access to such employees of Genpact and Genpact Affiliates for interviews, evaluations and recruitment and (2) provide Wachovia and the Wachovia Affiliates with reasonable assistance in their efforts to hire such employees of Genpact and Genpact Affiliates, and (B) the expiration or termination of this Agreement or any Statement of Work, not impede the efforts of Wachovia and the Wachovia Affiliates by implementing any form of new incentives designed to dissuade such employees from accepting an offer from Wachovia or any Wachovia Affiliate.  Wachovia and Wachovia Affiliates shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by Genpact of its obligations under this Agreement.

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(ii)           Promptly upon sending or receiving a notice of termination pursuant to Section 25.1(a), 25.2(a), 25.7 or 25.8 of the applicable Statement of Work, Genpact shall provide to Wachovia a list, organized by location, of the employees of Genpact and Genpact Affiliates who are eligible for solicitation for employment pursuant to this Section 26.2(e).  Subject to applicable Privacy Laws, such list shall specify the job title and annual rate of pay of such employee of Genpact and Genpact Affiliates.

(f)            Carve-Out Option.

(i)            Facilities.  Upon termination of this Agreement or any Statement of Work pursuant to Section 25.1(a), 25.2(a) or 25.8, Wachovia or a Wachovia Affiliates shall have the right (but not the obligation), upon reasonable notice to Genpact, to purchase, or assume the lease for, any Genpact Facility owned or leased by Genpact that is primarily used by Genpact or Genpact Affiliates to perform the Services; provided, however, that if the sale of any such Genpact Facility owned by Genpact would impair or prevent Genpact from continuing to take advantage of favorable tax treatment or government sponsored corporate subsidies of which Genpact is taking advantage as of the date of such notice, then Genpact shall lease such Genpact Facility to Wachovia or a Wachovia Affiliate on mutually agreeable terms, which shall no be less favorable to Wachovia than prevailing market terms.  Each such Genpact Facility shall be transferred in good condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Genpact Facility requested by Wachovia, whichever is later.  Genpact shall, at no additional charge to Wachovia, maintain such Genpact Facility through the date of transfer.  In the case of such a Genpact Facility owned by Genpact, and to the extent customary in the particular jurisdiction in which the Genpact Facility is located, Genpact shall grant to Wachovia or the Wachovia Affiliate a warranty of title and a warranty that such Genpact Facility is free and clear of all liens and encumbrances.  Such conveyance by Genpact to Wachovia or a Wachovia Affiliate shall be at replacement cost calculated in accordance with generally accepted accounting principles.  Wachovia shall pay Transfer Taxes on such transaction; provided that Genpact shall pay such Transfer Taxes in the event of an undisputed termination pursuant to Section 25.1(a) or 25.2(a) or reimburse Wachovia for such Transfer Taxes within thirty (30) days after the resolution of a disputed termination pursuant to Section 25.1(a) or 25.2(a).  At Wachovia’s request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase.  In the case of such Genpact Facilities that are leased by Genpact, Genpact shall (A) represent and warrant that the lease is not in default, (B) represent and warrant that all undisputed payments thereunder have been made through the date of transfer, and (C notify Wachovia of any material lessor defaults of which it is aware at the time.

(ii)           Equipment.  Upon the termination pursuant to Section 25.1(a) or 25.8 of this Agreement or any Statement of Work, Wachovia or a Wachovia Affiliate shall have the right (but not the obligation) to purchase, or assume the lease for, any Equipment owned or leased by Genpact that is primarily used by Genpact or Genpact Affiliates to perform the Services.  Such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Equipment requested by Wachovia, whichever is later. Genpact shall, at no additional charge to Wachovia, maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer’s maintenance program.  In the case of Genpact owned Equipment, Genpact shall grant to Wachovia or such Wachovia Affiliate a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances.  Such conveyance by Genpact to Wachovia or a Wachovia Affiliate shall be at replacement cost calculated in accordance with generally accepted

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accounting principles.  Wachovia shall pay Transfer Taxes on such transaction; provided that Genpact shall pay such Transfer Taxes in the event of an undisputed termination pursuant to Section 25.1(a) or 25.2(a) or reimburse Wachovia for such Transfer Taxes within thirty (30) days after the resolution of a disputed termination pursuant to Section 25.1(a) or 25.2(a).  At Wachovia’s request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase.  In the case of Genpact leased Equipment, Genpact shall (A) represent and warrant that the lease is not in default, (B) represent and warrant that all undisputed payments thereunder have been made through the date of transfer, and (C) notify Wachovia of any material lessor defaults of which it is aware at the time.

(iii)          Genpact Subcontracts and Third Party Contracts.  Genpact shall inform Wachovia of subcontracts or Third Party Contracts primarily used by Genpact, Genpact Subcontractors or Genpact Affiliates to perform the Services.  Genpact shall, at Wachovia’s request, cause any such Subcontractors, Genpact Affiliates, or third party contractors to permit Wachovia or a Wachovia Affiliate to assume prospectively any or all such contracts or to enter into new contracts with Wachovia or a Wachovia Affiliate on substantially the same or more favorable terms and conditions, including price.  Genpact shall so assign the designated subcontracts and Third Party Contracts to Wachovia or such Wachovia Affiliate as of the expiration or termination date or the completion of any Termination Assistance Services requiring such subcontracts or Third Party Contracts requested by Wachovia under Section 26.1, whichever is later.  Unless otherwise agreed by Wachovia, there shall be no charge or fee imposed on Wachovia or a Wachovia Affiliate by Genpact or its Subcontractors, Affiliates or third party contractors for such assignment.  Genpact shall (A) represent and warrant that, it is not in default under such subcontracts and Third Party Contracts, (B) represent and warrant that all undisputed payments thereunder through the date of assignment are current, and (C) notify Wachovia of any material Subcontractor or third party contractors defaults with respect to such subcontracts and Third Party Contracts of which it is aware at the time.

(iv)          Multi-Client Subcontracts and Third Party Contracts.  In addition to its obligations under Section 26.2(d)(iii), Genpact shall use commercially reasonable efforts to make available to Wachovia, on behalf of Wachovia and the Eligible Recipients and pursuant to reasonable terms and conditions, any Subcontractor or third party services then being utilized by Genpact in the performance of the Services.  Genpact shall retain the right to utilize any such Subcontractor or third party services in connection with the performance of services for any other Genpact customer.  Wachovia and the Eligible Recipients shall retain the right to contract directly with any Subcontractor or third party previously utilized by Genpact to perform any Services or to assume Genpact’s contract with such Subcontractor or third party to the extent provided in Section 26.2(d)(iii).

(g)           Identification of Sublicensees.  Prior to the end of the applicable Termination Assistance Period, Wachovia shall notify Genpact of those Wachovia Affiliates and other Eligible Recipients to which Wachovia has or will grant sublicenses under Section 26.2(c)(i) or (d) as of the end of such Termination Assistance Period.  Thereafter, Wachovia shall notify Genpact of other Wachovia Affiliates or Eligible Recipients to which Wachovia grants sublicenses under Section 26.2(c)(i) or (d).

26.3        Stranded Costs.

Subject to the description and the cap specified in the applicable Statement(s) of Work, “Stranded Costs” shall be calculated in accordance with Schedule I.

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27.          GENERAL

27.1        Binding Nature and Assignment.

(a)           Binding Nature.  This Agreement will be binding on the Parties and their respective successors and permitted assigns.

(b)           Assignment.  Neither Party may, or will have the power to, assign this Agreement without the prior consent of the other, except in the following circumstances:

(i)            Wachovia may assign its rights or obligations under this Agreement, without the approval of Genpact, to an Affiliate which expressly assumes Wachovia’s obligations and responsibilities hereunder, provided Wachovia remains fully liable for and is not relieved from the full performance of its obligations under this Agreement; and

(ii)           Either Party may assign its rights and obligations under this Agreement, without the approval of the other Party, to an Entity acquiring, directly or indirectly, Control of the assigning Party, an Entity into which the assigning Party is merged, or an Entity acquiring all or substantially all of the assigning Party’s assets, provided the acquirer or surviving Entity agrees to be bound by the terms and conditions of this Agreement.

(c)           Impermissible Assignment.  Any attempted assignment that does not comply with the terms of this Section 27.1 shall be null and void.

27.2        Entire Agreement; Amendment.

This Agreement, including any attachments referred to herein and attached hereto and the Statements of Work, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof.  There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein.  This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement.  No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

27.3        Notices.

(a)           Primary Notices.  Any notice, notification, request, demand or determination provided by a Party pursuant to the following:

(i)            Section 4.6(a) (Use of Third Parties – Right of Use);

(ii)           Section 4.7 (Notice of Adverse Impact);

(iii)          Section 6.11 (Notice of Defaults);

(iv)          Section 10.2 (Force Majeure);

(v)           Section 12.4 (Extraordinary Events);

(vi)          Section 15.4(d) (Loss of Proprietary Information);

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(vii)         Section 21.4 (Indemnification Procedures);

(viii)        Section 21.5 (Indemnification Procedures – Government Claims);

(ix)           Section 24.1 (Informal Dispute Resolution);

(x)            Article 25 (Termination);

(xi)           Article 26 (Termination Assistance Services and Exit Rights); and

(xii)          Section 27.1 (Binding Nature and Assignment)

shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (A) by hand, (B) by an express courier with a reliable system for tracking delivery, or (C) by registered or certified mail, return receipt requested, postage prepaid.  Unless otherwise notified, the foregoing notices shall be delivered as follows:

In the case of Wachovia:

Macro*World Research Corporation
201 S. College Street
Charlotte, North Carolina 28244-1116
Attention: Strategic Sourcing Group

with a copy to:

Wachovia Corporation
One Wachovia Center
301 South College Street
Charlotte, NC  28288-0013
Attention: General Counsel

and

In the case of Genpact:

Genpact International
65, Boulevard Grande Duchesse Charlotte
L-1331 Luxembourg
Attention: Board of Managers

with a copy to:

Genpact International
DFL City – Phase V
Sector 53, Gurgaon – 122002
Haryana State, India
Attention:  General Counsel

(b)           Other Notices.  All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 27.3(a), may be sent in hard copy in the manner specified in Section 27.3(a), or by e-mail transmission (where receipt is

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acknowledged by the recipient) or facsimile transmission (with acknowledgment of receipt from the recipient’s facsimile machine) to the addresses set forth below:

In the case of Wachovia:

Macro*World Research Corporation
201 S. College Street
Charlotte, North Carolina 28244-1116
Attention: Strategic Sourcing Group
Facsimile No:  (704) 383-6293

with a copy to:

Wachovia Corporation
One Wachovia Center
301 South College Street
Charlotte, NC  28288-0013
Attention: General Counsel
Facsimile No.:  (704) 383-6293

and

In the case of Genpact:

Genpact International
65, Boulevard Grande Duchesse Charlotte
L-1331 Luxembourg
Attention: Board of Managers
Facsimile No:  +35 2 26 383 509

with a copy to:

Genpact International
DFL City – Phase V
Sector 53, Gurgaon – 122002
Haryana State, India
Attention:  General Counsel
Facsimile No:  +91 124 502 2205

(c)           Notice of Change.  A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

27.4        Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

27.5        Headings.

The Article and Section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

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27.6        Relationship of Parties.

Genpact, in furnishing services to Wachovia and the Eligible Recipients hereunder, is acting as an independent contractor, and Genpact has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Genpact under this Agreement.  The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose. Except as expressly provided in this Agreement, Genpact is not an agent of Wachovia or the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind Wachovia or the Eligible Recipients as to any matters, except as expressly authorized in this Agreement.

27.7        Severability.

In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by applicable Law.

27.8        Consents, Approvals and Requests.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.  An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.  Each Party shall make only reasonable requests under this Agreement, except to the extent that a request by Wachovia is being made at the request of a Governmental Entity having jurisdiction over Wachovia.

27.9        Waiver of Default; Cumulative Remedies.

(a)           Waiver of Default.  A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof.  A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.  All waivers must be in writing and signed by the Party waiving its rights.

(b)           Cumulative Remedies.  All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at Law, in equity, by contract or otherwise.

27.10      Survival.

The terms of Section 2, Section 3.4, Section 7.2, Section 8.8(b), Article 12, Article 13 (to the extent that Charges are unpaid), Article 14, Article 15, Article 16, Section 18.3, Section 18.4, Section 18.5, Section 18.6, Section 18.10, Section 18.11, Article 20, Article 21, Article 22, Section 23.6, Section 23.7, Section 23.9(a), Article 24, Article 25, Article 26, Section 27.1, Section 27.2, Section 27.3, Section 27.5, Section 27.7, Section 27.9, this Section 27.10, Section 27.11, Section 27.12, Section 27.13, Section 27.14, Section 27.15, Section 27.16, Section 27.17, Section 27.18, Section 27.20 and Section 27.21 and the

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guarantee by Wachovia Corporation on the signature page hereof shall survive the expiration or termination of this Agreement.

27.11      Publicity.

Neither Party shall use the other Party’s name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior consent of the other Party prior to each such use or release. Genpact shall not make any public statements about this Agreement, the Services or its relationship with Wachovia and/or the Eligible Recipients without Wachovia’s prior approval.

27.12      Service Marks.

Each Party agrees that it shall not, without the other Party’s prior consent, use any of the names, service marks or trademarks of that Party in any of its advertising or marketing materials.

27.13      Export.

The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions.  No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations.  To the extent within Genpact’s control, Genpact shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

27.14      Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, Wachovia and Genpact.  This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, Eligible Recipients, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

27.15      Covenant Against Pledging.

Genpact agrees that, without the prior consent of Wachovia, it shall not include this Agreement or future revenues under this Agreement as part of any financial securitization.  To the extent Wachovia permits Genpact to do so, Genpact shall continue to be Wachovia’s sole point of contact with respect to this Agreement, including with respect to payment.  Any person or Entity that is a party to such financial securitization shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Wachovia.

27.16      Order of Precedence.

In the event of a conflict between the terms in the body of this Agreement and any of the Schedules and Exhibits or Statements of Work (or any documents referred to therein), then the terms in the body of this Agreement shall prevail, unless the Statement of Work expressly states that a provision is intended to supersede a term of this Agreement.

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27.17      Hiring of Employees.

(a)           Solicitation and Hiring.  Except as expressly set forth herein, during the Term and for a period of [[[***]]] thereafter, Genpact will not solicit for employment directly or indirectly, nor employ, any employees of Wachovia or an Eligible Recipient or individual Wachovia Third Party Contractors without the prior approval of Wachovia.  Except as expressly set forth herein in connection with the expiration or termination of this Agreement, during the Term and for a period of [[[***]]], Wachovia will not solicit for employment directly or indirectly, nor employ, any employee of Genpact involved in the performance of Genpact’s obligations under this Agreement without the prior consent of Genpact.  This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

(b)           Publications.  Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements shall be deemed a breach of this Section 27.17, unless the advertisement and solicitation is undertaken as a means to fraudulently circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

27.18      Further Assurances.

Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

27.19      Liens.

Genpact shall not file, or by its action or inaction permit, any liens to be filed on or against property or realty of Wachovia or any Eligible Recipient of which Genpact has actual knowledge.  In the event that any such liens arise as a result of Genpact’s action or inaction, Genpact will obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within ten (10) business days.  If Genpact fails to do so, Wachovia may, in its sole discretion, pay the amount of such lien, and/or  deduct such amounts from payments due to Genpact.

27.20      Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

27.21      Remarketing.

Wachovia may not remarket all or any portion of the Services provided under this Agreement or any Statement of Work, or make all or any portion of the Services available to any party, other than Wachovia and the Eligible Recipients, without the prior consent of Genpact.

27.22      Acknowledgment.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Macro*World Research Corp	Genpact International

By:	By:

Name:	Name:

Title:	Title:

Date: November 30, 2005	Date: November 30, 2005

Wachovia Corporation hereby guarantees the performance and payment obligations of Macro*World Research Corporation under this Agreement.

Wachovia Corporation

By:

Name:

Title:

Date:	November 30, 2005

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Schedule A

Definitions

The following terms, when used in the Agreement or any Schedule to the Agreement, shall have the meanings specified below.

(1)           “Acceptance” means the determination, in Wachovia’s reasonable discretion, and in accordance with the criteria agreed to by the Parties, following implementation, installation, testing and execution in the production environment for an agreed upon number of business cycles, if applicable, that Software, Equipment, Systems and/or other contract deliverables are in compliance in all material respects with the Specifications.

(2)           “Acquired Assets” means the Equipment, Software and other assets owned or controlled by Wachovia or the Eligible Recipients and listed in a Statement of Work that Genpact shall acquire as of the SOW Commencement Date.

(3)           “Additional Resource Charge” or “ARC” is the charge per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by Wachovia and the Eligible Recipients exceeds the Resource Baseline for such Resource Unit set forth in the applicable Statement of Work.  The total additional charges will be calculated by multiplying the Additional Resource Charge by the number of Resource Units in excess of the Resource Baseline actually consumed by Wachovia and the Eligible Recipients.

(4)           “Affiliate” means, with respect to any Entity, any other Entity Controlling, Controlled by or under common Control with such Entity at the time in question.

(5)           “Affiliate Subcontractor” has the meaning given in Section 9.8(a).

(6)           “Agreement” has the meaning given in the preamble to this Agreement.

(7)           “Allocation of Pool Percentage” means the portion of the Pool Percentage Available for Allocation that is specified for a Performance Category. The total of all Allocation of Pool Percentages shall not exceed the Pool Percentage Available for Allocation.

(8)           “Applications Software” or “Applications” means those software application programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) used to support day-to-day business operations and accomplish specific business objectives to the extent a Party has financial or operational responsibility for such programs or programming under a Statement of Work.  Applications Software includes all such programs or programming that are identified in Statements of Work.  Applications Software also shall include all such programs or programming developed and/or introduced by or for Wachovia on or after the SOW Commencement Date, which shall be added to the applicable Statement of Work pursuant to amendment(s) to such Statement of Work, to the extent a Party has financial or operational responsibility for such programs or programming under such Statement of Work.

(9)           “At Risk Amount” has the meaning given in Section 7.1(c)(ii).

(10)         “Audit Period” has the meaning given in Section 14.1.

(11)         “Bankruptcy Code” has the meaning given in Section 25.6(b).

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(12)         “Bankruptcy Rejection” has the meaning given in Section 25.6(b).

(13)         “Benchmark Standard” has the meaning given in Section 12.8(c)(i).

(14)         “Benchmarker” has the meaning given in Section 12.8(a).

(15)         “Benchmarking” has the meaning given in Section 12.8(a).

(16)         “Change Control Procedures” has the meaning given in Section 9.6.

(17)         “Charges” means the amounts set forth in this Agreement, including in Article 12, Schedule O and/or the applicable Statement of Work, as charges for the Services.

(18)         “Consents” means the Wachovia Consents and the Genpact Consents, collectively.

(19)         “Contract Records” has the meaning given in Section 14.1.

(20)         “Contract Year” means a period during the Term or applicable Termination Assistance Period commencing on the Effective Date or an anniversary thereof and ending on the date one (1) year thereafter (or, if earlier, on the last day of the Term).  With respect to any Statement of Work, a Contract Year shall mean a period, including any Termination Assistance Period under such Statement of Work, commencing on the SOW Commencement Date or an anniversary thereof and ending on the date one (1) year thereafter (or, if earlier, on the last day of the SOW Term).  If any Contract Year for this Agreement or for any Statement of Work is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period.

(21)         “Contracted Work” in respect of a Statement of Work means the (a) product of (i) the average monthly Charges under the applicable Statement of Work during the twelve (12) full calendar months prior to the date of notice of termination in respect of such Statement of Work, multiplied by (ii) the whole number of calendar months between the Effective Date of Termination of such Statement of Work and the end of the SOW Term if such Statement of Work had not been terminated (but not including any SOW Renewal Period that has not been exercised), minus (b) Charges in respect of the Termination Assistance Period.

(22)         “Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of at least 50% of the aggregate of all voting equity interests in an Entity; (b) the right to appoint, directly or indirectly, a majority of the board of directors; (c) the right to control, directly or indirectly, the management or direction of the Entity by contract or corporate governance document; or (d) in the case of a partnership, the holding by an Entity (or one of its Affiliates) of the position of sole general partner.

(23)        “Corporate Readiness Assessment Program” means Wachovia’s then-current Corporate Readiness Assessment Program.

(24)         “Critical Deliverables” means any deliverable under a Statement of Work for which a Deliverable Credit is specified.

(25)         “Critical Service Level” has the meaning given in Section 7.1(b).

(26)         “Deliverable Credits” has the meaning given in Section 7.2(e).

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(27)         “Deliverables” has the meaning given in Section 16.5(c).

(28)         “Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.

(29)         “Developed Materials” means any Software or Materials, or any modifications, enhancements or Derivative Works thereof, developed by or on behalf of Genpact for Wachovia or the Eligible Recipients in connection with or as part of the Services.

(30)         “Development Tools” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used in the development, testing, deployment and maintenance of Applications to the extent a Party has financial or operational responsibility for such programs or programming under a Statement of Work.  Development Tools shall include all such products in use or required to be used as of the SOW Commencement Date, including those set forth in the applicable Statement of Work, those as to which the license, maintenance or support costs are included in the Wachovia Base Case, and those as to which Genpact received reasonable notice and/or access prior to the SOW Commencement Date.  Development Tools also shall include all such products selected and/or developed by or for Wachovia or the Eligible Recipients on or after the SOW Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under a Statement of Work.

(31)         “Direct Benefit” has the meaning given in Section 12.9(a).

(32)         “Direct Damages Claim” has the meaning given in Section 22.2.

(33)         “Disaster Recovery Plan” has the meaning given in Section 10.1(b).

(34)         “Dispute” has the meaning given in Section 24.2.

(35)         “Earnback” means the potential return of Service Level Credits as described in Section 7.2(b).

(36)         “Earnback Credit” has the meaning given in Section 7.2(b)(ii).

(37)         “Effective Date” has the meaning given in the preamble to this Agreement.

(38)         “Electronic Incident” has the meaning given in Section 15.2(g).

(39)         “Eligible Recipients” means, collectively, and to the extent such individual or Entity is receiving Services under this Agreement, the following:

(a)           any Entity that is an Affiliate of Wachovia Corporation on the Effective Date, or thereafter becomes an Affiliate of Wachovia Corporation;

(b)           any Entity that purchases, after the Effective Date, all or substantially all of the assets of Wachovia Corporation, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

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(c)           any Entity into which Wachovia merges or consolidates, provided that such Entity has assumed Wachovia’s obligations under this Agreement and agrees in writing to be bound by the terms and conditions of this Agreement;

(d)           any Entity in which, on or after the Effective Date, Wachovia or any Affiliate of Wachovia has a significant ownership interest (at least thirty-three percent (33%)) and as to which Wachovia or such Affiliate has management or operational responsibility;

(e)           any individual or Entity engaged in the provision of products or services to Wachovia or an Eligible Recipient identified in clauses (a) through (d) (e.g., contract personnel working at a Wachovia Site or an outsourcer to Wachovia and/or one or more Eligible Recipients), but only to the extent the receipt of Services under this Agreement is necessary to enable such individual or Entity to provide such products or services to Wachovia or such Eligible Recipient;

(f)            any customer of an Eligible Recipient identified in clauses (a) through (d), but only to the extent the receipt of Services under this Agreement is necessary to enable such customer to obtain the benefit of the product or services from such Eligible Recipient; and

(g)           other Entities to which the Parties agree.

(40)         “Entity” means a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity.

(41)         “Equipment” means all computing, networking, telecommunications and other equipment (hardware and firmware) procured, provided, operated, supported, or used by Wachovia, Genpact or Eligible Recipients in connection with the Services, including (A) mainframe, midrange, server and distributed computing equipment and associated attachments, features, accessories, peripheral devices, and cabling, (B) personal computers, laptop computers, terminals, workstations and personal data devices and associated attachments, features, accessories, printers, multi-functional printers, peripheral or network devices, and cabling, and (C) voice, data, video and wireless telecommunications and network and monitoring equipment and associated attachments, features, accessories, cell phones, peripheral devices, and cabling.

(42)         “Executive Committee” has the meaning given in Schedule K.

(43)         “Executive Management Team” has the meaning given in Section 8.3(a).

(44)         “Expected Service Level” has the meaning given in Section 7.1(b).

(45)         “Expected Service Level Default” means [[[***]]].

(46)         “Extraordinary Event” has the meaning given in Section 12.4(a).

(47)         “Full Production Date” has the meaning given in Schedule B.

(48)         “Full Time Equivalent” or “FTE” means a level of effort (whether by one person or more than one person), excluding vacation, holidays, training, administrative and other non-productive time, equivalent to that which would be provided by one person working full time for one year.

(49)         “Genpact” has the meaning given in the preamble to this Agreement.

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(50)         “Genpact Competitor” means each of the following entities:  (a) Accenture, (b) IBM, (c) TCS, (d) Infosys, (e) EXL, (d) Wipro, (e) EDS and (f) WNS.

(51)         “Genpact Consents” means the consents (if any) required to be obtained:  (a) to grant Wachovia and the Eligible Recipients the right to use and/or access the Genpact Owned Materials, Third Party Software and Equipment acquired, operated, supported or used by Genpact in connection with providing the Services; (b) to assign or transfer to Wachovia, the Eligible Recipients or their designee(s) any Developed Materials; (c) to assign or transfer to Wachovia, the Eligible Recipients or their designee(s) Genpact Owned Materials, Third Party Software, Third Party Contracts, Equipment leases or other rights following the applicable SOW Term to the extent provided in the applicable Statement of Work; and (d) all other consents (other than Wachovia Consents) required from third parties in connection with Genpact’s provision of the Services or performance of its obligations hereunder.

(52)         “Genpact Facilities” means, individually and collectively, the facilities owned or leased by Genpact or its Affiliates or Subcontractors from which Genpact or its Affiliates or Subcontractors provide any Services.

(53)         “Genpact Internal Enabling Functions Plan” has the meaning given in Section 10.1(a).

(54)         “Genpact Laws” has the meaning given in Section 19.2.

(55)         “Genpact Owned Materials” has the meaning given in Section 16.3(a).

(56)         “Genpact Owned Software” means any Software owned by Genpact or its Affiliates and used to provide the Services.

(57)         “Genpact Personnel” means those employees, representatives, contractors, subcontractors and agents of Genpact or Subcontractors who perform any Services under this Agreement.

(58)         “Genpact Relationship Manager” has the meaning given in Schedule K.

(59)         “Genpact’s systems or networks” has the meaning given in Section 15.2(g).

(60)         “Genpact Third Party Materials” has the meaning given in Section 16.5(f).

(61)         “Global Operations Leader” shall have the meaning given in Section 8.2.

(62)         “Governmental Entity” means any court, tribunal, arbiter, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, country, city or other political subdivision.

(63)         “Historic Level” has the meaning given in Section 22.3(a).

(64)         “Income Taxes” means any tax on or measured by the net income of a Party (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or taxes which are of the nature of excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax for the privilege of doing business.

(65)         “Initial Term” has the meaning given in Section 3.1.

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(66)         “Key Employees” means the Executive Management Team and such additional Genpact Personnel as may be designated a “Key Employee” in accordance with Article 8.

(67)         “Key Measurement” has the meaning set forth in Section 7.1(b).

(68)         “Key Wachovia Competitors” means [[[***]]].

(69)         “Laws” means all national, intergovernmental, common law, federal, state, provincial, regional, territorial and local laws, statutes, ordinances, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof, including Privacy Laws.  Laws shall include the Gramm-Leach-Bliley Act of 1999, generally accepted accounting principles (GAAP), applied in accordance with SAS-69, and generally accepted auditing standards (GAAS), as such principles and standards may be modified during the Term by the Public Company Accounting Oversight Board or other applicable authorities.

(70)         “Losses” means all losses, liabilities, damages, fines, penalties and claims (including taxes), and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

(71)         “Major Release” means a new version of Software that includes changes to the architecture and/or adds new features and functionality in addition to the original functional characteristics of the preceding software release. These releases are usually identified by full integer changes in the numbering, such as from “7.0” to “8.0,” but may be identified by the industry as a major release without the accompanying integer change.

(72)         “Malicious Code” means (a) any code, program, or sub-program whose knowing or intended purpose is to (i) damage or interfere with the operation of the computer system containing the code, program or sub-program, (ii) halt, disable or interfere with the operation of the Software, code, program, or sub-program or any other Software, Equipment, Materials or Systems, or (iii) reveal any Wachovia Data or other information accessed through, or processed by the applicable Software to anyone outside of Wachovia without Wachovia’s explicit knowledge and prior approval, or (b) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code without Wachovia’s explicit knowledge.

(73)         “Managed Third Parties” means the Wachovia Third Party Contractors listed in a Statement of Work as “Managed Third Parties” and any substitute or replacement third party contractors reasonably designated by Wachovia.

(74)         “Management Fee” has the meaning given in Schedule O.

(75)         “Management Tools” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used by Genpact to deliver and manage the Services.  Management Tools shall include all such products in use or required to be used as of the SOW Commencement Date, including those set forth in the applicable Statement of Work, those as to which the license, maintenance or support costs are included in the Wachovia Base Case, and those as to which Genpact received reasonable notice and/or access prior to the SOW Commencement Date.  Management Tools also shall include all such products selected and/or developed by or for Wachovia, the Eligible Recipients or Genpact on or after the SOW Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under the applicable Statement of Work.

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(76)         “Management Procedures Manual” means a document setting forth non-Statement of Work specific procedures for the interaction of the Parties, including (i) the procedures for interaction and communication of the Executive Management Team with the Wachovia team managing the overall relationship with Genpact and (ii) the processes, methodologies and controls to be implemented and use by Genpact to ensure overall compliance with Genpact Laws and, subject to Article 19, Wachovia Laws.

(77)         “Materials” means, collectively, Software, literary works, other works of authorship, specifications, designs, analyses, processes, methodologies, concepts, inventions, know-how, programs, program listings, programming tools, documentation, user manuals, reports, drawings, databases, spreadsheets, financial models, machine readable text and files and work product, whether tangible or intangible.

(78)         “Minimum Service Level” has the meaning given in Section 7.1(b).

(79)         “Minimum Service Level Default” means Genpact’s level of performance for a particular Service Level fails to meet the applicable Minimum Service Level at any time.

(80)         “Minor Release” means a scheduled Software release containing small functionality updates and/or accumulated resolutions to Software defects or non-conformances made available since the immediately preceding release (whether Major Release or Minor Release).  Minor Releases shall include “Maintenance Releases” which are supplemental to and made available between Major Releases and other Minor Releases, issued and provided under specific vendor service level or maintenance obligations and contain only accumulated resolutions or mandated changes.  These releases are usually identified by a change in the decimal numbering of a release, such as “7.12” to “7.13.”

(81)         “New Advances” has the meaning given in Section 9.9(b).

(82)         “Non-affiliate Subcontractor” has the meaning given in Section 9.8(a).

(83)         “Notice of Election” has the meaning given in Section 21.4(a).

(84)         “Object Code” means, with respect to Software, all machine-readable instructions for the Software.

(85)         “Operating Council” has the meaning given in Schedule K.

(86)         “Operational Losses” means financial losses (including direct expenses, write-downs, restitution, quantifiable loss of income, settlements, judgments, fines or penalties) from failed transaction processing or process management (including transaction capture, execution and maintenance; monitoring and reporting; customer intake and documentation; and customer/client account management) or from relations with trade counter parties and vendors and suppliers.  Losses under a Statement of Work specifying a Historic Level of Operational Losses that are of the type or types included in the Historic Level shall be deemed to be direct damages and not indirect, incidental or consequential damages.  Otherwise, Operational Losses shall not include damages that are excluded pursuant to Section 22.4.

(87)         “Out-of-Pocket Expenses” means reasonable, demonstrable and actual out-of-pocket expenses due and payable to a third party by Genpact for which Genpact is entitled to be reimbursed by Wachovia under this Agreement.  Out-of-Pocket Expenses shall not include Genpact’s overhead costs (or allocations thereof), general and/or administrative expenses or other mark-ups, Out-of-

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Pocket Expenses shall be calculated at Genpact’s actual incremental expense and shall be net of all rebates and allowances.

(88)         “Parties” and “Party” have the meaning given in the preamble to this Agreement.

(89)         “Pass-Through Expenses” means the expenses, if any, listed in the applicable Statement of Work, for which Wachovia has agreed in advance to be financially responsible, in accordance with Article 12 of this Agreement, following processing and review of the third party invoice by Genpact for accuracy.

(90)         “Performance Category” means a grouping of Critical Service Levels as set forth in a Statement of Work.

(91)         “Permitted Assigns” means assignees that would be permissible assignees under Section 27.1(b)(i) or (ii).

(92)         “Pool Percentage Available for Allocation” has the meaning given in Section 7.1(c)(i).

(93)         “Policy and Procedures Manual” has the meaning given in Section 9.1(b).

(94)         “Presumptive Service Levels” means those Service Levels identified in Exhibit F to a Statement of Work as a Presumptive Service Level.

(95)         “Privacy Laws” means the Laws relating to data privacy, trans-border data flow or data protection (e.g., the implementing legislation and regulations of the European Union member states under the European Union Directive 95/46/EC), including any rules, regulations, directives, principles and policies of Wachovia or an Eligible Recipient or any self-regulatory organizations to which Wachovia or an Eligible Recipient belongs.

(96)         “Proprietary Information” has the meaning given in Section 15.4(a).

(97)         “Quality Assurance” means the actions, planned and performed, to provide confidence that all business processes, Systems, Equipment, Software and components of such Systems, Equipment and Software that influence the quality of the Services are working as expected, both individually and collectively.

(98)         “Recoverable Taxes” means any tax on goods or services where the payer of the tax is able to claim a credit for that tax from a Tax Authority, and includes goods and services taxes, harmonized sales taxes, value added taxes and other similar taxes.

(99)         “Reduced Resource Credit” or “RRC” means the credit per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by the Eligible Recipients falls below the Resource Baseline for utilization of such Resource Unit set forth in the applicable Statement of Work.  The total credit will be calculated by multiplying the Reduced Resource Credit by the number of Resource Units below the Resource Baseline actually consumed by the Eligible Recipients.

(100)       “Renewal Term” has the meaning set forth in Section 3.2.

(101)       “Reports” has the meaning set forth in Section 9.2(a).

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(102)       “Resource Baselines” means the estimated number of Resource Units to be required and/or consumed by Wachovia and the Eligible Recipients during a defined period of time and included in any periodic Charges specified in a Statement of Work.

(103)       “Resource Unit” or “RU” means a measurable device, unit of consumption, staffing level, or other resource that is associated with the Services, as described in Schedule O, that is measured to determine Wachovia’s and the Eligible Recipients’ actual utilization of such resource compared to the applicable Resource Baseline for purposes of calculating Additional Resource Charges and Reduced Resource Credits as described in Schedule O or the applicable Statement of Work.

(104)       “Retained Systems and Business Processes” means those systems and business processes of Wachovia or an Eligible Recipient for which Genpact has not assumed responsibility under this Agreement (including those provided, managed, operated, supported and/or used on their behalf by Wachovia Third Party Contractors).  Retained Systems and Business Processes include equipment and software associated with such systems and business processes.

(105)       “Reviews” has the meaning given in Section 15.2(h).

(106)       “Root Cause Analysis” means the formal process to be used by Genpact to diagnose the underlying cause of problems at the lowest reasonable level so that corrective action can be taken that will eliminate repeat failures.

(107)       “Rules” has the meaning given in Section 24.2.

(108)       “SAS” has the meaning given in Section 14.9(a).

(109)       “SEI CMM Level 5” means Level 5 of the Capability Maturity Model Integration developed by the Carnegie Mellon Software Engineering Institute or any equivalent successor thereof developed by the Carnegie Mellon Software Engineering Institute.

(110)       “Service Level Credit Allocation Percentage” means the percentage of the Allocation of Pool Percentage allocated to a Critical Service Level within a Performance Category.

(111)       “Service Level Credits” has the meaning given in Section 7.2(a).

(112)       “Service Level Default” means a Minimum Service Level Default or an Expected Service Level Default

(113)       “Service Levels” means, individually and collectively, the performance standards for the Services set forth in the applicable Statement of Work.

(114)       “Service Taxes” means all sales, service, value-added, use, excise, consumption and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by Wachovia or the Eligible Recipients from Genpact, including US Service Taxes but excluding Recoverable Taxes and Income Taxes.

(115)       “Services” has the meaning given in Section 4.1(a).

(116)       “Software” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto), including Applications, Development Tools, Management Tools, and Systems Software.

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(117)       “Source Code” means, with respect to Software, all human-readable computer programming statements, instructions and commands and all associated programmer notes, comments, technical language specifications, design specifications, interface specifications, program specifications, maintenance utilities, listings of proprietary or third-party system utilities (including compiler, interpreter and/or assembler descriptions), development programs, descriptions of system/program generation, and descriptions of programs not owned by the developer or present owner but required for use and/or support; all sufficient to enable any reasonably competent programmer trained in the applicable programming language to create, maintain and/or enhance the Software without reference to any other materials or assistance.

(118)       “SOW Commencement Date” means, with respect to a Statement of Work, the date set forth in the applicable Statement of Work as the date on which Genpact will commence provision of the Services under such Statement of Work.

(119)       “SOW Initial Term” has the meaning given in Section 3.3(a).

(120)       “SOW Renewal Term” has the meaning given in Section 3.3(b).

(121)       “SOW Term” has the meaning given in Section 3.3(b).

(122)       “Specifications” means, with respect to Software, Equipment, Systems or other contract deliverables to be designed, developed, maintained, modified, enhanced, delivered, integrated, installed and/or tested by Genpact, the technical, design and/or functional specifications set forth in third party vendor standard documentation, in a Statement of Work or otherwise agreed upon by the Parties.

(123)       “Statement of Work” means each document in the format set forth in Schedule B that is executed by the Parties pursuant to Section 4.2 and that details the work effort and further describes the Services to be performed by Genpact.

(124)       “Step-In Events” has the meaning given in Section 10.5(a).

(125)       “Stranded Costs” has the meaning given in Schedule I.

(126)       “Strategic Plan” means the plans that may be periodically developed by Wachovia that set forth Wachovia’s key business objectives and requirements and outline its strategies for achieving such objectives and requirements.  Wachovia may revise the Strategic Plan from time to time.  The Strategic Plan is likely to include both annual and multi-year strategies, objectives and requirements.

(127)       “Subcontractors” means Affiliate Subcontractors and Non-affiliate Subcontractors of Genpact, collectively.

(128)       “System” means an interconnected grouping of manual or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, Upgrades or enhancements to such System, to the extent a Party has financial or operational responsibility under a Statement of Work for such System or System components.  System shall include all Systems in use or required to be used as of the SOW Commencement Date, all additions, modifications, substitutions, Upgrades or enhancements to such Systems and all Systems installed or developed by or for Wachovia, the Eligible Recipients or Genpact following the SOW Commencement Date.

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(129)       “Tax Authority” means any federal, state, provincial, regional, territorial, local or other fiscal, revenue, customs or excise authority, body or official competent to impose, collect or asses tax.

(130)       “Technology and Business Process Evolution” means any improvement, upgrade, addition, modification, replacement, or enhancement to the standards, policies, practices, processes, procedures, methods, controls, scripts, product information, technologies, architectures, standards, Applications, Equipment, Software, Systems, tools, products, transport systems, interfaces and personnel skills associated with the performance of the in-scope business process products and services in line with the best practices of leading providers of such products and services.  Genpact’s obligations with respect to Technology and Business Process Evolution apply not only to the Services performed by Genpact, but also to its support of the related business processes and functions performed by or for Wachovia and the Eligible Recipients.  Technology and Business Process Evolution includes (a) higher capacity, further scaling and commercializing of business processes, more efficient and scalable business processes, new versions and types of applications and systems/network software, new business or IT processes, and new types of hardware and communications equipment that will enable Genpact to perform the Services more efficiently and effectively as well as enable Wachovia and the Eligible Recipients to meet and support their business requirements and strategies and (b) any change to the Equipment, Software or methodologies used to provide the Services that is necessary to bring that function, Equipment or Software or those methodologies into line with the Wachovia Standards and/or current industry standards.

(131)       “Technology and Business Process Plan” has the meaning given in Section 9.10(a).

(132)       “Term” has the meaning given in Section 3.2.

(133)       “Termination Assistance Period” means, in respect of a Statement of Work, the applicable period requested by Wachovia pursuant to Section 26.1(a)(i), as such period may be extended pursuant to Section 26.1(a)(ii) or 26.1(c).

(134)       “Termination Assistance Services” means the termination and expiration assistance requested by Wachovia to effect and facilitate the orderly transfer of the Services to Wachovia, the Eligible Recipients or Wachovia Third Party Contractors, as such assistance is further described in Section 26.1 and the applicable Statement of Work.

(135)       “Termination Charge” shall mean an amount payable by Wachovia upon termination of a Statement of Work or the Agreement subject to and in accordance with Section 12.4(c), 25.3, 25.4 or 25.8.

(136)       “Third Party Contracts” means all agreements (including Equipment leases) between third parties and Wachovia or Genpact that have been or will be used to provide the Services to the extent a Party has financial or operational responsibility for such contracts under a Statement of Work.  Third Party Contracts shall include all such agreements in effect as of the SOW Commencement Date, including those contracts identified in the applicable Statement of Work, those as to which the costs are included in the Wachovia Base Case, and those as to which Genpact received reasonable notice and/or reasonable access prior to the SOW Commencement Date.  Third Party Contracts also shall include those third party agreements entered into by or for Wachovia, an Eligible Recipient or Genpact (or Genpact’s Subcontractors or Affiliates) after the SOW Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Contracts under the applicable Statement of Work.

(137)       “Third Party Materials” means intellectual property, Third Party Software, or other Materials that are owned by third parties and provided under license to Genpact (or Genpact Affiliates or

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Subcontractors) or Wachovia (or Eligible Recipients) and that have been or will be used to provide or receive the Services.  Third Party Materials include Materials owned by Subcontractors and used in the performance of the Services.

(138)       “Third Party Software” means all Software products (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are provided under license or lease to Genpact or Wachovia or an Eligible Recipient to the extent a Party has financial or operational responsibility for such Software products under a Statement of Work.  Third Party Software shall include all such programs or programming in use or required to be used as of the SOW Commencement Date, including those set forth in the applicable Statement of Work, those as to which the license, maintenance or support costs are included in the Wachovia Base Case, and those as to which Genpact received reasonable notice and/or access prior to the SOW Commencement Date.  Third Party Software also shall include all such programs or programming licensed and/or leased after the SOW Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Software under the applicable Statement of Work.

(139)       “Transfer Taxes” means stamp, transfer, excise, documentary, sale, use, registration and other taxes and fees levied by a Tax Authority or Governmental Entity in connection with the transfer of assets.

(140)       “Transition Milestone” means each date identified on a Transition Plan as a milestone by which Genpact shall have completed a certain task or set of tasks in the Transition Plan in a manner acceptable to Wachovia.

(141)       “Transition Period” means, with respect to a Statement of Work that includes Transition Services, the period that commences on the date the Statement of Work is signed by the Parties and expires on the date specified for the completion of the Transition Services as specified in the Transition Plan for the Statement of Work, unless expressly extended in writing by Wachovia.

(142)       “Transition Plan” means, with respect to a Statement of Work that includes Transition Services, the plan set forth in the Statement of Work and developed pursuant to Section 4.4, which identifies (a) all material transition tasks and deliverables to be undertaken by Genpact in connection with the transition of all Services under the Statement of Work to Genpact, any applicable acceptance criteria, all enhancement projects to be completed during the Transition Period for such Statement of Work, and (b) the dates by which each will be completed by Genpact as set forth in the Statement of Work.

(143)       “Transition Services” means the services, functions and responsibilities described in Section 4.4 and the applicable Statement of Work to be performed by Genpact during the Transition Period for a Statement of Work.

(144)       “UCITA” means the Uniform Computer Information Transactions Act or any version or portion of the same implemented into Law.

(145)       “Unanticipated Change” has the meaning given in Section 12.5.

(146)       “Upgrade” and its derivatives mean updates, renovations, enhancements, additions and/or new versions or releases of Software or Equipment.  Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an Upgrade of Software or Equipment shall be allocated between the Parties in accordance with Section 6.6 and Exhibit C to Schedule D.

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(147)       “US Service Taxes” has the meaning given in Section 12.3(e)(i).

(148)       “Wachovia” has the meaning given in the preamble to this Agreement.

(149)       “Wachovia Auditor” has the meaning given in Section 14.2.

(150)       “Wachovia Base Case” means the summary financial base case attached to a Statement of Work, as well as the detailed financial and budget information underlying such summary base case.

(151)       “Wachovia Consents” means the consents (if any) required to be obtained:  (a) to assign or transfer to Genpact, or obtain for Genpact the right to use and/or access, any Wachovia licensed Third Party Software, Third Party Contracts or Equipment leases or Acquired Assets and (b) to grant Genpact the right to use and/or access the Wachovia licensed Third Party Software in connection with providing the Services.

(152)       “Wachovia Data” means any data or information of Wachovia or an Eligible Recipient that is provided to or obtained by Genpact in connection with the negotiation and execution of this Agreement or the performance of its obligations under this Agreement, including data and information with respect to the businesses, customer, operations, facilities, products, rates, regulatory compliance, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of Wachovia or an Eligible Recipient.  Wachovia Data also means any data or information relating to Wachovia or any Eligible Recipient, their vendors (other than Genpact), customers or products (a) created, generated, collected or processed by Genpact in the performance of its obligations under this Agreement, including data processing input and output, service level measurements, asset information, Reports, third party service and product agreements, contract charges, retained expenses and Pass-Through Expenses or (b) that resides in or is accessed through Software, Equipment or Systems provided, operated, supported, or used by Genpact in connection with the Services, as well as information derived from this data and information.

(153)       “Wachovia Facilities” means the facilities specified in one or more Statement of Works to be provided by Wachovia or the Eligible Recipient for the use of Genpact to the extent necessary to provide the Services under such Statement of Work(s).

(154)       “Wachovia Laws” has the meaning given in Section 19.1.

(155)       “Wachovia Owned Materials” has the meaning given in Section 16.1(a).

(156)       “Wachovia Owned Software” means Software owned by Wachovia or an Eligible Recipient and used, operated, maintained or supported by or on behalf of Genpact under or in connection with this Agreement.

(157)       “Wachovia Personal Data” means that portion of Wachovia Data that is subject to any Privacy Laws.

(158)       “Wachovia Privacy Policy” means Wachovia’s then-current corporate privacy policy.

(159)       “Wachovia Project Executive” has the meaning given in Section 11.1(a).

(160)       “Wachovia Provided Equipment” has the meaning given in Section 6.4(e).

(161)       “Wachovia Rules” has the meaning given in Section 6.9.

[[[***]]] CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Confidential Information of
Wachovia and Genpact

(162)       “Wachovia Sites” or “Sites” means the offices or other facilities at or to which Genpact is to provide the Services.

(163)       “Wachovia Standards” has the meaning set forth in Section 9.5(a).

(164)       “Wachovia Third Party Contractors” has the meaning given in Section 4.6(a)(ii).

(165)       “Wachovia Third Party Materials” has the meaning given in Section 16.5(b).

(166)       “Warranty Period” has the meaning given in Section 18.3(c).

(167)       “Yearly Performance Average” means the average of Genpact’s performance in a Performance Category over a twelve (12) month period, calculated using the same methodology as is used to calculate potential Service Level Credits for such Performance Category.

[[[***]]] CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Confidential Information of
Wachovia and Genpact